    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1999

                                                      REGISTRATION NO. 333-80981
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                SHOPNOW.COM INC.

             (Exact name of Registrant as specified in its charter)

          WASHINGTON                       7374                        91-1628103
 (State or other jurisdiction        (Primary Standard              (I.R.S. Employer
              of                        Industrial               Identification Number)
incorporation or organization)  Classification Code Number)

                             411 FIRST AVENUE SOUTH
                                SUITE 200 NORTH
                           SEATTLE, WASHINGTON 98101
                                 (206) 223-1996

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           --------------------------

                                DWAYNE M. WALKER
                            CHIEF EXECUTIVE OFFICER
                             411 FIRST AVENUE SOUTH
                                SUITE 200 NORTH
                           SEATTLE, WASHINGTON 98101
                                 (206) 223-1996
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

             JOHN A. FORE                           STEVEN C. KENNEDY
        PATRICK J. SCHULTHEIS                       JAMES E. NICHOLSON
           PAUL W. HARTZEL                           W. MORGAN BURNS
   Wilson Sonsini Goodrich & Rosati                  GORDON S. WEBER
       Professional Corporation                    Faegre & Benson LLP
         5300 Carillon Point                       2200 Norwest Center
   Kirkland, Washington 98033-7356               90 South Seventh Street
            (425) 576-5800                  Minneapolis, Minnesota 55402-3901
                                                      (612) 336-3000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 25, 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE SECURITIES AND EXCHANGE COMMISSION DECLARES OUR REGISTRATION STATEMENT EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                7,000,000 Shares

                                     [LOGO]

                                  Common Stock
                                ----------------

This is the initial public offering of ShopNow.com Inc. common stock. We anticipate that the initial public offering price will be between $10.00 and $12.00 per share. Application has been made to have our common stock listed on the Nasdaq National Market under the symbol "SPNW" upon completion of this offering.

                           -------------------------

                               PRICE $  PER SHARE

                           -------------------------

                                                  PER SHARE     TOTAL
                                                 -----------  ---------
Public offering price..........................   $           $
Underwriting discounts and commissions.........   $           $
Proceeds, before expenses, to ShopNow..........   $           $

The underwriters have a 30-day option to purchase up to 1,050,000 additional shares of common stock from us to cover over-allotments, if any.


The underwriters expect to deliver the shares against payment in Minneapolis,
Minnesota, on             , 1999.


                            ------------------------


INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.


                             ---------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------
DAIN RAUSCHER WESSELS
   a division of Dain Rauscher Incorporated

          U.S. BANCORP PIPER JAFFRAY

                     SOUNDVIEW TECHNOLOGY GROUP

                               WIT CAPITAL CORPORATION

                            ------------------------

                                          , 1999

                              [INSIDE FRONT COVER]


            [SHOPNOW LOGO]

CONNECTING BUYERS AND SELLERS WORLDWIDE



THE SHOPNOW NETWORK: CONNECTING SHOPPERS AND MERCHANTS


        [Picture of the ShopNow.com Home Page]

OVER 30,000 MERCHANTS


OVER 1 MILLION PRODUCTS


THE SHOPNOW.COM SHOPPING CATEGORIES

-Fashion & Apparel                      -Travel
-Fashion Accessories                    -Food & Beverage
-Personal Care                          -Cars & Motorcycles
-Sports & Recreation                    -Electronics
-Books & Magazines                      -Telecommunications
-Music & Movies                         -Computers
-Home & Garden                          -Computer Services
-Parenting                              -Personal Finance
-Kids                                   -Career
-Pets                                   -Small & Home Office
-Flowers & Gifts                        -Business Services
-Select Catalogs                        -General Services
-Hobbies                                -Health Services
-Auction

                        [INSIDE FRONT COVER (CONTINUED)]
                    SHOPNOW PROVIDES MERCHANTS ACCESS TO AN
                             E-COMMERCE MARKETPLACE


DIRECT MARKETING SERVICES

           ONLINE AND TRADITIONAL SALES AND MARKETING

E-COMMERCE TECHNOLOGY PLATFORM

           ORDER AND PAYMENT PROCESSING

FRAUD PREVENTION


           ORDER FULFILLMENT AND CALL CENTER



        [Picture of a MyShopNow.com Web Page]



MERCHANTS HAVE MORE CHOICES TO ATTRACT SHOPPERS ON THE SHOPNOW NETWORK


        [Picture of the ShopNow.com Home Page]


        [Pictures of three Merchant Web Sites Designed and Maintained by
    ShopNow.]



            [SHOPNOW LOGO]

CONNECTING BUYERS AND SELLERS WORLDWIDE



MYSHOPNOW.COM ENABLES EACH SHOPPER TO CREATE A PERSONALIZED SHOPPING SITE


        [Picture of an Online Shopper Browsing the ShopNow.com Web Site]

        [Picture of Products Sold on ShopNow.com]

    You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

    "ShopNow," "TechWave" and "Internet Mall" are trademarks registered to ShopNow, and we have applied for trademark registration for each of the following additional marks: "ShopNow.com," "MyShopNow.com" and "CommerceTrust." This prospectus also contains trademarks of companies other than ShopNow.
                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           4
Risk Factors...................................           9
Use of Proceeds................................          22
Dividend Policy................................          22
Capitalization.................................          23
Dilution.......................................          24
Selected Pro Forma Combined Financial Data.....          25
Selected Consolidated Financial Data...........          26
Management's Discussion and Analysis Of
  Financial Condition and Results of
  Operations...................................          27
Business.......................................          41
Management.....................................          56

                                                    PAGE
                                                    -----

Related Transactions with Executive Officers,
  Directors and 5% Shareholders................          64
Principal Shareholders.........................          66
Description of Capital Stock...................          67
Shares Eligible For Future Sale................          70
Underwriting...................................          73
Legal Matters..................................          75
Experts........................................          76
Change in Independent Public Accountants.......          76
Where You Can Find More Information............          76
Index to Consolidated Financial Statements.....         F-1


                            ------------------------

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AND RELATED NOTES. THE TERMS "WE" AND "SHOPNOW" MEAN SHOPNOW.COM INC. AND ITS SUBSIDIARIES. EXCEPT AS OTHERWISE STATED, ALL INFORMATION PRESENTED IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.

                                SHOPNOW.COM INC.


    ShopNow provides shoppers and merchants with an online marketplace and provides merchants with a variety of e-commerce and direct marketing services. The ShopNow Network, our online marketplace, is comprised of ShopNow.com, MyShopNow.com and the individual Web sites of merchants that are connected by hyperlink to the ShopNow Network. The ShopNow.com Web site aggregates more than 1 million products and services from more than 30,000 merchants. This Web site includes categories of information and lists of stores that shoppers can browse, sort and rapidly search by category, merchant or product. MyShopNow.com enables shoppers to create their own personalized shopping Web sites by selecting the types of products and services offered to them. In July 1999, the ShopNow Network attracted more than 2.0 million visits. We believe that our online marketplace focused principally on shopping will continue to attract an increasing number of Internet users who are interested in purchasing products and services on the Web. As the number of shoppers on the ShopNow Network increases, we believe that we will attract additional merchants by providing them with the opportunity to increase online transaction volume.



    With the rapid growth in the use of the Internet, many businesses are engaging in e-commerce, which consists of marketing and selling products and services directly online. To assist merchants with their online efforts, we provide e-commerce services ranging from a listing on ShopNow.com to the design, creation and maintenance of an online store complete with back-end support services, such as payment and order processing, fraud prevention and customer order fulfillment. Our direct marketing services, which include merchandising programs, online direct mail promotions, creative services, four levels of listing on the ShopNow Network and transaction reporting, enable merchants to promote their brands, products, services and e-commerce presence through traditional and online direct marketing methods. We intend to increase our use of the demographic and shopper preference data that we collect to provide more focused direct marketing services.



    We generate our revenues primarily from merchants. We receive most of these revenues through transaction fees, fees for merchandising on the ShopNow Network and fees paid for our e-commerce and direct marketing merchant services. Transaction fees are received from merchants upon shoppers' purchases of products and services on the ShopNow Network in those cases where ShopNow processes the transaction for the merchant. Our merchant customers are those merchants on the ShopNow Network that have paid us a fee for services, other than an entry-level listing fee, in the last 12 months. We generate the remainder of our revenues from the sale of select items directly to shoppers. While we are not primarily in the business of retailing, we anticipate having some continuing involvement in retailing in order to attract shoppers to the ShopNow Network, obtain shopper preference data and provide shoppers with incentives to make purchases from merchants on our network.



    Merchants using our online marketplace as one of their methods of distribution, as well as those using our e-commerce and direct marketing solutions, represent businesses of all sizes from a wide variety of industries, including retailers, catalog companies, manufacturers and individuals. Some of our customers are Birkenstock, Corel, Hallmark, JC Penny, Macy's, Service Merchandise, sixdegrees.com and Sony.



    We have entered into a number of key business relationships in order to expand the range of our products and services for shoppers and merchants, attract additional shoppers to the ShopNow

Network, increase the number of our merchant customers, establish additional sources of revenue and facilitate our international expansion. These relationships are discussed below:



    - CHASE MANHATTAN BANK. ShopNow and Chase have entered into an agreement to launch an Internet shopping site on which ShopNow and Chase will be featured and share revenues. Chase will pay us a licensing fee to use the technology underlying the site. In addition, our agreement with Chase establishes a 27-month licensing agreement under which Chase will be a preferred provider of financial services for ShopNow.com and the exclusive marketer of credit cards featuring the ShopNow brand. Both parties will participate equally in a cooperative marketing fund, and our obligation to the fund is to contribute at least $3.0 million annually for a period of 27 months. We anticipate that this relationship will also enable us to generate additional revenues by expanding the range of financial products and services that we can market to both shoppers and merchants. We believe this relationship will also provide us with the opportunity to lower our costs of customer acquisition through Chase's promotional efforts to its millions of consumer and business customers.



    - ABOUT.COM. We have entered into an agreement with About.com under which we will have a shopping section on About.com that will directly link shoppers to the ShopNow Network. We are obligated to spend at least $2.0 million per year in marketing our relationship with About.com. We anticipate that this relationship will increase the number of shoppers on the ShopNow Network through the establishment of a co-branded shopping destination that will be About.com's exclusive shopping directory and will be accessible to the millions of monthly visitors to the About.com network.



    - 24/7 MEDIA. We have entered into a cross-promotion agreement with 24/7 Media. Under this agreement, 24/7 Media promotes our e-commerce and direct marketing services to its network of over 2,500 affiliated Web sites in exchange for our promotion of 24/7 Media's advertising, representation and e-mail management services to merchants. We anticipate that our relationship with 24/7 Media will enable us to offer additional advertising services to our merchants, attract additional shoppers to the ShopNow Network and generate incremental revenues from processing transactions generated through the joint ShopNow and 24/7 Media's Click2buy transactional banner service.



    - QWEST COMMUNICATIONS. We have entered into a distribution and marketing agreement with Qwest. This agreement requires us to offer Qwest's communications services to shoppers on the ShopNow Network. We will receive a fixed quarterly payment for 24 months and we will also receive a percentage of the revenues earned by Qwest from Qwest services sold through our Web sites. We anticipate that this relationship will enable us to generate additional sources of revenues by expanding the range of telecommunications products and services that we can market to both shoppers and merchants and by providing us with the opportunity to lower our costs of customer acquisition through Qwest's promotional efforts.



    - HNC SOFTWARE. We have entered into strategic alliance and consortium membership agreements with HNC. HNC will provide us with a number of e-commerce products at preferential prices, which we can offer to merchants in connection with the other merchant services we provide. We have agreed to pay a set-up fee, a monthly fee for the use of HNC's software, a service fee equal to the greater of a minimum monthly fee or a transaction fee based upon the number of transactions processed by HNC's software. We anticipate that this relationship will enable us to generate additional sources of revenues by expanding the range of e-commerce services we can market to merchants through the integration of products such as targeted marketing and fraud detection into our services.



    - ZERON GROUP. We have entered into an agreement with the ZERON Group. Under this agreement, the ZERON Group is assisting us on a contractual, best-efforts basis in establishing alliances with major companies in Japan that are seeking expansion into e-commerce. We anticipate that this relationship will enhance our ability to expand internationally by assisting us with the establishment of ShopNow Japan, a Japanese online marketplace.



In addition, Chase, 24/7 Media, HNC and ZERON Group have made equity investments in ShopNow.



    The opportunity presented by the rapid growth in commerce conducted over the Internet is creating numerous challenges for shoppers and merchants as they attempt to buy and sell goods and services in an online environment. Shoppers are being inundated with buying opportunities and merchants are seeking to develop and maintain effective e-commerce offerings and attract online shoppers. ShopNow meets these challenges by connecting shoppers and merchants through our online marketplace, while providing merchants with e-commerce and direct marketing services that enhance their ability to market and sell their products and services online.


    ShopNow was incorporated in Washington in January 1994. Our executive offices are located at 411 First Avenue South, Suite 200 North, Seattle, Washington 98101; our telephone number is (206) 223-1996; and our main Web site is located at http://www.shopnow.com. Information contained on our Web sites is not part of this prospectus.

                                  RISK FACTORS


    This offering involves a high degree of risk. Since our inception in January 1994, we have incurred significant losses, and as of June 30, 1999, we had an accumulated deficit of $55.6 million. We expect our operating losses and negative cash flow to continue for the foreseeable future. In June 1999, we ceased operation of our BuySoftware.com business, which had provided a majority of our revenues for the period from January 1, 1998 through June 30, 1999, in order to focus on the expansion of the ShopNow Network and the execution of our overall strategy. We face intense competition from other providers of online shopping services and e-commerce and direct marketing services. You should carefully consider these risks and uncertainties as well as those other risks and uncertainties described in "Risk Factors" beginning on page 9 of this prospectus before deciding whether to invest in shares of our common stock.

                                  THE OFFERING

Common stock offered..............  7,000,000 shares
Common stock to be outstanding
  after this offering.............  33,254,706 shares
Use of proceeds...................  For working capital and general corporate purposes, potential acquisitions and repayment of indebtedness.
                                    See "Use of Proceeds."
Proposed Nasdaq National Market
  symbol..........................  SPNW

    The number of shares of common stock to be outstanding after this offering is based on shares outstanding as of June 30, 1999 and 2,100,000 shares of common stock issuable upon the conversion of the Series I convertible preferred stock CB Capital Investors, L.P., an affiliate of Chase Manhattan Bank, received on July 19, 1999. This calculation includes 18,094,563 shares of common stock to be issued upon the automatic conversion of all other outstanding shares of our preferred stock and the exercise and automatic conversion of all warrants to purchase our Series C convertible preferred stock upon completion of this offering. This calculation excludes:

    - 7,976,451 shares of common stock issuable upon the exercise of options under our stock option plan consisting of:

          - 5,162,108 shares of common stock underlying options outstanding at a weighted average exercise price of $3.68 per share, of which 1,114,237 were exercisable as of June 30, 1999;

          - 2,814,343 shares of common stock underlying options available for future grants;

    - 2,000,000 shares of common stock issuable under our employee stock purchase plan;

    - 1,739,470 shares of common stock issuable upon exercise of stock options outstanding outside of our stock option plan at a weighted average exercise price of $1.51 per share, of which 892,853 were exercisable as of June 30, 1999;

    - 4,234,618 shares of common stock issuable upon exercise of warrants outstanding to purchase common stock at a weighted average exercise price of $5.85 per share; and

    - the shares of common stock that may be issued if the Lovett Miller 1997 Fund elects to convert into common stock the $1.0 million promissory note that we issued to the Lovett Miller 1997 Fund as partial consideration for its shares of capital stock of GO Software upon completion of this offering, such number of shares would be equal to the quotient of $1.0 million divided by the per share initial public offering price.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

                                   JANUARY 20,                                                                       PRO FORMA
                                       1994                                            PRO FORMA      SIX MONTHS     SIX MONTHS
                                  (INCEPTION) TO        YEAR ENDED DECEMBER 31,        YEAR ENDED       ENDED          ENDED
                                   DECEMBER 31,    ---------------------------------  DECEMBER 31,     JUNE 30,       JUNE 30,
                                       1994         1995    1996    1997      1998      1998(1)          1999         1999(1)
                                  --------------   ------  ------  -------  --------  ------------   ------------   ------------
                                                                                      (UNAUDITED)                   (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
  Revenues:
    Transactions and
      merchandising.............      $   --       $   --  $   --  $    69  $  4,211    $  1,801       $11,630        $ 2,611
    Merchant services...........         279          727     993      535     2,943       7,249         4,352          4,176
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
      Total revenues............         279          727     993      604     7,154       9,050        15,982          6,787
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
  Cost of revenues:
    Transactions and
      merchandising.............          --           --      --      159     4,493         221        12,177          1,069
    Merchant services...........         127          323     430      356     1,356       4,063         2,506          2,469
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
      Total cost of revenues....         127          323     430      515     5,849       4,284        14,683          3,538
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
        Gross profit............         152          404     563       89     1,305       4,766         1,299          3,249
  Total operating expenses......         332          510   1,323    4,691    26,221      30,219        27,288         26,823
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
        Loss from operations....        (180)        (106)   (760)  (4,602)  (24,916)    (25,453)      (25,989)       (23,574)
  Other income (expense), net...          (1)          (7)    (50)    (164)      171          91          (245)          (283)
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
        Net loss................      $ (181)      $ (113) $ (810) $(4,766) $(24,745)   $(25,362)      $(26,234)      $(23,857)
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
                                      ------       ------  ------  -------  --------  ------------   ------------   ------------
Basic and diluted net loss per
  share.........................      $(0.11)      $(0.06) $(0.40) $ (1.83) $  (7.01)                  $ (5.50)
                                      ------       ------  ------  -------  --------                 ------------
                                      ------       ------  ------  -------  --------                 ------------
Basic and diluted pro forma net
  loss per share(2).............                                                        $  (1.71)                     $ (1.14)
                                                                                      ------------                  ------------
                                                                                      ------------                  ------------


                                                                                           JUNE 30, 1999
                                                                              ---------------------------------------
                                                                                                          PRO FORMA
                                                                                                             AS
                                                                               ACTUAL    PRO FORMA(3)    ADJUSTED(4)
                                                                              ---------  -------------  -------------
                                                                                          (UNAUDITED)    (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA (IN THOUSANDS):
Cash and short-term investments.............................................  $   6,474    $  25,374      $  96,034
Working capital.............................................................     (8,766)      10,134         80,794
Total assets................................................................     64,250       83,150        153,810
Total liabilities...........................................................     27,514       27,514         27,514
Total shareholders' equity..................................................     36,736       55,636        126,296



                                                                                 MARCH 31, 1999   JUNE 30, 1999  AUGUST 16, 1999
                                                                                 ---------------  -------------  ---------------
OTHER DATA:
  Number of merchant customers since January 1, 1999(5)........................            106             295             458
  Average revenue generated per merchant customer since January 1, 1999........         $1,064          $2,736           $3,528
  Number of visits to the ShopNow Network since January 1, 1999................      2,954,000       9,376,000       12,747,000


------------------------------

(1) We acquired The Internet Mall in August 1998, Media Assets in September 1998 and GO Software in June 1999. In addition, in June 1999, we ceased operation of our BuySoftware.com business. The pro forma statement of operations data reflects consolidation of the results of operations as if the acquisitions had occurred on January 1, 1998 and we ceased operation of BuySoftware.com on the same date. The pro forma information should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations and the Unaudited Pro Forma Combined Financial Information and related Notes appearing elsewhere in this prospectus.

(2) See Note 1 to the Consolidated Financial Statements and Note 2(e) to the Unaudited Pro Forma Combined Financial Information appearing elsewhere in this prospectus for a description of the method used to compute basic and diluted pro forma net loss per share.

(3) The pro forma consolidated balance sheet data gives effect to the receipt of $18.9 million in proceeds from the closing of the sale of Series I convertible preferred stock to CB Capital Investors, L.P., an affiliate of Chase Manhattan Bank, in July 1999.

(4) The pro forma as adjusted balance sheet data gives effect to the sale of the 7,000,000 shares of common stock that we are offering under this prospectus at an assumed initial public offering price of $11.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.


(5) Merchant customers are those merchants on the ShopNow Network that have paid us a fee for services, other than an entry-level listing fee, in the last 12 months.

                                  RISK FACTORS

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK. WHILE WE HAVE ATTEMPTED TO IDENTIFY ALL RISKS THAT ARE MATERIAL TO OUR BUSINESS, ADDITIONAL RISKS THAT WE HAVE NOT YET IDENTIFIED OR THAT WE CURRENTLY THINK ARE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, IN WHICH CASE YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. IN ASSESSING THESE RISKS, YOU SHOULD ALSO REFER TO THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AND RELATED NOTES.

                         RISKS RELATED TO OUR BUSINESS

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE OUR
  BUSINESS AND PROSPECTS


    ShopNow was incorporated in January 1994, and operated initially as a computer services company. In 1996, we changed the focus of our business to providing e-commerce and direct marketing services. In August 1998, we launched ShopNow.com, our shopping destination Web site. During 1998 and the first six months of 1999, 62.3% and 62.1% of our revenues came from retail sales of computer products through our BuySoftware.com online retail store. In June 1999, we ceased operation of our BuySoftware.com business. Accordingly, we have a limited operating history for you to consider in evaluating our business and prospects. When making your investment decision, you should consider the risks, expenses and difficulties that we may encounter as a young company in a rapidly evolving market.



WE HAVE A HISTORY OF LOSSES AND WE EXPECT FUTURE LOSSES



    We incurred net losses of $24.7 million for the year ended December 31, 1998 and $26.2 million for the six-month period ended June 30, 1999. At June 30, 1999, we had an accumulated deficit of $55.6 million. Although our revenues have grown significantly in recent quarters, in June 1999 we ceased operation of our BuySoftware.com business, from which we derived 62.3% of our revenues in 1998 and 62.1% of our revenues in the first six months of 1999. As a result, we may not be able to sustain our recent revenue growth rates or obtain sufficient revenues to achieve profitability.



    We have historically invested heavily in sales and marketing, technology infrastructure and research and development and expect to do so in the future. As a result, we must generate significant revenues to achieve and maintain profitability. We expect that our sales and marketing expenses, research and development expenses and general and administrative expenses will continue to increase in absolute dollars and may increase as percentages of revenues. In addition, we may incur substantial expenses in connection with future acquisitions.


OUR FUTURE REVENUES ARE UNPREDICTABLE AND WE EXPECT OUR OPERATING RESULTS TO FLUCTUATE FROM PERIOD TO PERIOD


    It is difficult for us to accurately forecast our revenues in any given period. Our revenues could fall short of our expectations if we experience declines in shopper traffic or purchases, or if the number of merchants to whom we provide services decreases. Our business model has only been applied to the Internet since the mid-1990's, therefore we have limited experience in financial planning for our business on which to base our planned operating expenses. If our revenues in a particular period fall short of our expectations, we will likely be unable to quickly adjust our spending in order to compensate for that revenue shortfall.



    Our operating results are likely to fluctuate substantially from period to period as a result of a number of factors, such as:



    - the amount and timing of operating costs and expenditures relating to expansion of our operations and

    - the mix of products and services that we sell.



    In addition, factors beyond our control may also cause our operating results to fluctuate, such as:



    - the announcement or introduction of new or enhanced products or services by our competitors and


    - the pricing policies of our competitors.


    Period-to-period comparisons of our operating results are not a good indication of our future performance. It is likely that our operating results in some quarters will not meet the expectations of stock market analysts and investors and this could cause our stock price to decline.


OUR BUSINESS MODEL IS UNPROVEN AND CHANGING

    Our business model consists of providing shoppers and merchants with an online marketplace and e-commerce and direct marketing services. This business model has only been applied to the Internet since the mid-1990's, is unproven and will need to continue to develop. Accordingly, our business model may not be successful, and we may need to change it. Our ability to generate sufficient revenues to achieve profitability will depend, in large part, on our ability to successfully market our e-commerce and direct marketing services to merchants that may not be convinced of the need for an online presence or may be reluctant to rely upon third parties to develop and manage their e-commerce offerings and direct marketing efforts.

OUR FUTURE GROWTH WILL DEPEND ON OUR ABILITY TO MAKE ADDITIONAL ACQUISITIONS


    Our success depends on our ability to continually enhance and expand our online marketplace and our e-commerce and direct marketing services in response to changing technologies, customer demands and competitive pressures. Consequently, we have acquired complementary technologies or businesses in the past, and intend to do so in the future. If we are unable to identify suitable acquisition targets, or are unable to successfully complete acquisitions, our ability to increase the size of operations will be reduced. This could cause us to lose business to our competitors and our operating results could suffer significantly.


ACQUISITIONS INVOLVE A NUMBER OF RISKS

    Acquisitions that we make may involve numerous risks, including:

    - diverting management's attention from other business concerns;

    - being unable to maintain uniform standards, controls, procedures and policies;

    - entering markets in which we have no direct prior experience; and


    - improperly evaluating new services and technologies.



    In addition, in order to finance any acquisitions, we might need to raise additional funds through public or private financings. In this event, we could be forced to obtain equity or debt financing on terms that are not favorable to us and that may result in dilution to our shareholders.



    Future acquisitions may involve the assumption of obligations or large one-time write-offs and amortization expenses related to goodwill and other intangible assets. Any of these factors would adversely affect our results of operations.



    If we are unable to accurately assess and effectively integrate any newly acquired businesses or technologies, our business would suffer. For example, in June 1998 we acquired e-Warehouse and CyberTrust. These companies had developed payment processing technologies that we planned to utilize as part of our e-commerce and direct marketing services. However, we are not currently utilizing the acquired technology, and we have determined that the technology has no other use or value to us. Because we are not using the acquired technology, we wrote-off substantially all of the $5.4 million aggregate purchase price for e-Warehouse and CyberTrust in 1998. The separate historical financial information for the acquisition of e-Warehouse and CyberTrust required to be presented by Rule 3-05 of the Securities and Exchange Commission's Regulation S-X or the pro forma financial information under Article 11 of Regulation S-X is not provided elsewhere in this prospectus, because we do not have access to the books and records due to disputes surrounding these transactions and the financial information is not considered meaningful after the write-off. We may be unable to successfully integrate other businesses, technologies or personnel that we acquire in the future.


OUR SUCCESS DEPENDS UPON ACHIEVING ADEQUATE MARKET SHARE TO INCREASE OUR REVENUES AND BECOME PROFITABLE


    Our success and profitability is dependent upon achieving significant market penetration and acceptance of our online marketplace by both shoppers and merchants. Our online marketplace has achieved only limited market acceptance to date and we, therefore, do not currently have adequate market share to successfully execute our business plan. Our ShopNow.com Web site aggregates products and services from more than 30,000 merchants, but we must continue to attract new merchants in order to increase our attractiveness to consumers. If we are unable to attract substantial shopper traffic to our online marketplace, or if shoppers do not purchase products online in substantial volume, we may be unable to attract merchants.



    In order to attract shopper traffic and increase online purchase volume, we must:



    - create brand awareness;



    - have a Web site that is easy to use;



    - have a large selection of shopping categories and merchants; and



    - create customer confidence in us and our merchants.



IF WE DO NOT INCREASE BRAND AWARENESS OUR SALES MAY SUFFER



    Due in part to the emerging nature of the markets for an online marketplace and e-commerce and direct marketing solutions and the substantial resources available to many of our competitors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the ShopNow brand name is critical to achieving widespread acceptance of our online marketplace and our e-commerce and direct marketing solutions. We launched our ShopNow.com shopping Web site in August 1998. The importance of brand recognition will increase as competition in our market increases. Successfully promoting and positioning the ShopNow brand will depend largely on the effectiveness of our marketing efforts and our ability to develop reliable and useful products at competitive prices. If our planned marketing efforts are ineffective, we may need to increase our financial commitment to creating and maintaining brand awareness among shoppers and merchants, which could divert financial and management resources from other aspects of our business, or cause our operating expenses to increase disproportionately to our revenues. This would cause our business and operating results to suffer.



WE FACE SIGNIFICANT COMPETITION



    The market for Internet products and services is intensely competitive. Barriers to entry in Internet markets are not significant, and current and new competitors may be able to launch new Web sites at a relatively low cost. Accordingly, we believe that our success will depend heavily upon achieving significant market acceptance of both our online marketplace and our merchant services before our competitors and potential competitors introduce competing services.

    ONLINE MARKETPLACE. We compete with various companies for e-commerce merchants, shoppers, e-commerce transactions, advertisers and other sources of online revenue. These competitors include:



    - online shopping destination Web sites, such as iMall and Shopping.com;



    - merchant and product Web site directories and search and information services, all of which offer online shopping, such as America Online, Microsoft, Yahoo!, Excite, Lycos and Infoseek; and



    - conventional merchants and retailers that offer goods and services directly over the Web.



The number of companies providing these types of services is large and increasing at a rapid rate. We expect that additional companies, including media companies and conventional retailers that to date have not had a substantial commercial presence on the Internet, will offer services that directly compete with us.



    SERVICES FOR MERCHANTS. We also compete with companies that may offer alternatives to one or more components of the e-commerce and direct marketing solutions that we offer to merchants. These competitors include:



    - companies offering e-commerce and online direct marketing services, such as Go2Net, Xoom and DoubleClick;



    - companies offering products that address specific aspects of e-commerce, such as payment and transaction processing and security, such as CyberSource;



    - Web development firms;



    - systems integrators;



    - Internet service providers;



    - other providers of e-commerce outsourcing services, such as Digital River and USWeb/CKS; and



    - traditional media companies.



We expect competition from these sources to intensify in the future.



    Many of the current and potential competitors to both our online marketplace and our merchant services are likely to enjoy substantial competitive advantages compared to us, including:



    - larger customer or user bases;



    - the ability to offer a wider array of e-commerce and direct marketing services;



    - greater name recognition and larger marketing budgets and resources;



    - substantially greater financial, technical and other resources;



    - the ability to offer additional content and other personalization features; and



    - larger production and technical staffs.


    In addition, as the use of the Internet and other online services increases, larger, well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of e-commerce and direct marketing solutions, and existing providers of e-commerce and direct marketing solutions may continue to consolidate. Providers of Internet browsers and other Internet products and services who are affiliated with providers of Web directories and information services that compete with our Web sites may more tightly integrate these affiliated offerings into their browsers or other products or services. Any of these trends would increase the competition we face.

    To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and our competitors' innovations by continuing to enhance our products and services, as well as our sales and marketing channels. Increased competition could result in a decrease in shopper traffic on our Web sites, fewer merchants listed in our directories, the obsolescence of the technology underlying our e-commerce and direct marketing services, a loss of our market share and a reduction in the prices or margins of our products and services.

IF WE FAIL TO MAINTAIN OUR KEY BUSINESS RELATIONSHIPS AND ENTER INTO NEW RELATIONSHIPS OUR BUSINESS WILL SUFFER


    An important element of our strategy involves entering into key business relationships with other companies. Our success is dependent on maintaining our current contractual relationships and developing new relationships. These contractual relationships typically involve joint marketing, promotional arrangements or distribution. For example, we have entered into a licensing and co-marketing agreement with Chase Manhattan Bank, a joint development agreement with About.com, a cross promotion agreement with 24/7 Media, a distribution and marketing agreement with Qwest Communications, a consortium membership agreement with HNC Software and a strategic advisor agreement with the ZERON Group. Although these relationships are a key factor in our strategy, in that they are intended to provide us important marketing and distribution arrangements, the parties with which we contract may not view their relationships with us as significant to their own businesses. To date, we have not derived material revenue from these relationships, and some of these relationships impose substantial obligations on us. It is not certain that the benefits to us will outweigh our obligations. For example, our relationship with 24/7 Media requires us to refer to them any merchant that would benefit from the advertising services offered by 24/7 Media and makes 24/7 Media the only third party authorized to sell advertising on our Web site. Several of our significant business arrangements do not establish minimum performance requirements but instead rely on contractual best efforts obligations of the parties with which we contract. In addition, most of these relationships may be terminated by either party with little notice. Accordingly, in order to maintain our key business relationships we will need to meet our partners' specific business objectives, including incremental revenue, brand awareness and implementation of specific e-commerce applications. If our key business relationships are discontinued for any reason, or if we are unsuccessful in entering into new relationships in the future, our business and results of operations may be adversely affected.


IF WE FAIL TO EFFECTIVELY MANAGE THE RAPID GROWTH OF OUR OPERATIONS OUR BUSINESS
  WILL SUFFER

    Our ability to successfully offer products and services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We are increasing the scope of our operations domestically and internationally, and we have recently increased our headcount substantially. From December 31, 1997 to June 30, 1999, our total number of employees increased from less than 50 to 305. This growth has placed and will continue to place a significant strain on our management systems, infrastructure and resources. We will need to continue to improve our financial and managerial controls and reporting systems and procedures, and will need to continue to expand, train and manage our workforce worldwide. Furthermore, we expect that we will be required to manage an increasing number of relationships with various customers and other third parties. Any failure to expand any of the foregoing areas efficiently and effectively could cause our business to suffer.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL FOR SUCCESSFUL OPERATION OF OUR
  BUSINESS


    Our success depends on the skills, experience and performance of our senior management and other key personnel. Our key personnel include Dwayne Walker, our President and Chief Executive Officer, Jeffrey Haggin, the head of our direct marketing and creative services business, and Dr. Ganapathy Krishnan, our Chief Technology Officer. Only Messrs. Walker and Haggin have an employment agreement with ShopNow. Many of our executive officers have joined us within the past three years. If we do not quickly and efficiently integrate these new personnel into our management and culture, our business could suffer. Our business could also suffer if we do not successfully retain our key personnel.

WE MUST HIRE ADDITIONAL PERSONNEL TO EXPAND OUR OPERATIONS

    Our future success depends on our ability to identify, hire, train, retain and motivate highly skilled executive, technical, managerial, sales and marketing and business development personnel. We intend to hire a significant number of personnel during the next year, and as of July 27, 1999 we had openings for 42 job positions. Competition for qualified personnel is intense, particularly in the technology and Internet markets. If we fail to successfully attract, assimilate and retain a sufficient number of qualified executive, technical, managerial, sales and marketing, business development and administrative personnel, our ability to manage and expand our business could suffer.


OUR ABILITY TO DEVELOP AND INTEGRATE E-COMMERCE TECHNOLOGIES IS SUBJECT TO UNCERTAINTIES



    We have limited experience delivering our e-commerce products and services. In order to remain competitive, we must regularly upgrade our e-commerce services to incorporate current technology, which requires us to integrate complex computer hardware and software components. If we do not successfully integrate these components, the performance of the ShopNow Network and the ability of our network to accommodate a large number of merchants and consumers would suffer. While these technologies are generally commercially available, we may be required to expend considerable time and money in order to successfully integrate them into our e-commerce services and this may cause our business to suffer. We must also maintain an adequate testing and technical support infrastructure to ensure the successful introduction of products and services.


OUR COMPUTER SYSTEMS MAY BE VULNERABLE TO SYSTEM FAILURES


    Our success depends on the performance, reliability and availability of our online marketplace and the technology supporting our e-commerce and online direct marketing services. Our revenues depend, in large part, on the number of shoppers and merchants that access our our online marketplace and use our e-commerce and direct marketing services. This depends, in part, upon our actual and perceived reliability and performance. Any slowdown or stoppage of our online marketplace could cause us to lose customers and therefore lose revenue. Substantially all of our computer and communications hardware is located at leased facilities in Seattle, Washington and Weehawken, New Jersey. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-in, earthquake and similar events. Because we presently do not have fully redundant systems or a formal disaster recovery plan, a systems failure could adversely affect our business. Our computer systems are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which may lead to interruptions, delays, loss of data or inability to process online transactions for our merchant customers. We may be required to expend considerable time and money to correct any system failure. If we are unable to fix a problem that arises, we may lose customers or be unable to conduct our business at all.



OUR BUSINESS MAY BE HARMED BY DEFECTS IN OUR SOFTWARE AND SYSTEMS


    We have developed custom software for our network servers and have licensed additional software from third parties. This software may contain undetected errors, defects or bugs. Although we have not suffered significant harm from any errors or defects to date, we may discover significant errors or defects in the future that we may or may not be able to fix.

WE MAY NEED TO EXPAND AND UPGRADE OUR SYSTEMS


    We must expand and upgrade our technology, transaction-processing systems and network infrastructure if the volume of traffic on our Web sites or our merchants' Web sites increases substantially. We could experience periodic temporary capacity constraints, which may cause unanticipated system disruptions, slower response times and lower levels of customer service. We may be unable to accurately project the rate or timing of increases, if any, in the use of our Web sites or when we must expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner. Any inability to do so could harm our business by causing our customers to be unhappy with our services.


OUR INTERNATIONAL OPERATIONS INVOLVE RISKS

    Our e-commerce and direct marketing solutions are available to merchants and shoppers worldwide. We also plan to make our online marketplace available to shoppers and merchants on a global basis. In the six months ended June 30, 1999, international sales constituted 2.6% of total revenue. We are subject to the normal risks of doing business internationally. These risks include:


    - difficulties in managing operations due to distance, language and cultural differences;


    - unexpected changes in regulatory requirements;

    - export and import restrictions;

    - tariffs and trade barriers and limitations on fund transfers;

    - difficulties in staffing and managing foreign operations;

    - longer payment cycles and problems in collecting accounts receivable;

    - potential adverse tax consequences;

    - exchange rate fluctuations, as we do not currently hedge our foreign currency exposures; and


    - political risks such as changes in governments and risks that assets in foreign countries may be nationalized.


    In addition, we are subject to risks specific to Internet-based companies in foreign markets. These risks include:

    - delays in the development of the Internet as a commerce medium in international markets;

    - restrictions on the export of encryption technology; and

    - increased risk of piracy and limits on our ability to enforce our intellectual property rights.


    We intend to begin developing a Japanese-language online marketplace in the second half of 1999. In recent periods, the Japanese economy has been in a recession. If the Japanese economy does not recover, our efforts to develop a Japanese-language online marketplace and our ability to grow in that market could be impaired. In addition, the failure to succeed in the Japanese market could impair our ability to enter other international markets.


WE MAY REQUIRE ADDITIONAL FUNDING TO SUCCESSFULLY OPERATE AND GROW OUR BUSINESS


    Although we believe that, following this offering, our cash reserves, including the proceeds of this offering, and cash flows from operations will be adequate to fund our operations for at least the next twelve months, these resources may be inadequate. Consequently, we may require additional funds during or after this period. Additional financing may not be available on favorable terms or at all. If we raise additional funds by selling stock, the percentage ownership of our then current shareholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our future capital requirements depend upon many factors, including, but not limited to:


    - the rate at which we expand our sales and marketing operations; and our product and service offerings;

    - the extent to which we develop and upgrade our technology and data network infrastructure; and

    - the occurrence, timing, size and success of acquisitions.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY
  RIGHTS


    We regard our intellectual property rights as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and, or license agreements with our employees, customers and others to protect our proprietary rights. Despite our precautions, unauthorized third parties might copy portions of our software or reverse engineer and use information that we regard as proprietary. We currently have four patents pending in the United States Patent and Trademark Office covering different aspects of our product architecture and technology. However, we do not currently own any issued patents and there is no assurance that any pending or future patent applications will be granted, that any existing or future patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide us with a competitive advantage. The laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States, and our means of protecting our proprietary rights abroad may not be adequate. Any misappropriation of our proprietary information by third parties could adversely affect our business by enabling third parties to compete more effectively with us.


OUR TECHNOLOGY MAY INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

    Although we have not received notice of any alleged infringement by us, we cannot be certain that our technology does not infringe issued patents or other intellectual property rights of others. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our software. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. Intellectual property litigation is expensive and time-consuming, and could divert our management's attention away from running our business.

PROBLEMS RELATED TO THE YEAR 2000 ISSUE COULD ADVERSELY AFFECT OUR BUSINESS

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results.


    We rely on proprietary as well as third-party software in the operation of our business. Our proprietary software, as well as the third-party software on which we rely, is used in complex network environments, including the Internet, and directly and indirectly interacts with our customers' hardware and software systems. Despite preliminary investigation and testing by us and our customers, our proprietary software, the third-party software on which we rely, and the underlying systems and protocols may contain errors or defects associated with Year 2000 date functions. We are unable to predict to what extent our business may be affected if the software or the systems that operate in conjunction with the software, including the Internet, experience a material Year 2000 failure. Known or unknown errors or defects that affect the operation of software that we use could result in delays or losses of revenue, interruptions of Internet communications, cancellations of contracts by our customers, diversions of our development resources, damage to our reputation, increased service and warranty costs and litigation costs.


    Year 2000 failures of our merchant customers' internal systems may affect their ability to purchase our products and services. If a significant number of our current or potential future customers experience Year 2000 failures, our business could suffer.

    Because of the publicity surrounding the Year 2000 issue, consumers may delay purchasing goods and services online in the last few months of 1999. If this occurs, our revenues could suffer.

    If the performance of our proprietary software is adversely affected by Year 2000 defects in hardware or software with which it interacts, our merchant customers or their end users may mistakenly believe that these defects occurred in our proprietary software. These customers and end users could react by demanding extensive technical support from us or by filing suit against us, either of which would cause a significant diversion of our management and financial resources.



    The computer systems of governmental agencies, utility companies, Internet access companies, third-party service providers and others outside of our control may not be Year 2000 compliant. The failure by such entities to achieve timely Year 2000 compliance could result in a systemic failure beyond our control, such as prolonged Internet, telecommunications, or electrical failures. This could prevent shoppers and merchants from accessing our systems, which could harm our business, operating results, and financial condition. In addition, the computer systems of the merchants who are part of the ShopNow Network may not be Year 2000 compliant. The failure by such entities to achieve timely Year 2000 compliance could prevent shoppers from consummating transactions through the ShopNow Network, which could harm our business, operating results and financial condition.


                         RISKS RELATED TO OUR INDUSTRY

OUR SUCCESS DEPENDS ON CONTINUED INCREASES IN THE USE OF THE INTERNET AS A
  COMMERCIAL MEDIUM

    Sales of consumer goods using the Internet currently do not represent a significant portion of overall sales of consumer goods. We depend on the growing use and acceptance of the Internet as an effective medium of commerce by merchants and shoppers. Rapid growth in the use of and interest in the Internet and other online services is a recent development. No one can be certain that acceptance and use of the Internet and other online services will continue to develop or that a sufficiently broad base of merchants and shoppers will adopt and continue to use the Internet and other online services as a medium of commerce.

    The Internet may fail as a commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies, including security technology and performance improvements. For example, if technologies such as software that stops advertising from appearing on a Web user's computer screen gain wide acceptance, the attractiveness of the Internet to advertisers would be diminished, which could harm our business.

RAPID TECHNOLOGICAL CHANGE COULD NEGATIVELY AFFECT OUR BUSINESS


    Rapidly changing technology, evolving industry standards, evolving customer demands and frequent new product and service introductions characterize the market for online marketplaces. Our future success will depend in significant part on our ability to improve the performance, content and reliability of our services in response to both the evolving demands of the market and competitive product offerings. Our efforts in these areas may not be successful. If a large number of our merchant customers adopt new Internet technologies or standards, we may need to incur substantial expenditures modifying or adapting our e-commerce and direct marketing services to remain compatable with their systems.


THE SECURITY PROVIDED BY OUR E-COMMERCE SERVICES COULD BE BREACHED


    A fundamental requirement for e-commerce is the secure transmission of confidential information over the Internet. Among the e-commerce services we offer to merchants are security features such as:



    - secure online payment services;



    - secure order processing services; and



    - fraud prevention and management services.

Third parties may attempt to breach the security provided by our e-commerce services or the security of our merchant customers' internal systems. If they are successful, they could obtain confidential information about shoppers using the ShopNow Network, including their passwords, financial account information, credit card numbers or other personal information. We may be liable to our merchant customers or shoppers for any such breach in security. Even if we are not held liable, a security breach could harm our reputation, and the mere perception of security risks, whether or not valid, could inhibit market acceptance of our services. We may be required to expend significant capital and other resources to license encryption or other technologies to protect against security breaches or to alleviate problems caused by these breaches. In addition, our merchant customers might decide to stop using our e-commerce services if their shoppers experience security breaches.


WE RELY ON THE INTERNET INFRASTRUCTURE PROVIDED BY OTHERS TO OPERATE OUR
  BUSINESS


    Our success depends, in large part, on other companies maintaining the Internet infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure of thousands of computers communicating via telephone lines, coaxial cable and other telecommunications systems may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth. If the performance or reliability of the Internet suffers, consumers could have difficulty obtaining access to the Internet. In addition, data transmitted over the Internet, including information and graphics contained on Web pages, could reach the consumer much more slowly. This could result in frustration by consumers, which could decrease shopper traffic and cause advertisers to reduce their Internet expenditures.


FUTURE GOVERNMENTAL REGULATION AND PRIVACY CONCERNS COULD ADVERSELY AFFECT OUR
  BUSINESS


    We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet relating to issues such as user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. The adoption of any laws or regulations that have the effect of imposing additional costs, liabilities or restrictions relating to the use of the Internet by businesses or consumers could decrease the growth in the use of the Internet, which could in turn decrease the demand for our e-commerce and direct marketing services, increase our cost of doing business, or otherwise have a material adverse effect on our business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business.



    The Federal Communications Commission is currently reviewing its regulatory positions on the privacy protection given to data transmissions over telecommunications networks and could seek to impose some form of telecommunications carrier regulation on telecommunications functions of information services. State public utility commissions generally have declined to regulate information services, although the public service commissions of some states continue to review potential regulation of such services. Future regulation or regulatory changes regarding data privacy could have an adverse effect on our business by requiring us to incur substantial additional expenses in order to comply with this type of regulation.

    A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Foreign countries also may tax Internet transactions. The taxation of Internet-related activities could have the effect of imposing additional costs on companies, such as ShopNow, that conduct business over the Internet. This, in turn, could lead to increased prices for consumers, which could result in decreased demand for online shopping.

WE COULD FACE LIABILITY FOR MATERIAL TRANSMITTED OVER THE INTERNET BY OTHERS


    Because material may be downloaded from Web sites hosted by us and subsequently distributed to others, there is a potential that claims will be made against us for negligence, copyright or trademark infringement or other theories based on the nature and content of this material. Negligence and product liability claims also potentially may be made against us due to our role in facilitating the purchase of products, such as firearms. Although we carry general liability insurance, our insurance may not cover claims of these types, or may not be adequate to indemnify us against this type of liability. Any imposition of liability, and in particular liability that is not covered by our insurance or is in excess of our insurance coverage, could have a material adverse effect on our reputation and our operating results, or could result in the imposition of criminal penalties on us.


WE DO NOT CURRENTLY COLLECT SALES TAX FROM ALL TRANSACTIONS


    We do not currently collect sales or other similar taxes in respect to shipments of goods into states other than Washington and California. However, one or more states or foreign countries may seek to impose sales tax collection obligations on out-of-state or foreign companies engaging in e-commerce. In addition, any new operation in states outside Washington and California could subject shipments into these states to state or foreign sales taxes. A successful assertion by one or more states or any foreign country that we should collect sales or other similar taxes on the sale of merchandise could result in liability for penalties as well as substantially higher expenses incurred by our business.


                         RISKS RELATED TO THIS OFFERING

    PROVISIONS OF OUR CHARTER DOCUMENTS AND WASHINGTON LAW COULD DISCOURAGE OUR ACQUISITION BY A THIRD PARTY


    Specific provisions of our articles of incorporation and bylaws and Washington law could make it more difficult for a third party to acquire ShopNow, even if doing so would be beneficial to our shareholders.


    Our articles of incorporation and bylaws provide for the establishment of a classified board of directors, eliminating the ability of shareholders to call special meetings, the lack of cumulative voting for directors and procedures for advance notification of shareholder proposals. The presence of a classified board and the elimination of cumulative voting may make it more difficult for an acquiror to replace our board of directors. Further, the elimination of cumulative voting substantially reduces the ability of minority shareholders to obtain representation on the board of directors.


    Upon completion of this offering, our board of directors will have the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our shareholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of ShopNow and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.



    Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a "target corporation," with some exceptions, from engaging in particular significant business transactions with an

"acquiring person," which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the acquisition. Prohibited transactions include, among other things:


    - a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;

    - termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares; or

    - allowing the acquiring person to receive any disproportionate benefit as a shareholder.


A corporation may not opt out of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of ShopNow.


    The foregoing provisions of our charter documents and Washington law could have the effect of making it more difficult or more expensive for a third party to acquire, or could discourage a third party from attempting to acquire, control of ShopNow. These provisions may therefore have the effect of limiting the price that investors might be willing to pay in the future for our common stock. For a more complete discussion of these provisions, see "Description of Capital Stock."

OUR MANAGEMENT HAS BROAD DISCRETION OVER HOW WE USE THE PROCEEDS OF THIS
  OFFERING


    Our management has broad discretion over the use of a substantial portion of the proceeds of this offering. Accordingly, it is possible that our management may allocate the proceeds differently than investors in this offering would have desired, or that we will fail to maximize our return on these proceeds.


OUR STOCK PRICE MAY BE VOLATILE

    The stock market in general, and the stock prices of Internet-related companies in particular, have recently experienced extreme volatility, which has often been unrelated to the operating performance of any particular company or companies. Our stock price could be subject to wide fluctuations in response to factors such as the following:

    - actual or anticipated variations in quarterly results of operations;

    - the addition or loss of merchants and consumer traffic;

    - announcements of technological innovations, new products or services by us or our competitors;

    - changes in financial estimates or recommendations by securities analysts;

    - conditions or trends in the Internet and e-commerce and direct marketing industries;

    - changes in the market valuations of other Internet, online service or software companies;

    - our announcements of significant acquisitions, strategic relationships, joint ventures or capital commitments;

    - additions or departures of key personnel;

    - sales of our common stock;

    - general market conditions; and

    - other events or factors, many of which are beyond our control.

    These broad market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. The trading prices of the stocks of many technology companies are at or near historical highs and reflect price to earnings ratios substantially above historical levels. These trading prices and price-to earnings ratios may not be sustained.

    In the past, securities class action litigation has often been brought against companies following periods of volatility in their stock prices. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert our management's time and resources, which could cause our business to suffer.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE

    After this offering, a total of 33,254,706 shares of our common stock will be outstanding. All the shares sold in this offering will be freely tradable. The remaining shares of our common stock outstanding after this offering will become available for public sale as follows:

                                                                                               PERCENTAGE OF SHARES
                                                                                                 OUTSTANDING AFTER
DATE OF AVAILABILITY FOR SALE                                               NUMBER OF SHARES         OFFERING
--------------------------------------------------------------------------  -----------------  ---------------------
90 days after the date of this prospectus.................................           95,475                0.3%
At various times after 180 days from the date of this prospectus upon
  expiration of lockup agreements.........................................       26,159,231               78.7%

    Many of the shares not currently available for sale are subject to vesting restrictions and the holding period, volume and other restrictions of Rule 144 under the Securities Act of 1933. These restrictions have the effect of staggering the dates on which the shares become available for sale and the number of shares that become available for sale. If our shareholders sell a substantial number of these shares in the public market during a short period of time, our stock price could decline significantly.

                                USE OF PROCEEDS


    We estimate that the net proceeds to us from the sale of the 7,000,000 shares of common stock offered by us will be approximately $70.7 million, at an assumed initial public offering price of $11.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters' over-allotment option is exercised in full, we estimate that our net proceeds from this offering will be $81.4 million.



    The principal purposes of the offering are to obtain capital to repay indebtedness and for working capital and general corporate purposes, establish a public market for our common stock and facilitate future access to public markets. We intend to use the net proceeds from this offering as follows:



    - Approximately $4.2 million of the net proceeds will be used to repay our outstanding indebtedness to Transamerica Business Credit Corporation. The indebtedness to be repaid consists of $4.0 million in principal remaining on a bridge note bearing interest at the rate of 12.0% per annum. The bridge note is due upon the earlier of December 1, 1999, or the date on which we receive more than $10.0 million in aggregate proceeds from the issuance of debt or equity securities. Following repayment of the bridge note, we will continue to be indebted to Transamerica Business Credit Corporation for a term loan with a principal amount of $3.5 million and a $1.0 million line of credit.


    - Approximately $1.0 million of the net proceeds will be used to redeem a $1.0 million promissory note that we issued to the Lovett Miller 1997 Fund, a shareholder of GO Software, when we acquired GO Software in June 1999, if the Lovett Miller 1997 Fund elects not to convert the outstanding principal amount of the note into common stock upon the closing of this offering. The promissory note bears interest at the rate of 10.0% per annum and is due upon the effectiveness of the registration statement relating to this offering.


    - The remainder of these net proceeds, or approximately $65.5 million, will be used for working capital and general corporate purposes. We do not currently have a specific plan for the use of these proceeds. The amounts that we actually expend for working capital will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash we generate from operations. As a result, we will retain broad discretion in allocating the net proceeds of this offering. See "Risk Factors--Our management has broad discretion over how we use the proceeds of this offering."


In addition, we may use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. From time to time, in the ordinary course of business, we expect to evaluate potential acquisitions of such businesses, products or technologies. As a result, we will have broad discretion in the way we use net proceeds.

    Pending use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

                                DIVIDEND POLICY

    We have never declared or paid any dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, our existing line of credit and revolving credit facility with a commercial lender prohibits the payment of dividends.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of June 30, 1999 on an actual basis, on a pro forma basis to include the issuance of 2,100,000 shares of Series I convertible preferred stock that CB Capital Investors, L.P., an affiliate of Chase Manhattan Bank, received on July 19, 1999, and on a pro forma as adjusted basis to give effect to the automatic conversion of all outstanding shares of our preferred stock, the exercise and automatic conversion of all warrants to purchase our Series C convertible preferred stock into 20,194,563 shares of common stock upon completion of this offering, the sale of 7,000,000 shares of common stock at an assumed initial offering price of $11.00 per share and the application of the estimated net proceeds from the sale of those shares including the repayment of $5.2 million of debt obligations.


                                                                                             JUNE 30, 1999
                                                                                  -----------------------------------
                                                                                                           PRO FORMA
                                                                                   ACTUAL    PRO FORMA    AS ADJUSTED
                                                                                  --------  -----------   -----------
                                                                                            (UNAUDITED)   (UNAUDITED)
                                                                                   (IN THOUSANDS, EXCEPT SHARE DATA)
Long-term obligations, including current portion................................  $ 15,891   $ 15,891      $ 10,691
Shareholders' equity:
Convertible preferred stock; $0.01 par value; authorized 20,000,000 actual,
  30,000,000 pro forma and 5,000,000 pro forma as adjusted; issued and outstanding 17,927,516 actual, 20,027,516 pro forma and none pro forma as
  adjusted......................................................................    72,510     89,222            --
Common stock; $0.01 par value; authorized 40,000,000 actual, 60,000,000 pro forma and 200,000,000 pro forma as adjusted; issued and outstanding 6,060,143
  actual and pro forma and 33,254,706 pro forma as adjusted.....................    21,839     21,839       181,721
Common stock warrants...........................................................     5,705      7,893         7,893
Deferred compensation...........................................................    (3,213)    (3,213)       (3,213)
Unrealized loss on investments..................................................    (4,508)    (4,508)       (4,508)
Accumulated deficit.............................................................   (55,597)   (55,597)      (55,597)
                                                                                  --------  -----------   -----------
Total shareholders' equity......................................................    36,736     55,636       126,296
                                                                                  --------  -----------   -----------
Total capitalization............................................................  $ 52,627   $ 71,527      $136,987
                                                                                  --------  -----------   -----------
                                                                                  --------  -----------   -----------


    This table excludes the following shares:

    - 7,976,451 shares of common stock issuable upon the exercise of options under our stock option plan consisting of:

     - 5,162,108 shares of common stock underlying options outstanding at a weighted average exercise price of $3.68 per share, of which 1,114,237 were exercisable as of June 30, 1999;

     - 2,814,343 shares of common stock underlying options available for future grants;

    - 2,000,000 shares of common stock issuable under our employee stock purchase plan;

    - 1,739,470 shares of common stock issuable upon exercise of stock options outstanding outside of our stock option plan at a weighted average exercise price of $1.51 per share, of which 892,853 were exercisable as of June 30, 1999;

    - 4,234,618 shares of common stock issuable upon exercise of warrants outstanding to purchase common stock at a weighted average exercise price of $5.85 per share; and

    - the shares of common stock that may be issued if the Lovett Miller 1997 Fund elects to convert into common stock the $1.0 million promissory note that we issued to the Lovett Miller 1997 Fund as partial consideration for its shares of capital stock of GO Software upon completion of this offering, such number of shares would be equal to the quotient of $1,000,000 divided by the per share initial public offering price.

    Our board of directors and shareholders have approved an amendment to our articles of incorporation, effective upon the closing of this offering, to increase the number of authorized shares of common stock to 200,000,000 and to decrease the number of authorized shares of preferred stock to 5,000,000.

                                    DILUTION


    If you invest in our common stock, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of common stock after this offering. Our pro forma net tangible book value as of June 30, 1999 was $54.5 million or $2.08 per share of common stock. Pro forma net tangible book value per share is determined by dividing the difference between our total assets excluding goodwill and total liabilities by the pro forma number of outstanding shares of common stock. Total assets also includes the $18.9 million in proceeds received from the issuance of Series I convertible preferred stock to an affiliate of Chase Manhattan Bank in July 1999. After giving effect to the receipt of the estimated net proceeds from the sale by ShopNow of the 7,000,000 shares of common stock that we are offering hereby, at an assumed initial public offering price of $11.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 1999, would have been $125.2 million or approximately $3.76 per share. This represents an immediate increase in pro forma net tangible book value of $1.68 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $7.24 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution on a per share basis:



Assumed initial public offering price per share..............................             $   11.00
  Pro forma net tangible book value per share as of June 30, 1999............  $    2.08
  Increase per share attributable to new investors...........................       1.68
                                                                               ---------
Pro forma net tangible book value per share after the offering...............                  3.76
                                                                                          ---------
Dilution per share to new investors..........................................             $    7.24
                                                                                          ---------
                                                                                          ---------


    The following table summarizes as of June 30, 1999, the differences between the number of shares of common stock purchased from ShopNow, the total consideration paid, and the average price per share paid by existing shareholders and by investors purchasing shares of common stock in this offering, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed initial public offering price of $11.00 per share.

                                                  SHARES PURCHASED           TOTAL CONSIDERATION
                                              -------------------------  ---------------------------  AVERAGE PRICE
                                                 NUMBER     PERCENTAGE       AMOUNT      PERCENTAGE     PER SHARE
                                              ------------  -----------  --------------  -----------  -------------
Existing shareholders.......................    26,254,706        79.0%  $  111,060,865        59.1%    $    4.23
New investors...............................     7,000,000        21.0       77,000,000        40.9         11.00
                                              ------------       -----   --------------  -----------
  Total.....................................    33,254,706       100.0%  $  188,060,865   $   100.0%
                                              ------------       -----   --------------  -----------
                                              ------------       -----   --------------  -----------

    The foregoing discussion and table are based upon the number of shares of common stock outstanding as of June 30, 1999, and gives effect to the automatic conversion of all outstanding shares of our preferred stock, including the 2,100,000 shares of Series I preferred stock received by an affiliate of Chase Manhattan Bank in July 1999, and the exercise and automatic conversion of all warrants to purchase our Series C convertible preferred stock into shares of common stock. This calculation excludes all shares of common stock issuable upon the exercise of our outstanding stock options and warrants to purchase common stock, all shares of common stock available for future grants under our stock option plan, all shares of common stock issuable under our employee stock purchase plan and the shares of common stock that may be issued if the Lovett Miller 1997 Fund elects to convert a $1.0 million promissory note, which we issued as partial consideration for our purchase of its shares of capital stock of GO Software, elects to convert the note into common stock upon completion of this offering. To the extent any of these options or warrants are exercised, there will be further dilution to new public investors. See "Capitalization," "Management--Employee Benefit Plans," "Description of Capital Stock" and Note 11 to the Consolidated Financial Statements.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

    The following pro forma combined financial data reflects the consolidation of our results of operations with the results of operations of Media Assets, The Internet Mall, GO Software and the cessation of our BuySoftware.com business. The pro forma combined statements of operations data have been prepared as if each of these acquisitions had been made on January 1, 1998 and BuySoftware.com had ceased operations on January 1, 1998. The pro forma financial data is presented for informational purposes only and may not be indicative of the results of operations had the transactions occurred on January 1, 1998. You should not rely on the pro forma financial data as being indicative of our future results of operations. You should read the following pro forma financial data in conjunction with the Unaudited Pro Forma Combined Financial Information and the Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus. We believe that all adjustments necessary to present fairly such pro forma financial data have been made.

                                                                                             (UNAUDITED)
                                                                                  ---------------------------------
                                                                                   PRO FORMA         PRO FORMA
                                                                                   YEAR ENDED     SIX MONTHS ENDED
                                                                                  DECEMBER 31,        JUNE 30,
                                                                                      1998              1999
                                                                                  ------------   ------------------
                                                                                        (IN THOUSANDS, EXCEPT
                                                                                         PER SHARE AMOUNTS)
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
  Revenues:
    Transactions and merchandising..............................................   $    1,801        $    2,611
    Merchant services...........................................................        7,249             4,176
                                                                                  ------------         --------
      Total revenues............................................................        9,050             6,787
  Cost of revenues:
    Transactions and merchandising..............................................          221             1,069
    Merchant services...........................................................        4,063             2,469
                                                                                  ------------         --------
      Total cost of revenues....................................................        4,284             3,538
                                                                                  ------------         --------
        Gross profit............................................................        4,766             3,249
                                                                                  ------------         --------
  Operating expenses:
    Sales and marketing.........................................................       10,791            15,565
    General and administrative..................................................        4,065             2,558
    Research and development....................................................        3,676             3,106
    Amortization of intangible assets...........................................        6,298             3,638
    Stock-based Compensation....................................................          182             1,956
    Unusual item--impairment of acquired technology.............................        5,207                --
                                                                                  ------------         --------
      Total operating expenses..................................................       30,219            26,823
                                                                                  ------------         --------
        Loss from operations....................................................      (25,453)          (23,574)
  Other income (expense), net...................................................           91              (283)
                                                                                  ------------         --------
        Net loss................................................................   $  (25,362)       $  (23,857)
                                                                                  ------------         --------
                                                                                  ------------         --------
Basic and diluted pro forma net loss per share(1)...............................   $    (1.71)       $    (1.14)
                                                                                  ------------         --------
                                                                                  ------------         --------

------------------------------

(1) See Note 1 to the Consolidated Financial Statements and Note 2(e) to the Unaudited Pro Forma Combined Financial Information appearing elsewhere in this prospectus for a description of the method used to compute basic and diluted pro forma net loss per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The statements of operations data for the years ended December 31, 1996, 1997, and 1998 and for the six months ended June 30, 1999 are derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The statements of operations data for the period from January 20, 1994 (inception) to December 31, 1994 and for the year ended December 31, 1995 are derived from audited consolidated financial statements not included in this prospectus. The pro forma as adjusted balance sheet data give effect to the sale of the 7,000,000 shares of common stock that we are offering under this prospectus at an assumed initial public offering price of $11.00 per share and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us. We believe that due to the acquisitions in 1998 and in the first six months of 1999, period-to-period comparisons are not meaningful, and you should not rely on them as indicative of our future performance. You should read the following selected consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes appearing elsewhere in this prospectus.

                                      JANUARY 20,
                                          1994                                                          SIX MONTHS
                                     (INCEPTION) TO               YEAR ENDED DECEMBER 31,                 ENDED
                                      DECEMBER 31,    -----------------------------------------------    JUNE 30,
                                          1994           1995        1996        1997        1998          1999
                                     --------------   ----------  ----------  ----------  -----------  ------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
  Revenues:
    Transactions and
      merchandising................    $       --     $       --  $       --  $       69  $     4,211  $    11,630
    Merchant services..............           279            727         993         535        2,943        4,352
                                     --------------   ----------  ----------  ----------  -----------  ------------
      Total revenues...............           279            727         993         604        7,154       15,982
                                     --------------   ----------  ----------  ----------  -----------  ------------
  Cost of revenues:
    Transactions and
      merchandising................            --             --          --         159        4,493       12,177
    Merchant services..............           127            323         430         356        1,356        2,506
                                     --------------   ----------  ----------  ----------  -----------  ------------
      Total cost of revenues.......           127            323         430         515        5,849       14,683
                                     --------------   ----------  ----------  ----------  -----------  ------------
        Gross profit...............           152            404         563          89        1,305        1,299
                                     --------------   ----------  ----------  ----------  -----------  ------------
  Operating expenses:
    Sales and marketing............           116            163         610       1,201       12,183       18,279
    General and administrative.....           216            347         656         918        3,549        2,480
    Research and development.......            --             --          25       2,436        4,370        2,934
    Amortization of intangible
      assets.......................            --             --          32         136          730        1,639
    Stock-based compensation.......            --             --          --          --          182        1,956
    Unusual item--impairment of
      acquired technology..........            --             --          --          --        5,207           --
                                     --------------   ----------  ----------  ----------  -----------  ------------
      Total operating expenses.....           332            510       1,323       4,691       26,221       27,288
                                     --------------   ----------  ----------  ----------  -----------  ------------
        Loss from operations.......          (180)          (106)       (760)     (4,602)     (24,916)     (25,989)
  Other income (expense), net......            (1)            (7)        (50)       (164)         171         (245)
                                     --------------   ----------  ----------  ----------  -----------  ------------
        Net loss...................    $     (181)    $     (113) $     (810) $   (4,766) $   (24,745) $   (26,234)
                                     --------------   ----------  ----------  ----------  -----------  ------------
                                     --------------   ----------  ----------  ----------  -----------  ------------
Basic and diluted net loss per
  share(1).........................    $    (0.11)    $    (0.06) $    (0.40) $    (1.83) $     (7.01) $     (5.50)
                                     --------------   ----------  ----------  ----------  -----------  ------------
                                     --------------   ----------  ----------  ----------  -----------  ------------


                                                      JUNE 30, 1999
                                          --------------------------------------
                                                                    PRO FORMA
                                          ACTUAL   PRO FORMA(2)   AS ADJUSTED(3)
                                          -------  ------------   --------------
                                                   (UNAUDITED)     (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA (IN
  THOUSANDS):
  Cash and short-term investments.......  $ 6,474    $25,374         $ 96,034
  Working capital.......................   (8,766)    10,134           80,794
  Total assets..........................   64,250     83,150          153,810
  Total liabilities.....................   27,514     27,514           27,514
  Total shareholders' equity............   36,736     55,636          126,296



                                                                            AUGUST 16,
                                          MARCH 31, 1999   JUNE 30, 1999       1999
                                          --------------   -------------   -------------
OTHER DATA:
  Number of merchant customers since
    January 1, 1999(4)..................          106              295             458
  Average revenue generated per merchant
    customer since January 1, 1999......    $   1,064           $2,736          $3,528
  Number of visits to the ShopNow
    Network since January 1, 1999.......    2,954,000        9,376,000      12,747,000


----------------------------------

(1) See Note 1 to the Consolidated Financial Statements for a description of the method used to compute basic and diluted net loss per share.

(2) The pro forma consolidated balance sheet data gives effect to the receipt of $18.9 million in proceeds from the closing of the sale of Series I convertible preferred stock to CB Capital Investors, L.P., an affiliate of Chase Manhattan Bank, in July 1999.

(3) The pro forma as adjusted balance sheet data gives effect to the sale of the 7,000,000 shares of common stock that we are offering under this prospectus at an assumed initial public offering price of $11.00 per share and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.


(4) Merchant customers are those merchants on the ShopNow Network that have paid us a fee for services other than an entry-level listing fee, in the last 12 months.


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
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS IN CONJUNCTION WITH OUR SELECTED CONSOLIDATED FINANCIAL DATA, OUR SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA, OUR UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION AND CERTAIN OTHER PARTS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. WORDS SUCH AS "MAY," "COULD," "WOULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "BELIEVE," "ESTIMATE," AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON OUR CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS, ARE NOT GUARANTEES OF FUTURE PERFORMANCE, ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS (INCLUDING THOSE DESCRIBED IN "RISK FACTORS") AND APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND IN THE SECTION ENTITLED "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN. SEE "FORWARD-LOOKING STATEMENTS."

OVERVIEW


    ShopNow provides shoppers and merchants with an online marketplace and provides merchants with a variety of e-commerce and direct marketing services. We generate our revenues primarily from merchants. We receive most of these revenues through transaction fees, fees for merchandising on the ShopNow Network and fees paid for our e-commerce and direct marketing services. The remainder of our revenues are generated from the sale of select items directly to shoppers.


    ShopNow was incorporated in January 1994 and initially operated as a computer services company. In 1996, we changed the focus of our business to providing e-commerce and direct marketing services. In August 1998, we launched ShopNow.com, our shopping destination Web site. In April 1999, we changed our name from TechWave Inc. to ShopNow.com Inc.


    As part of the evolution of our business we have conducted a series of acquisitions. In January 1997, we acquired Web Solutions and Intelligent Software Solutions for a purchase price of $341,000. These companies had electronic delivery systems that we incorporated into our e-commerce products and service offerings. These delivery systems allow our merchants to sell certain products, such as software, directly to shoppers as an electronic file transfer to the shopper rather than shipping the physical product. In order to accelerate expansion of our online marketplace and e-commerce and direct marketing services, we acquired The Internet Mall in August 1998 for $2.6 million and Media Assets in September 1998 for $3.3 million. The Internet Mall operated an online shopping aggregation Web site and provided us with technology and merchant relationships to assist in the development of our online shopping aggregation marketplace located at www.shopnow.com. The acquisition of Media Assets, a direct marketing company, provided us with direct marketing expertise enabling us to offer expanded direct marketing and e-commerce services to merchants. In June 1998, we acquired e-Warehouse and CyberTrust, providers of payment processing technology, for $5.4 million. The technology that we acquired in these acquisitions is not currently being used by us, and we have determined that it has no alternative future use or value to our business. As a result, we have written off substantially all of the $5.4 million aggregate purchase price for the e-Warehouse and CyberTrust acquisitions. The separate historical financial information for the acquisition of e-Warehouse and CyberTrust required to be presented by Rule 3-05 of the Securities and Exchange Commission's Regulation S-X or the pro forma financial information under Article 11 of Regulation S-X is not provided elsewhere in this prospectus as we do not have access to the historical books and records of these companies due to disputes surrounding these acquisitions. However, we do not consider this historical financial information meaningful given the write-off of the purchase price as well as the


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

immateriality of the revenue generated by the acquired companies during the period before we ceased their operations. In June 1999, we completed the acquisitions of GO Software for $15.4 million and CardSecure for $3.5 million. GO Software is a provider of e-commerce payment processing technology and has existing relationships with more than 10,000 online merchants. CardSecure, a former subsidiary of 24/7 Media, is a developer of e-commerce-enabled Web sites. These are Web sites where a merchant can process transactions electronically. Processing transactions includes establishment of a merchant account and processing credit card payments. With our acquisition of CardSecure, we acquired the right to offer the following services, each of which we currently offer: domain name registration for Web sites, the opportunity to apply for and establish a merchant bank account, hosting of Web sites and credit card transaction processing.



    In May 1997, we launched BuySoftware.com, an online computer products store. We generated $4.5 million of revenues through BuySoftware.com in 1998 and $9.9 million of revenues during the first six months of 1999. We ceased operation of our BuySoftware.com business in June 1999 because it competed directly with some of our merchants, making them less likely to purchase our other e-commerce and direct marketing services. The online retail market for computer products is intensely competitive and has lower margins than our e-commerce services. Ceasing operation of our BuySoftware.com business will allow us to focus our financial resources and personnel on the development and expansion of the ShopNow Network and our e-commerce and direct marketing services rather than diverting a portion of our limited resources to operating the BuySoftware.com retail business. Because we continue to be involved in certain retailing activities, ceasing operation of our BuySoftware.com business did not meet the criteria for discontinued operations under Accounting Principles Board No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Accordingly, the results of our BuySoftware.com business remain in the results of continuing operations for ShopNow through June 1999.



    We enter into agreements with other businesses to expand our product and service offerings, attract additional visitors to the ShopNow Network, increase the number of MyShopNow personal stores, enhance our technology, and establish additional sources of revenue. To date, we have entered into key business relationships with Chase Manhattan Bank, About.com, 24/7 Media, Qwest Communications, HNC Software and the ZERON Group.



    In July 1999, Chase Manhattan Bank, through one of its affiliates, completed an $18.9 million equity investment by purchasing 2.1 million shares of our Series I convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, and entered into an agreement with ShopNow to launch an Internet shopping site on which ShopNow and Chase will be featured. Pursuant to this agreement, Chase will pay ShopNow a licensing fee to use the technology underlying the site. As part of the agreement, Chase will be a preferred provider of financial services for ShopNow.com and the exclusive marketer of credit cards featuring the ShopNow brand. The agreement provides that each party will share in the revenues of the other party based on the amount of business generated through this relationship. We believe that the key advantages that we will derive from our relationship with Chase include revenues from the licensing fee and the new Internet shopping site. As part of the agreement, we will participate equally with Chase in a cooperative marketing fund to promote the services being offered under this agreement. Our marketing obligations to Chase include placing an advertisement on the ShopNow.com home page, making direct mailings regarding Chase's merchant services to merchants on the ShopNow Network and mentioning Chase's merchants in our own advertising. Our obligation to the fund is to contribute at least $3.0 million annually. The agreement has an initial term of 27 months, with a three-year renewal period at Chase's option.



    In July 1999, we entered into a five-year agreement with About.com, a leading Internet network of commerce communities. Pursuant to our agreement with About.com and in exchange for a fee, we have a shopping section on About.com that will directly link shoppers to our ShopNow Network. In addition,


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

we are obligated to spend at least $2.0 million annually in marketing our relationship with About.com. This shopping section gives us access to all visitors to the About.com network, which we believe will attract additional visitors to the ShopNow Network. According to Media Metrix, a provider of Internet audience measurement products and services, there were approximately
8.0 million visitors to About.com in July 1999.



    In April 1999, 24/7 Media purchased 4.3 million shares of our Series G convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, for $30.1 million and entered into a three-year cross promotion agreement with us. Under the agreement, 24/7 Media promotes our e-commerce and direct marketing services to its networks of over 2,500 affiliated Web sites in exchange for our promotion of 24/7 Media's advertising, representation and e-mail management services to merchants. For example, if 24/7 Media has a client who would benefit from our e-commerce services, 24/7 Media will refer that client to us. If we have a merchant who would benefit from the advertising services offered by 24/7 Media, we will refer that merchant to 24/7 Media. 24/7 Media is primarily a point of distribution for advertising campaigns that are distributed through banner advertisements on Web sites or e-mail. Our direct marketing services are oriented towards strategic planning and creative implementation of online marketing or advertising campaigns distributed by companies such as 24/7 Media.



    Our agreement positions us as 24/7 Media's exclusive e-commerce service provider and entitles each party to share in the revenues of the other party based on the amount of business generated through this relationship. We do not include a link from our site to 24/7 Media's Web site nor do we advertise 24/7 Media on our site. We are the only e-commerce provider that 24/7 Media can use to provide e-commerce services to their clients, and 24/7 Media is the only third party authorized to sell advertising on our Web site. We also jointly brand 24/7 Media's Click2Buy transactional banner service with the ShopNow name and receive fees for processing all Click2Buy transactions. Click2Buy is the process whereby a shopper can click on a banner advertisement from within a specific Web site and purchase the product or service in the banner advertisement without having to leave the Web site where the shopper originally saw the banner advertisement. We process the transactions through Click2Buy the same as we do the transactions through our Web site. We believe that this relationship with 24/7 Media will allow us to establish additional sources of revenues. Under our cross promotion agreement, we are obligated to purchase at least $1 million annually in shopping traffic from 24/7 Media. Prior to this offering, 24/7 Media beneficially owned more than 19% of our voting stock, and following this offering, 24/7 Media will beneficially own more than 15% of our voting stock.



    In April 1999, we entered into a three-year distribution and marketing agreement with Qwest Communications, a telecommunications provider. Our agreement with Qwest requires us to offer Qwest's communications services, including residential and business long distance and related services, to shoppers on the ShopNow Network. Through the agreement we receive a fixed quarterly payment for 24 months and, in addition, we will also receive a percentage of the revenues earned by Qwest from Qwest services sold through our Web sites. We believe that this relationship with Qwest will help us reach a large number of households and attract additional visitors to the ShopNow Network. In connection with this agreement, we issued to Qwest warrants to purchase 100,000 shares of our common stock at an exercise price of $10.00 per share. Our agreement with Qwest contains a put right that allows Qwest to require us to purchase the shares at a price of $25.00 per share after June 2001 unless a dollar threshold of revenue transactions has occurred under the marketing and distribution agreement. Qwest must have exercised the warrants in order to exercise this right.



    In May 1999, HNC Software purchased 333,334 shares of our Series H convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, for $3.0 million. In addition, pursuant to our three-year strategic alliance and consortium membership agreements with HNC, HNC will provide us with a number of e-commerce products at preferential prices, which merchants can use in connection with the other merchant services we offer and thus allow us to expand our product and service offerings. The HNC products include targeted marketing, fraud


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

detection and customer support software. Integration of these products with our technology platform will allow us to provide merchants with better tools to manage their customer relationships. The tools will be integrated with the services we provide to merchants and will not be sold separately to merchants. In exchange for a license to use HNC's technology, ShopNow agreed to pay a set-up fee, a monthly fee for the use of HNC's software, a service fee equal to the greater of a minimum monthly fee or a transaction fee based upon the number of transactions processed by HNC's software.



    In March 1999, the ZERON Group purchased 285,714 shares of our Series G convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, for $3.0 million, and in April 1999 purchased an additional 428,572 shares of Series G convertible preferred stock for $2.0 million. Under our agreement, the ZERON Group is assisting us on a contractual, best-efforts basis in establishing alliances with major companies in Japan that are seeking expansion into e-commerce as we seek to develop an international presence in that market. We believe that these alliances will help us to facilitate our international expansion and will attract additional visitors to the ShopNow Network. ZERON is not currently referring merchants or customers to our network. We believe that Japan offers tremendous growth opportunities for us and allows us the opportunity to aggressively move into other markets in Asia and throughout the world.


    We generate revenues primarily from transactions, merchandising and merchant services.


    REVENUES FROM TRANSACTIONS. Revenues from transactions are generated from the purchase of products and services from merchants on our online marketplace in those cases where we process the transaction on behalf of the merchant, for a fee paid by the merchant. For example, we generally receive transaction fees that are a fixed fee amount, a set percentage of the sales of a merchant's products sold through our site or a portion of the gross margin received by the merchant on the products sold through our site. We may be paid to design, launch and host a merchant's Web site on our network and then receive additional transaction fees on all sales that are processed through that site. In certain cases we sell products directly to the consumer and generate revenues equal to the selling price of the product. This business is not related to our terminated BuySoftware.com business. We anticipate having some continuing involvement in retail sales in order to attract shoppers to the ShopNow Network, obtain shopper preference data and provide shoppers with incentives to make purchases from merchants on our network. Revenues are recognized when the product has been shipped or the service has been delivered to the customer. In most cases, these products are shipped directly from the manufacturors, thus eliminating the need for us to carry significant inventory.



    MERCHANDISING REVENUES. Merchandising revenues are generated from listings, other types of merchandising programs and advertising sold to merchants on ShopNow.com and MyShopNow.com. We offer various levels of listings at different prices to merchants. We also sell shopper delivery programs to merchants, where for a fixed fee we commit to deliver a certain level of shopping traffic to a merchant's site. Although we do not guarantee a time frame within which the shopping traffic will be delivered, we generally recognize this revenue on a straight-line basis based on our estimate for when the traffic will be delivered. If we do not deliver the required amount of traffic within the estimated time frame, we extend the term of the agreement until our obligations have been met. Merchandising revenues also include the sale of advertising on ShopNow.com sites for banners, Web site hyperlinks and listings. Merchandising agreements allow merchants to pay for specific positions on our Web sites, including our home page or specific product category pages. Merchandising revenues are recognized as services are delivered to the merchant. Merchandising agreements typically run for a period of one to four months, except for listing agreements which may run for up to twelve months.



    REVENUES FROM MERCHANT SERVICES. Revenues from our merchant services include revenues from sales of our e-commerce services, such as fees earned for development and maintenance of e-commerce stores that give merchants the ability to engage in online transactions, as well as fees paid for direct marketing services. Revenues from merchant services are recognized on a percentage of completion basis. We extend credit and bear the full credit risk with respect to sales of merchandising and


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

merchant services. Our credit terms are generally 30 days, with a 2% discount if the full amount is paid within 10 days. Reserves for potential credit losses are reviewed on an account by account basis.



    Cost of transactions and merchandising revenues includes the cost to us of all products and services we sell through our Web sites, the cost of processing transactions, including bank credit card fees and shipping costs, which are only incurred from retail sales transactions, the portion of the cost of our Internet telecommunications connections that is directly attributable to traffic on our Web sites, and the direct labor costs incurred in maintaining and enhancing our network infrastructure. In order to fulfill our obligations under our shopper delivery programs, we occasionally purchase shopping traffic from third parties by placing on their Web sites advertisements that, when clicked on by a consumer, send the consumer to our Web site. Any shopping traffic that we purchase from a third party are included as a cost of transactions and merchandising revenues. Cost of merchant services revenues includes all direct labor costs incurred in connection with these services, as well as fees charged by third-party vendors that have directly contributed to the design, development and implementation of our merchant services.


    Sales and marketing expenses consist primarily of salaries and commissions and costs associated with marketing programs such as advertising and public relations. General and administrative expenses consist primarily of salaries and other personnel-related costs for executive, financial, human resources, information services and other administrative personnel, as well as legal, accounting and insurance costs. Research and development expenses consist primarily of salaries and related costs associated with the development of new products and services, the enhancement of existing products and services, and the performance of quality assurance and documentation activities. Amortization of intangible assets resulting from acquisitions is primarily related to the amortization of customer lists, domain names, acquired technology and goodwill. Stock-based compensation expense is related to the amortization of deferred compensation resulting from stock option grants to employees with an option exercise price below the estimated fair market value of our common stock as of the date of grant. Our impairment of acquired technology relates to our determination that the technology acquired in the e-Warehouse and CyberTrust acquisitions has no future use or value to us.


    We incurred net losses of $810,000 for the year ended December 31, 1996, $4.8 million for the year ended December 31, 1997 and $24.7 million for the year ended December 31, 1998. We also incurred net losses of $26.2 million for the six months ended June 30, 1999, and had an accumulated deficit of $55.6 million as of June 30, 1999. As a result of the discontinuation of the BuySoftware.com business, we expect our transactions and merchandising revenues and cost of transaction and merchandising revenues to initially decrease. As a result of our Go Software and CardSecure acquisitions, we expect our transaction fees and merchant services revenues to increase. Financial information reflecting the pro forma impact of these transactions is included in the Selected Pro Forma Combined Financial Data located elsewhere in this prospectus. We expect operating losses and negative cash flow to continue for the foreseeable future. We anticipate our losses will increase significantly from current levels, as we expect to incur additional costs and expenses related to brand development, marketing and other promotional activities, deferred compensation expense, amortization of intangibles resulting from recent acquisitions, the expansion of our operations, the continued development of the ShopNow Network, increasing investment in the systems that we use to process customers' orders and payments, the expansion of our product and service offerings and development of key business relationships.


RESULTS OF OPERATIONS


COMPARISON OF THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998


    REVENUES

    Revenues for the six-month period ended June 30, 1999 were $16.0 million compared to $1.1 million for the six-month period ended June 30, 1998, an increase of $14.9 million. The increase in revenues was due primarily to increased product sales from the BuySoftware.com business and from

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
revenues generated by Media Assets, which we acquired in September 1998. The BuySoftware.com portion of revenues for the six-month period ended June 30, 1999 were $9.9 million compared to $930,000 for the six-month period ended 1998, an increase of $9.0 million, or 60.6% of the total increase in revenues for the period.

    TRANSACTIONS AND MERCHANDISING. The transactions and merchandising portion of revenues for the six-month period ended June 30, 1999 was $11.6 million compared to $743,000 for the six-month period ended June 30, 1998, an increase of $10.9 million, or 73.3% of the total increase in revenues. The increase in our transactions and merchandising revenues was due primarily to increased product sales from the BuySoftware.com business. Ceasing the operation of this business will initially result in a significant decrease in our transactions and merchandising revenues.

    MERCHANT SERVICES. The merchant services portion of revenues for the six-month period ended June 30, 1999 was $4.4 million compared to $396,000 for the six-month period ended June 30, 1998, an increase of $4.0 million, or 26.7% of the total increase in revenues. The increase in our merchant services revenues was due primarily to revenues generated from Media Assets, which we acquired in September 1998.

    COST OF REVENUES

    The cost of revenues for the six-month period ended June 30, 1999 was $14.7 million compared to $1.2 million for the six-month period ended June 30, 1998, an increase of $13.5 million. The increase in our cost of revenues was due primarily to increased product sales from the BuySoftware.com business and cost of revenues of Media Assets, which we acquired in September 1999. The BuySoftware.com portion of cost of revenues for the six-month period ended June 30, 1999 was $11.2 million compared to $1.1 million for the six-month period ended June 30, 1998, an increase of $10.1 million, or 74.8% of the total increase in the cost of revenues.

    TRANSACTIONS AND MERCHANDISING. The transactions and merchandising portion of cost of revenues for the six-month period ended June 30, 1999 was $12.2 million compared to $1.1 million for the six-month period ended June 30, 1998, an increase of $11.1 million, or 82.4% of the total increase in cost of revenues. The increase in our transactions and merchandising cost of revenues was due primarily to increased product sales from the BuySoftware.com business. Ceasing the operation of this business will initially result in a significant decrease in our cost of transactions and merchandising revenues.

    MERCHANT SERVICES. The merchant services portion of cost of revenues for the six-month period ended June 30, 1999 was $2.5 million compared to $127,000 for the six-month period ended June 30, 1998, an increase of $2.4 million, or 17.6% of the total increase in cost of revenues. The increase in our merchant services cost of revenues was due primarily to cost of revenues incurred by Media Assets subsequent to acquisition.

    OPERATING EXPENSES

    SALES AND MARKETING. Sales and marketing expenses for the six-month period ended June 30, 1999 were $18.3 million compared to $4.5 million for the six-month period ended June 30, 1998, an increase of $13.8 million. The increase was due primarily to increased spending as a result of our launch and expansion of the ShopNow Network in 1998, including additional personnel and nation-wide print and radio ads. We expect to increase our sales and marketing expenses in 1999 through both online and traditional advertising to promote the ShopNow Network.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses for the six-month period ended June 30, 1999 were $2.5 million compared to $1.4 million for the six-month period ended June 30, 1998, an increase of $1.1 million. The increase was due primarily to an increase in personnel from internal growth and acquisitions. We anticipate continued growth in our general and administrative expenses in 1999.

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
    RESEARCH AND DEVELOPMENT. Research and development expenses for the six-month period ended June 30, 1999 were $2.9 million compared to $1.4 million for the six-month period ended June 30, 1998, an increase of $1.5 million. The increase was due primarily to the development and enhancement of our technology platform, as well as to an increase in technology personnel. These employees focus on developing our technology platform as well as building the overall infrastructure that supports the ShopNow Network. We anticipate continued growth in our research and development expenses in 1999.

    AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets expense for the six-month period ended June 30, 1999 was $1.6 million compared to $118,000 for the same period ended June 30, 1998, an increase of $1.5 million. The increase was due primarily to the increase in intangible assets and related amortization expenses from business acquisitions completed during the second half of 1998, including Media Assets and The Internet Mall. The acquisitions of GO Software and CardSecure, as well as possible future business acquisitions, will result in a significant increase in amortization of intangible assets expense.

    STOCK-BASED COMPENSATION. Stock-based compensation expense for the six-month period ended June 30, 1999 was $2.0 million compared to $2,000 for the six-month period ended June 30, 1998, an increase of $2.0 million. The expense is related to employee stock option grants with option exercise prices below the estimated fair market value of our common stock as of the date of grant. The amount of deferred compensation resulting from these grants is generally amortized over a three-year period as stock-based compensation expense. In May 1999, we granted stock options to certain employees who joined ShopNow as part of our acquisition of Media Assets. These grants resulted in a one-time stock-based compensation expense of $830,000 during the second quarter of 1999.

    OTHER INCOME (EXPENSE), NET

    Other expense, net for the six-month period ended June 30, 1999 was $245,000, compared to other income, net of $109,000 for the six-month period ended June 30, 1998, a decrease of $354,000. The decrease was due primarily to an increase in our debt obligations during the six-month period ended June 30, 1999, which resulted in an increase in interest expense. Other income (expense), net consists primarily of interest income on cash and cash equivalents and interest expense on our debt.

COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND 1997

    REVENUES

    Revenues for the year ended December 31, 1998 were $7.2 million compared to $604,000 for the year ended December 31, 1997, an increase of $6.6 million. The increase in revenues was due primarily to increased product sales from the BuySoftware.com business and revenues generated by Media Assets, which we acquired in September 1998. The BuySoftware.com portion of revenues for the year ended December 31, 1998 was $4.5 million compared to $69,000 for the year ended December 31, 1998, an increase of $4.4 million, or 67.0% of the total increase in revenues for the period.

    TRANSACTIONS AND MERCHANDISING. The transactions and merchandising portion of revenues for the year ended December 31, 1998 was $4.2 million compared to $69,000 for the year ended December 31, 1997, an increase of $4.1 million, or 63.2% of the total increase in revenues. The increase in our transactions and merchandising revenues was due primarily to increased product sales from the BuySoftware.com business.

    MERCHANT SERVICES. The merchant services portion of revenues for the year ended December 31, 1998 was $2.9 million compared to $535,000 for the year ended December 31, 1997, an increase of $2.4 million, or 36.8% of the total increase in revenues. The increase in our merchant services revenues was due primarily to revenues generated from Media Assets, which we acquired in September 1998. Revenues in 1997 were generated from our previous business of providing computer services to clients, which was completely phased out in early 1998. These computer services consisted primarily of providing computer training, consulting and Web site design to businesses.

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
    COST OF REVENUES

    The cost of revenues for the year ended December 31, 1998 was $5.8 million compared to $515,000 for the year ended December 31, 1997, an increase of $5.3 million. The increase in our cost of revenues was due primarily to increased product sales from the BuySoftware.com business and cost of revenues incurred by Media Assets, which we acquired in September 1998. The BuySoftware.com portion of cost of revenues for the year ended December 31, 1998 was $4.4 million compared to $124,000 for the year ended December 31, 1997, an increase of $4.3 million, or 81.2% of the total increase in cost of revenues.

    TRANSACTIONS AND MERCHANDISING. The transactions and merchandising portion of cost of revenues for the year ended December 31, 1998 was $4.5 million compared to $159,000 for the year ended December 31, 1997, an increase of $4.3 million, or 81.3% of the total increase in cost of revenues. The increase in our transactions and merchandising cost of revenues was due primarily to increased product sales from the BuySoftware.com business.

    MERCHANT SERVICES. The merchant services portion of cost of revenues for the year ended December 31, 1998 was $1.4 million compared to $356,000 for the year ended December 31, 1997, an increase of $1.0 million, or 18.7% of the total increase in cost of revenues. The increase in our merchant services cost of revenues was due primarily to cost of revenues incurred by Media Assets, which we acquired in September 1998. Cost of revenues for 1997 were comprised solely of direct labor and related costs to provide computer services to clients.

    OPERATING EXPENSES

    SALES AND MARKETING. Sales and marketing expenses for the year ended December 31, 1998 were $12.2 million compared to $1.2 million for the year ended December 31, 1997, an increase of $11.0 million. The increase was due primarily to increased spending as a result of the development and expansion of the ShopNow Network. Substantially all of the selling expenses incurred in 1997 were in support of our previous computer services business, which was completely phased out in early 1998.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses for the year ended December 31, 1998 were $3.5 million compared to $918,000 for the year ended December 31, 1997, an increase of $2.6 million. The increase was due primarily to an increase in personnel from internal growth and acquisitions.

    RESEARCH AND DEVELOPMENT. Research and development expenses for the year ended December 31, 1998 were $4.4 million compared to $2.4 million for the year ended December 31, 1997, an increase of $2.0 million. The increase was due primarily to the development of our technology platform and an increase in our technology personnel as well as building the overall infrastructure that supports the ShopNow Network.

    AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets expense for the year ended December 31, 1998 was $730,000 compared to $136,000 for the year ended December 31, 1997, an increase of $594,000. The acquisition of Media Assets and The Internet Mall resulted in $387,000 of this increase. The remainder of this increase resulted from other purchases of intangible assets including domain names and customer lists.

    STOCK-BASED COMPENSATION. Stock-based compensation expense for the year ended December 31, 1998 was $182,000 compared to no expense for the same period ended December 31, 1997, an increase of $182,000. The expenses are related to employee stock option grants with option exercise prices below the estimated fair market value of our common stock as of the date of grant. The amount of deferred compensation resulting from these grants is generally amortized over a three-year period as stock-based compensation expense.

    UNUSUAL ITEM - IMPAIRMENT OF ACQUIRED TECHNOLOGY. In June 1998, we acquired e-Warehouse and CyberTrust with the intent of integrating the acquired technologies with our own e-commerce product offerings. The amount we paid for these acquisitions was $5.4 million. We are presently not utilizing the acquired technologies and have determined that they have no alternative future use or value to us as our technology platform provides superior functionality. As a result, we wrote-off $5.2 million of the purchase price during the fourth quarter of 1998.

    OTHER INCOME (EXPENSE), NET

    Other income, net for the year ended December 31, 1998 was $171,000, compared to $164,000 of other expense, net for the year ended December 31, 1997, an increase of $335,000. The increase was due primarily to increased interest income earned by our increased cash reserves as a result of our financing activities during 1998 as compared to 1997.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

    REVENUES

    Revenues for the year ended December 31, 1997 were $604,000 compared to $993,000 for the year ended December 31, 1996, a decrease of $389,000. The overall decrease was due primarily to the phase out of our computer services business that began in late 1997.

    TRANSACTIONS AND MERCHANDISING. The transactions and merchandising portion of revenues for the year ended December 31, 1997 was $69,000 compared to no revenues for the year ended December 31, 1996. All of transactions and merchandising revenues were attributable to the BuySoftware.com business.

    MERCHANT SERVICES. The merchant services portion of revenues for the year ended December 31, 1997 was $535,000 compared to $993,000 for the year ended December 31, 1996, a decrease of $458,000 or 117.7% of the total decrease in revenues. All of merchant services were related to providing computer services to businesses.

    COST OF REVENUES

    The cost of revenues for the year ended December 31, 1997 was $515,000 compared to $430,000 for the year ended December 31, 1996, an increase of $85,000. The overall increase in cost of revenues was due to the cost of developing the BuySoftware.com business, partially offset by the phase out of our computer services business.

    TRANSACTIONS AND MERCHANDISING. The transactions and merchandising portion of cost of revenues for the year ended December 31, 1997 was $159,000 compared to no cost of revenues for the year ended December 31, 1996, an increase of $159,000, or 187.1% of the total increase in cost of revenues. All of transactions and merchandising cost of revenues were attributable to the BuySoftware.com business, which initially incurred higher cost of revenues as the business was being developed.

    MERCHANT SERVICES. The merchant services portion of cost of revenues for the year ended December 31, 1997 was $356,000 compared to $430,000 for the year ended December 31, 1996, a decrease of $74,000. The decrease was due primarily to decreased direct labor and other costs incurred in delivering our previous business of providing computer services to clients. All of merchant services were related to providing computer services to businesses.

    OPERATING EXPENSES

    SALES AND MARKETING. Sales and marketing expenses for the year ended December 31, 1997 were $1.2 million compared to $610,000 for the year ended December 31, 1996, an increase of $591,000. The increase was due primarily to increased spending as a result of development and expansion of our e-commerce and direct marketing business. In the year ended December 31, 1997, $644,000 of the sales and marketing expenses were in support of our previous computer services business compared to $610,000 of such expenses in the year ended December 31, 1996.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses for the year ended December 31, 1997 were $918,000 compared to $656,000 for the year ended December 31, 1996, an increase of $262,000. The increase was due primarily to an increase in employees to support our growth and transition to an e-commerce and direct marketing business.

    RESEARCH AND DEVELOPMENT. Research and development expenses for the year ended December 31, 1997 were $2.4 million compared to $25,000 for the year ended December 31, 1996, an increase of $2.4 million. The increase was entirely due to the development of our technology platform, which began in 1997 to support our growth and transition to an e-commerce and direct marketing business.

    AMORTIZATION OF INTANGIBLE ASSETS. Amortization of intangible assets expense for the year ended December 31, 1997 was $136,000 compared to $32,000 for the year ended December 31, 1996, an increase of $104,000. The increase was due primarily to various acquisitions of Web domain names during 1997, resulting in an increase in amortization of intangible assets expense recorded from these transactions.

    OTHER (INCOME) EXPENSE, NET.

    Other expense, net for the year ended December 31, 1997 was $164,000 compared to $50,000 for the year ended December 31, 1996, an increase of $114,000. The increase was due primarily to increased interest expense from our various financing activities by means of notes payable and lines of credit with commercial banks.

NET OPERATING LOSS CARRYFORWARDS

    As of June 30, 1999, we had net operating loss carryforwards of approximately $47.0 million. If not used, the net operating loss carryforwards will expire at various dates beginning in 2012. The Tax Reform Act of 1986 imposes restrictions on the use of net operating losses and tax credits in the event that there has been an "ownership change" of a corporation since the periods in which the net operating losses were incurred. Our ability to use net operating losses incurred prior to April 1998 is limited to approximately $3.0 million per year due to sales of convertible preferred stock to third parties that have resulted in an "ownership change." The ownership change related to the sale of Series D and Series E convertible preferred stock. We have provided a full valuation allowance on our deferred tax assets because of the uncertainty regarding their realization. Our accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of our deferred tax assets. In concluding that a full valuation allowance was required, management considered such factors as our history of operating losses, potential future losses and the nature of our deferred tax assets. See Note 10 to the Consolidated Financial Statements appearing elsewhere in this prospectus.

SELECTED CONSOLIDATED PRO FORMA QUARTERLY FINANCIAL DATA

    The following table sets forth selected consolidated quarterly financial data on a pro forma basis for 1998 and the first two quarters of 1999. The financial data presented below excludes our BuySoftware.com business for all periods presented and includes the operations of Media Assets, The Internet Mall and GO Software as if we had acquired them on January 1, 1998. Because our business has changed significantly due to these acquisitions and ceasing the operation of the BuySoftware.com business discussed previously, we believe that the pro forma information provides a better reflection of our existing business than the historical data provided elsewhere in this prospectus. All data is unaudited, has been prepared on the same basis as the audited financial statements and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, considered necessary for a full presentation of such information when read in conjunction with the financial statements and accompanying notes appearing elsewhere in this prospectus.

                                                                                      QUARTER ENDED
                                                            ------------------------------------------------------------------
                                                             MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,   MARCH 31,
                                                               1998         1998          1998           1998         1999
                                                            -----------  -----------  -------------  ------------  -----------
                                                                                      (IN THOUSANDS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
  Revenues:
    Transactions and merchandising........................   $     336    $     411     $     417     $      637    $     775
    Merchant services.....................................       1,092        1,975         2,283          1,899        1,729
                                                            -----------  -----------  -------------  ------------  -----------
      Total revenues......................................       1,428        2,386         2,700          2,536        2,504
                                                            -----------  -----------  -------------  ------------  -----------
  Cost of revenues:
    Transactions and merchandising........................          21           27            36            137          325
    Merchant services.....................................         656        1,133         1,289            985          952
                                                            -----------  -----------  -------------  ------------  -----------
      Total cost of revenues..............................         677        1,160         1,325          1,122        1,277
                                                            -----------  -----------  -------------  ------------  -----------
        Gross profit......................................         751        1,226         1,375          1,414        1,227
                                                            -----------  -----------  -------------  ------------  -----------
  Operating expenses:
    Sales and marketing...................................       1,272        3,129         2,653          3,737        4,453
    General and administrative............................         667        1,090         1,133          1,175        1,264
    Research and development..............................         375          847         1,282          1,172        1,679
    Amortization of intangible assets.....................       1,568        1,571         1,570          1,589        1,758
    Stock-based compensation..............................          --            2            35            145          132
    Unusual item--impairment of acquired technology.......          --           --            --          5,207           --
                                                            -----------  -----------  -------------  ------------  -----------
      Total operating expenses............................       3,882        6,639         6,673         13,025        9,286
                                                            -----------  -----------  -------------  ------------  -----------
        Loss from operations..............................      (3,131)      (5,413)       (5,298)       (11,611)      (8,059)
  Other income (expense), net.............................         (10)          67            57            (23)          (3)
                                                            -----------  -----------  -------------  ------------  -----------
        Net loss..........................................   $  (3,141)   $  (5,346)    $  (5,241)    $  (11,634)   $  (8,062)
                                                            -----------  -----------  -------------  ------------  -----------
                                                            -----------  -----------  -------------  ------------  -----------


                                                            JUNE 30,
                                                              1999
                                                            ---------

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
  Revenues:
    Transactions and merchandising........................  $   1,836
    Merchant services.....................................      2,447
                                                            ---------
      Total revenues......................................      4,283
                                                            ---------
  Cost of revenues:
    Transactions and merchandising........................        744
    Merchant services.....................................      1,517
                                                            ---------
      Total cost of revenues..............................      2,261
                                                            ---------
        Gross profit......................................      2,022
                                                            ---------
  Operating expenses:
    Sales and marketing...................................     11,112
    General and administrative............................      1,294
    Research and development..............................      1,427
    Amortization of intangible assets.....................      1,880
    Stock-based compensation..............................      1,824
    Unusual item--impairment of acquired technology.......         --
                                                            ---------
      Total operating expenses............................     17,537
                                                            ---------
        Loss from operations..............................    (15,515)
  Other income (expense), net.............................       (280)
                                                            ---------
        Net loss..........................................  $ (15,795)
                                                            ---------
                                                            ---------

    The growth in total revenues for the quarter ended June 30, 1999 is attributable to increasing amounts of transactions and merchandising revenues from the expansion of our ShopNow Network, as well as increased revenues from merchant services, derived primarily from Media Assets. When we acquired Media Assets in September 1998 and launched the ShopNow Web site in August 1998, we shifted our focus from generating revenues from merchant services to generating revenues from transactions and merchandising. As a result, revenues from transactions and merchandising increased significantly from the quarter ended September 30, 1998, while revenues from merchant services decreased in subsequent quarters. We anticipate that transactions and merchandising revenues will continue to increase at a faster rate than revenues from merchant services. Although we have experienced recent growth in revenues from our current operations, the number of MyShopNow personal stores, visitors to ShopNow.com and the number of merchants on the ShopNow Network, these historical growth rates are not sustainable and are not indicative of future growth rates that we may achieve. We believe that period-to-period comparisons of our operating results are not meaningful and that you should not rely on the performance of any period as an indication of future performance.

LIQUIDITY AND CAPITAL RESOURCES

    Since inception, we have experienced net losses and negative cash flows from operations, and as of June 30, 1999 had an accumulated deficit of $55.6 million. We have financed our activities largely through issuances of common stock and preferred stock, from the issuance of short-term and long-term obligations and from capital leasing transactions for certain of our fixed asset purchases. Through June 30, 1999, our aggregate net proceeds have been $49.7 million from issuing equity securities and $20.0 million from issuing debt securities. Since June 30, 1999, we have raised an additional $18.9 million in cash from the sale of convertible preferred stock. As of June 30, 1999, we had $6.5 million in cash and short-term investments.

    Net cash used in operating activities was $18.8 million for the six-month period ended June 30, 1999, compared to net cash used in operating activities of $6.3 million for the same period of 1998. The increase was due primarily to the increase in our net loss for the six-month period ended June 30, 1999, of $26.2 million compared to $7.3 million for the same six-month period ended 1998.

    Net cash used in investing activities was $10.1 million for the six-month period ended June 30, 1999, compared to net cash used in investing activities of $6.6 million for the same period of 1998. The increase was due primarily to the increase in purchases of property and equipment of $5.3 million for the six-month period ended June 30, 1999, compared to $1.8 million for the six-month period ended June 30, 1998.

    Net cash provided by financing activities was $25.3 million for the six-month period ended June 30, 1999, compared to net cash provided by financing activities of $20.2 million for the six-month period ended June 30, 1998. The increase was due primarily to proceeds from the issuance of debt of $11.6 million during the six-month period ended June 30, 1999, compared to proceeds from the issuance of debt of $38,000 during the six-month period ended June 30, 1998, partially offset by the decrease in the amount of net proceeds from issuances of convertible preferred stock from $14.4 million during the six-month period ended June 30, 1999 to $22.0 million during the six-month period ended June 30, 1998.


    In March 1999, we entered into a loan and security agreement with Transamerica Business Credit Corporation for a term loan and line of credit. In May 1999, the agreement was amended and restated allowing us to borrow up to $8.5 million at any one time, consisting of a $3.5 million term loan, $4.0 million bridge loan and a line of credit of up to $2.5 million, initially capped at $1.0 million until the bridge loan is repaid. The current principal amount of outstanding borrowings with Transamerica consist of a $3.5 million term loan, a $4.0 million bridge loan and a $1.0 million line of credit. The line of credit bears interest at the Transamerica Business Credit Corporation's base rate plus 2%, is secured by substantially all of our assets and expires on March 31, 2000. The interest rate for July 1999 was an annual rate of 10%. The term loan bears interest at 12%, is secured by substantially all of our assets and matures in March 2002. The bridge loan bears interest at 12% and is due upon the earlier of December 1, 1999 or the closing of a debt or equity financing by us exceeding $10.0 million. At June 30, 1999 we also had a total of $1.6 million outstanding on two promissory notes issued in business acquisitions. One of the notes, in the amount of $1.0 million, bearing an interest rate of 10%, is due June 15, 2000 or the effective date of an initial public offering of our common stock, at which time the note is convertible into shares of common stock. The other note is to be paid off in quarterly installments of $112,500 through October 1, 2000.



    Our capital requirements depend on numerous factors, including the rate of expansion of the ShopNow Network, the investments we make in our technology platform, the number of acquisitions, if any, that are completed and the composition of the consideration between cash and stock for those acquisitions and the resources we devote to expansion of our sales, marketing and branding programs. We have also entered into agreements with Chase, About.com and 24/7 Media that require us to make advertising and marketing expenditures of $6.0 million annually through 2001. We believe that existing cash balances and cash generated from operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures in the short-term (for the next 12 months), and at least through the next 18 months. After that time, we may be required to raise additional financing. There can be no assurance that the assumed levels of revenues and expenses underlying our anticipated cash needs will prove to be accurate. The sale of additional equity or convertible debt securities could result in additional dilution to our shareholders. There can be no assurance that financing will be available in amounts or on terms acceptable to us, or even available at all.

RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE." Statement of Position 98-1 is effective for financial statements for years beginning after December 15, 1998. Statement of Position 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The implementation of Statement of Position 98-1 did not have a material impact on our financial position or operating results.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES." Statement of Position 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As we have expensed these costs historically, the implementation of Statement of Position 98-5 did not have a material effect on our financial condition or operating results.

SEASONALITY


    We believe that retail transactions and advertising sales in traditional media, such as television and radio, generally are lower in the first and third calendar quarters of each year. In addition, Internet usage typically declines during the summer and certain holiday periods. If our market makes the transition from an emerging to a more developed market, seasonal and cyclical patterns may develop in our industry and in the usage of, and transactions on, our Web sites and those of our merchants. Seasonal and cyclical patterns in online transactions and advertising would affect our revenues. Those patterns may also develop on our Web sites. Given the early stage of the development of the Internet and our company, however, we cannot predict to what extent, if at all, our operations will prove to be seasonal.


IMPACT OF THE YEAR 2000 COMPUTER PROBLEM

    OVERVIEW. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in system failures, delays or miscalculations.


    STATE OF READINESS. We rely on proprietary, as well as third-party, software in the operation of our business. Year 2000 testing of our proprietary software is part of our on-going, internal quality assurance testing. To date, we have tested our core proprietary software to determine whether it is Year 2000 compliant. Because our user interface software frequently changes we do not test each revision to determine if it is Year 2000 compliant. By September 1999, we expect to have incorporated Year 2000 compliance testing into our user interface development process. For our third-party software, we have obtained Year 2000 compliance certificates from the companies from which we license software that is critical to the day-to-day operation of our business. Through August 15, 1999, we contacted approximately 80% of our third-party software suppliers to obtain Year 2000 compliance statements with respect to the software that we license from such companies. With respect to the companies from which we obtain critical outsourcing services, or with which we have key business relationships, we attempt to obtain warranties that such software is Year 2000 compliant. We have received such warranties from the companies from which we obtain critical outsourcing services and with which we have key business relationships.


    COSTS. To date, we have incurred less than $200,000 in third-party expenses as a result of our Year 2000 compliance efforts, which include an on-going review of our systems by an outside consulting company. If the review uncovers any Year 2000 problem related to our internal systems, we could incur substantial costs to remedy the problem. For example, we might have to purchase additional hardware or software and we could incur additional administrative costs. The exact costs would depend upon the scope of the problem. The actual occurrence of a Year 2000 problem could result in delays or losses of revenue, interruptions of Internet communications, cancellations of contracts by our customers, diversions of our development resources, damage to our reputation, increased service and warranty costs and litigation costs.

    WORST-CASE SCENARIO. We believe that our worst-case scenario would involve an unanticipated defect in one or more of our critical hardware or software systems or those of a critical outsourcing or business partner, resulting in an inability to maintain and operate our Web sites or process transactions generated by our Web sites. Such a defect would interrupt our business and expose us to breach of contract and other claims against us by our customers, merchants and business affiliates.

    RISKS. We are not currently aware of any internal Year 2000 compliance problem that could reasonably be expected to have a material adverse effect on our business, operating results or financial condition, without taking into account our Year 2000 remediation efforts. However, we may discover unanticipated Year 2000 compliance problems in our computer infrastructure that will require substantial revisions or replacements. In addition, third-party software, hardware, or services incorporated into our material systems or other systems upon which we rely may need to be revised or replaced, which could be time consuming and expensive.

    The computer systems of governmental agencies, utility companies, Internet access companies, third-party service providers and others outside of our control may not be Year 2000 compliant. The failure by such entities to achieve timely Year 2000 compliance could result in a systemic failure beyond our control, such as prolonged Internet, telecommunications, or electrical failures. This could prevent shoppers and merchants from accessing our systems, which could harm our business, operating results, and financial condition. In addition, the computer systems of the merchants who are part of the ShopNow Network may not be Year 2000 compliant. The failure by such entities to achieve timely Year 2000 compliance could prevent shoppers from consummating transactions through the ShopNow Network, which could harm our business, operating results and financial condition.

    CONTINGENCY PLAN. Because we regularly deploy new software, we believe that we must regularly test our software and other systems for Year 2000 problems. To conduct this testing, we have assembled a Year 2000 compliance team, headed by personnel from our quality assurance department. The compliance team has begun a phased approach to attempt to mitigate the possible effects of Year 2000 issues. As part of this initiative, the compliance team periodically implements code reviews to attempt to identify and isolate Year 2000 issues. Beginning in September 1999, we will conduct monthly Year 2000 testing by physically setting the date forward on our computer systems to the year 2000. On December 31, 1999, we plan to have personnel monitor our systems and software for Year 2000 issues, which our compliance team will then address.

                                    BUSINESS

OVERVIEW


    ShopNow provides shoppers and merchants with an online marketplace and provides merchants with a variety of e-commerce and direct marketing services. The ShopNow Network, our online marketplace, is comprised of ShopNow.com, MyShopNow.com and the individual Web sites of merchants that are connected by hyperlink to the ShopNow Network. The ShopNow.com Web site aggregates more than 1 million products and services from more than 30,000 merchants. This Web site includes categories of information and lists of stores that shoppers can browse, sort and rapidly search by category, merchant or product. MyShopNow.com enables shoppers to create their own personalized shopping Web sites by selecting the types of products and services offered to them. In July 1999, the ShopNow Network attracted more than 2 million visits. We believe that our online marketplace focused principally on shopping will continue to attract an increasing number of Internet users who are interested in purchasing products and services on the Web. As the number of shoppers on the ShopNow Network increases, we believe that we will attract additional merchants by providing them with the opportunity to increase online transaction volume.



    With the rapid growth in the use of the Internet, many businesses are engaging in e-commerce, which consists of marketing and selling products and services directly online. To assist merchants in their online efforts, we provide e-commerce services ranging from a listing on ShopNow.com to the design, creation and maintenance of an online store complete with back-end support services, such as payment and order processing, fraud prevention and customer order fulfillment. Our direct marketing services, which include merchandising programs, online direct mail promotions, creative services, four levels of listing on the ShopNow Network and transaction reporting, enable merchants to promote their brands, products, services and e-commerce presence through traditional and online direct marketing methods. We intend to increase our use of the demographic and shopper preference data that we collect to provide more focused direct marketing services.


INDUSTRY BACKGROUND

    RAPID GROWTH OF THE INTERNET AND E-COMMERCE

    The Internet has grown in less than a decade from a limited research tool into a global network consisting of millions of computers and users. The Internet is an increasingly significant medium for communication, information and commerce. International Data Corporation, or IDC, estimates that at the end of 1998 there were over 51 million Web users in the United States and over 97 million Web users worldwide and that by the end of 2002 the number of Web users will increase to over 135 million in the United States and to over 319 million worldwide.

    The rapid growth of the Internet has given both shoppers and merchants the opportunity to conduct an increasing amount of commerce online. We believe that online shopping offers numerous advantages to both shoppers and merchants. Shoppers receive increased selection, access to competitive prices, and the convenience of being able to shop on the Web at any time from a single location. The Internet enables merchants to reach a global audience and operate with limited infrastructure, reduced overhead and greater economies of scale. By facilitating access to information, the Internet enables merchants to give shoppers more detailed product information while affording merchants the opportunity to obtain detailed information about the shoppers purchasing their products. These advantages are resulting in a dramatic increase in the amount of commerce conducted over the Internet and the number of merchants advertising and selling goods and services online. According to IDC, worldwide transactions on the Internet are expected to increase from approximately $32 billion in 1998 to approximately $426 billion in 2002, with the number of users that have bought products and services online rising from approximately 28 million to approximately 128 million worldwide during the same period.

    CHALLENGES FACING ONLINE SHOPPERS

    The advantages of online shopping over traditional shopping and the popular acceptance of early online merchants are making an online presence essential for many traditional merchants. The resulting increase in merchants selling products and services online has led to rapid growth in the number of e-commerce opportunities for shoppers. This rapid growth is creating a number of challenges for shoppers as they seek to realize the potential benefits of shopping online, which in turn increases the market for services that assist shoppers in evaluating online buying opportunities and making online purchases.

    PROLIFERATION OF BUYING OPPORTUNITIES. The rapid growth of e-commerce is inundating shoppers with new buying opportunities. The relatively modest cost of setting up a Web site enables merchants of all types, including traditional and online retailers, manufacturers, catalog companies and individual sellers, to offer their products directly to online shoppers. As these merchants attempt to create online visibility, shoppers are being exposed to an increasing number of Web site addresses and buying opportunities through both online and traditional marketing methods. The confusion caused by these marketing efforts, the number of new merchants and the limited e-commerce experience of many shoppers often makes it difficult for shoppers to screen the available information and locate the online merchants best suited to their needs.


    NEED FOR ADDITIONAL ONLINE MARKETPLACES. Shoppers have few solutions to help them rapidly evaluate the large number of merchants and products marketed on the Internet in an organized fashion. The Internet search engines offered on the home pages of Web directories, also known as portal sites, do not cater principally to online shoppers and often generate hundreds of irrelevant search results because they search based on content, regardless of whether the content is e-commerce related. As a result, unless a shopper knows a merchant's specific Web site address, the shopper may have difficulty locating a specific product or service on the Internet. In addition, the home pages of these portal sites limit the space available for shopping-related advertising and direct marketing promotions that bring appealing e-commerce opportunities to shoppers' attention. As a result, shoppers need more online marketplaces that focus on e-commerce and help shoppers rapidly search for merchants and products marketed on the Internet.



    IMPEDIMENTS TO ONLINE TRANSACTIONS. Despite the recent growth in e-commerce, many shoppers have limited experience buying goods and services over the Internet. Many Web sites are not user-friendly for shoppers because they are not formatted in a way that allows shoppers to quickly obtain the information necessary to complete e-commerce transactions. We believe that this can frustrate or deter shoppers from making online purchases. The lack of uniformity in Web site design also hinders the efficiency of online shopping. Many shoppers lack the technical expertise necessary to determine whether the online security measures that a merchant employs are satisfactory. Consequently, shoppers may be reluctant to transact business online due to concerns that they will not receive their merchandise or that their confidential information will be obtained by an unauthorized person.


    CHALLENGES FACING ONLINE MERCHANTS

    Merchants increasingly are determining that they need an online presence to take advantage of the rapid growth and benefits of e-commerce. The emergence of e-commerce as a viable means for transacting business represents a paradigm shift for merchants who can now offer their products twenty-four hours a day to shoppers anywhere in the world with limited infrastructure. Despite the rapid growth in e-commerce, many merchants are facing a number of challenges in attempting to capitalize on the opportunities presented by conducting business on the Internet.


    RESOURCES REQUIRED TO IMPLEMENT AN EFFECTIVE E-COMMERCE
CAPABILITY. Although the costs required to establish a simple non-commercial Web site are relatively modest, merchants of all sizes must invest a significant amount of capital and technical resources to develop and maintain an effective e-commerce presence, which typically includes multiple components such as transaction processing,


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online security measures and customer order fulfillment. To maximize effectiveness, these components must be seamlessly integrated through the use of appropriate technology and implemented in a timely manner. In addition, the rapidly evolving nature of e-commerce technology necessitates timely upgrades and significant continuing investment in highly-skilled technical personnel in order to maintain an advanced e-commerce solution. Merchants who choose to develop and maintain an e-commerce presence internally typically must divert valuable technical personnel away from other important tasks. Even those merchants who decide to outsource the development and maintenance of their e-commerce capability through multiple vendors typically must devote significant technical expertise to integrate the various components and interact with the vendors.


    VISIBILITY TO SHOPPERS. Due to the growing importance of e-commerce, merchants need an effective means to communicate with a targeted online audience for their products and services in a manner that maximizes their brand recognition. Even traditional merchants with established brands need to create visibility online to distinguish themselves from the significant number of sellers marketing products and services over the Internet. Achieving widespread brand identity in a market where shoppers are being inundated with Internet-related advertising requires a comprehensive direct marketing strategy that focuses on attracting the appropriate online shoppers. These direct marketing efforts often include both online methods, such as banner and other hyperlink advertisements and e-mail communications, as well as traditional methods, such as direct mail. To maximize the effectiveness of these direct marketing efforts, creative services that can effectively position a merchant's business and its products and services must be employed.


    ACQUISITION AND RETENTION OF CUSTOMERS. Even those merchants who have substantial brand identity among consumers may have difficulty converting this general visibility into online purchases, as many merchants lack the knowledge and expertise needed to sell products and services online. Online advertising is currently concentrated on the home pages of portal Web sites, which are not principally focused on shopping. As a result, much of the traffic that these advertisements generate on a merchant's Web site may not be from individuals interested in making retail purchases. Merchants need strategies to reach concentrated groups of Internet users and to convert these users into purchasers. In order to retain these customers, merchants must also continually improve the process for purchasing products and services through their Web sites while providing secure, easy-to-use formats for online transactions.


    NEED OF SHOPPERS AND MERCHANTS FOR AN EFFECTIVE E-COMMERCE SOLUTION

    To take advantage of the opportunities presented by e-commerce, both shoppers and merchants need an effective solution that addresses the challenges of buying and selling products and services online. A solution that enables merchants to easily develop and maintain an effective online presence will allow more merchants to transact business online, thereby increasing the variety of products and services offered over the Internet. An increase in the variety of products and services marketed online will attract more shoppers online, increasing the pool of potential customers for e-commerce enabled merchants.

THE SHOPNOW SOLUTION


    We provide shoppers and merchants with an online marketplace and provide merchants with a variety of e-commerce and direct marketing services. The ShopNow Network, our online marketplace, is comprised of ShopNow.com, MyShopNow.com and the Web sites of merchants that are connected by hyperlink to the ShopNow Network. ShopNow.com, our shopping destination Web site, aggregates more than 1 million products from more than 30,000 merchants of all types. MyShopNow.com enables shoppers to create their own personalized Web site by allowing them to select the types of products and services offered to them. The Web sites of merchants are connected by hyperlink to ShopNow.com to complete our online marketplace. To assist merchants in marketing and selling their products and services online, we provide a broad range of e-commerce, direct marketing and creative services. Our direct marketing and creative services use both traditional and online methods to drive shoppers to merchants' Web sites, while our e-commerce services, including custom store development, online store


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hosting and maintenance, secure payment and order processing, fraud prevention and customer order fulfillment and call center management, enable merchants to develop and maintain the ability to complete online transactions.


    BENEFITS FOR SHOPPERS


    We provide shoppers with an online marketplace that enables them to search for buying opportunities in an organized fashion, alleviating the need to sift through often irrelevant search results. Our Web sites provide shoppers with multiple ways to search our merchant database in a user-friendly layout that allows shoppers to easily obtain the information necessary to complete online transactions. This enables shoppers to rapidly locate merchants that fit their needs and evaluate product and service offerings from numerous merchants based on the criteria that are important to them. Because ShopNow.com is focused principally on shopping, we can highlight new products and services and high-value offers for our shoppers. The personalization capabilities of MyShopNow.com enable shoppers to create a unique online shopping experience that is tailored to their specific interests.


    BENEFITS FOR MERCHANTS


    We offer merchants an online marketplace and a variety of e-commerce and direct marketing services that enable them to quickly develop and maintain their desired e-commerce presence. Our e-commerce services include custom development of online stores, hosting and maintenance services for online stores, online payment and order processing services, fraud management services and customer order fulfillment and call center management. Our direct marketing services include the placement of merchant and product information on the ShopNow Network, merchandising programs such as advertisements and e-mail promotions on the ShopNow Network, online direct mail promotions and other creative services. We enable merchants to avoid the significant resource drain caused by developing and maintaining end-to-end e-commerce systems internally or outsourcing to multiple vendors. Because we regularly re-evaluate and update our e-commerce services, our merchant customers can easily keep pace with rapidly evolving e-commerce technology. The ShopNow Network allows merchants to market their products in an online marketplace where shoppers congregate for the specific purpose of making purchases. Our direct marketing services enhance the value of our online marketplace for merchants by providing them with a wide range of online and traditional marketing methods to increase their brand awareness and drive shoppers to their Web sites to make online purchases. Our ability to collect detailed demographic and shopper preference data enables us to offer targeted direct marketing services to our merchants. Our online marketplace, together with our e-commerce and direct marketing services, allow merchants to capitalize on the benefits of e-commerce in a manner that is tailored to their specific needs.


STRATEGY


    Our objective is to create the leading online marketplace for shoppers and merchants while providing a variety of e-commerce and direct marketing services to merchants. Key strategies to achieve this objective include:


    INCREASE MARKET AWARENESS AND BRAND RECOGNITION

    We will continue to promote the ShopNow brand as synonymous with online shopping. To accelerate the acceptance and penetration of our brand among shoppers and merchants, we will continue to advertise the ShopNow brand through both online and traditional channels. Online efforts include placing banner and other hyperlink advertisements on portal and other destination Web sites. To reach a mass audience, we will continue to conduct national advertising campaigns in traditional media such as radio and newspapers. We will also expand our efforts to promote the ShopNow brand to merchants through trade publication advertisements, direct mail and promotional activities, trade shows, media events and our Web sites.

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    EXPAND THE SHOPNOW NETWORK

    We intend to aggressively expand the ShopNow Network through the following strategies:


    - INCREASE PRODUCTS AND SERVICES. We will aggressively recruit new merchants to our online marketplace to expand the range of shopping choices on the ShopNow Network. To increase the services available to shoppers on the ShopNow Network, we intend to offer additional third-party content features, which currently include stock quotes, weather reports, horoscopes and greeting cards. We will continue to enhance the services available to merchants by developing and acquiring new technologies and by entering into new, and expanding existing, business relationships. We will add features to maintain the component-based nature of our services so that merchants of all sizes can implement an e-commerce presence tailored to their specific needs.



    - EXPAND INTERNATIONALLY. We will seek to leverage the anticipated international growth in e-commerce to expand the ShopNow Network and generate additional revenue. We plan to commence our international expansion with the development of a Japanese online marketplace in the second half of 1999. We intend to accelerate our international expansion by entering into strategic alliances with foreign businesses. We also intend to register our Web sites on international search engines, seek relationships with foreign portal Web sites and develop foreign language user interfaces. We believe that these features will enable foreign shoppers to more easily access our Web sites, expanding the market for merchants, products and services and significantly increasing the number of shoppers on the ShopNow Network.



    - DEVELOP LOCAL NETWORKS. We intend to develop localized versions of the ShopNow Network in order to enhance the attractiveness of our network to both shoppers and merchants in selected markets. We intend to do this first within selected major metropolitan areas within the United States. If successful, we expect to create localized versions for additional metropolitan areas in North America. By aggregating merchants located within a specific geographic area, we will allow shoppers to do business with their local merchants at a single site. Localization will provide merchants with the opportunity to increase transactions through advertising and merchandising programs focused on local markets.


    INCREASE TRANSACTIONS ON THE SHOPNOW NETWORK

    We intend to increase transactions on the ShopNow Network by further personalizing our services for shoppers and leveraging our direct marketing capabilities as follows:

    - ENHANCE PERSONALIZATION. We intend to aggressively promote the personalization features of the ShopNow Network, which permit us to target product and service offerings based on the indicated preferences of individual shoppers. By increasing the personalization features of our network, we will be able to improve the shopping experience for our shoppers while enhancing our data collection capabilities. To increase shoppers' acceptance of our MyShopNow personal store concept, we offer shoppers incentives, such as cash-back bonuses, on purchases made through their MyShopNow personal stores. We plan to continue to enhance the personalization features of MyShopNow.com by providing access to additional content and other services.


    - LEVERAGE DIRECT MARKETING SERVICES. We will continue to offer merchants a wide variety of online and traditional direct marketing services to increase transactions on the ShopNow Network. Our direct marketing services enable merchants to acquire and retain shoppers in a more targeted manner. In order to maximize the number of transactions on the ShopNow Network, we will refine our direct marketing services by continuing to use the data that we collect from shoppers on our network while striving to increase the quality and amount of this data. We will attempt to use our creative services to develop direct marketing materials that focus merchants, direct marketing efforts by attracting shoppers interested in purchasing a particular merchant's products and services. We believe that using our creative services in this way will result in increased shopper traffic and online purchases for merchants who utilize these services.


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    EXPAND SERVICES TO MERCHANT CUSTOMERS

    We intend to increase sales to our merchant customers by aggressively marketing additional features of our suite of e-commerce and direct marketing services to them. We believe that we will generate incremental revenue from our merchant customers by regularly updating our technology and services in order to provide our merchants with advanced e-commerce services. In addition, we believe that as we demonstrate both the effectiveness of the ShopNow Network and our ability to collect detailed information regarding online shoppers, our merchant customers will take increasing advantage of our extensive direct marketing and creative services.

    PURSUE ACQUISITIONS AND LEVERAGE KEY BUSINESS RELATIONSHIPS

    To date, we have entered into a number of acquisitions and key business relationships in order to expand our range of products and services for shoppers and merchants, generate additional visitors to the ShopNow Network, increase the number of MyShopNow personal stores, enhance our technology and establish additional sources of revenue. We believe that our key business relationships will help us to offer advanced e-commerce services by giving us access to technology developed by the parties to these relationships. We also believe that these relationships will assist us in expanding into new domestic and international markets by providing us with access to expertise and contacts in these new markets. We believe that our acquisitions and key business relationships will assist us in rapidly increasing the variety of products and services offered on the ShopNow Network by giving us access to additional merchants. We intend to continue making acquisitions and entering into those types of relationships to enhance the quality of our online marketplace and the effectiveness of our e-commerce and direct marketing services.

OUR PRODUCTS AND SERVICES

    THE SHOPNOW NETWORK


    The ShopNow Network is an online marketplace designed to attract shoppers to a common online location by providing them with attractive shopping destinations. The ShopNow Network consists of ShopNow.com, our Internet shopping portal site, MyShopNow.com, our personalized Internet shopping service, and the Web sites of merchants that are connected by hyperlink to the ShopNow Network. We believe that increasing shopper traffic on the ShopNow Network will cause additional merchants to participate in the network. As the number of participating merchants grows, ShopNow will have a larger pool of merchants to whom we can offer our e-commerce and direct marketing services.



    SHOPNOW.COM. ShopNow.com is an Internet shopping portal site that offers shoppers a comprehensive shopping destination by aggregating at one Web site more than 1 million products and services from more than 30,000 merchants, including retailers, catalog companies, manufacturers and individuals. ShopNow.com's directory of merchants lists merchants under 27 different product categories. To reach a specific merchant's Web site, a shopper clicks on the directory's hyperlink to that site. Shoppers complete transactions at the merchant's Web site, which we may host and maintain if the merchant chooses to purchase these services. By driving shoppers to merchants' Web sites, ShopNow.com enables merchants to conduct e-commerce under their own brand names. To enable shoppers to conduct a more focused search, ShopNow.com provides an easy-to-use interface that enables shoppers to search the directory in a number of ways, including by category, merchant or product. ShopNow.com provides shoppers with complimentary access to third-party content, including weather reports and horoscopes.


    MYSHOPNOW.COM. MyShopNow.com enables each shopper to easily create a personalized shopping Web site, based on various shopping themes. Shoppers indicate their interests to select the types of products and services that they want offered to them. In addition to the search methods offered by ShopNow.com, MyShopNow.com offers shoppers an advanced search capability that enables shoppers to search by price, brand, category and recommendations from our gift center. Shoppers place orders for products and services using a uniform online shopping cart regardless of which merchant offers the

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

product. As an added benefit, shoppers typically receive cash back or other incentives on purchases that they make through their MyShopNow personal stores. The MyShopNow personal stores also provide shoppers with special promotional offers. To encourage shoppers to visit their MyShopNow personal stores, MyShopNow provides shoppers with complimentary access to third-party content, including sports scores, weather reports, horoscopes, greeting cards and stock quotes. Since we launched the MyShopNow personal store concept in September 1998, more than 1.5 million MyShopNow personal stores have been created.



    MERCHANTS' WEB SITES. The ShopNow Network also includes the Web sites of over 30,000 merchants. These Web sites are connected by hyperlink to ShopNow.com, and provide shoppers with additional information about these merchants and the ability to purchase their products and services.


    MERCHANT SERVICES

    E-COMMERCE SERVICES. ShopNow offers merchants a wide variety of e-commerce services, including:


    - CUSTOM STORE DEVELOPMENT. We offer merchants custom creative design and technical development services for their online stores. We create e-commerce enabled Web sites that can range from the basic to the highly customized.


    - E-COMMERCE HOSTING AND MAINTENANCE. We provide e-commerce hosting and maintenance services for merchants' online stores. To provide customers with the performance they require for continuous e-commerce operations, we use data centers with redundant servers, 24-hour monitoring and support and high speed Internet connections.

    - SECURE PAYMENT AND ORDER PROCESSING. We provide online payment and order processing services, including customer authentication and authorization, automated tax and shipping calculations, order tracking and customer service. Our technology platform supports a variety of payment methods, including credit cards and purchase orders. For security, we use advanced encryption methods. To exchange information with shoppers and merchants on our Web sites, our network servers use software that complies with the Secure Sockets Layer specification, a leading method for managing the security of transmissions over a network.

    - FRAUD PREVENTION. Our fraud management services use artificial intelligence programs, a database of historical transactions, and validation by an authorized financial institution to confirm shoppers' identities and to assess their credit status. We can adjust the stringency of the fraud screening process based upon a merchant's requirements and the nature of the transaction to assist the merchant in maximizing sales opportunities.

    - CUSTOMER ORDER FULFILLMENT AND CALL CENTER MANAGEMENT. We have preferred supplier agreements with multiple companies that specialize in providing customer order fullment services, including warehousing, packaging and distribution, and call center services, including telephone and e-mail customer support services, for companies that lack such capabilities. Our preferred supplier agreements allow us to obtain pricing discounts and other favorable terms from these companies by aggregating several of our merchant clients' order fulfillment and call center activities under one contract that we enter into and manage on behalf of our merchant customers. Consequently, our merchant customers enter into agreements with us, rather than the third-party customer order fulfillment or call center service companies. We also have relationships with several vendors whose warehouses we use to fill orders that we take on behalf of our merchant customers through our Web sites and to deliver the purchased merchandise directly to shoppers. We have integrated our payment processing and fraud prevention systems with those of our preferred suppliers to provide our merchants with an integrated e-commerce platform.

    Our various e-commerce services can be purchased separately, allowing merchants to select only those particular services that they need. Fee arrangements are based on the specific service purchased and may be computed on a project basis, a monthly fee basis, a per transaction basis, or a combination thereof. For example, custom store development is billed on a project basis, e-commerce hosting and maintenance are billed at monthly rates and the other e-commerce described above are billed on a fee per transaction basis.

    We bill for developing a custom Web site on the same basis. We evaluate the needs of the client, estimate the amount of time, complexity and technology needed and provide a fee which may include a transaction component. Generally, a monthly fee is charged for hosting services and is not done on a transactional basis. For custom Web sites, we charge a transactional fee for each order placed.

    DIRECT MARKETING SERVICES. ShopNow's direct marketing services are designed to enable merchants to enhance their visibility on the ShopNow Network, facilitate customer acquisition and retention and increase sales for merchants. Our direct marketing services include:

    - JOINING THE SHOPNOW NETWORK. We offer merchants four listing levels to position their businesses in our merchant database that shoppers access through ShopNow.com and their MyShopNow.com personal stores. The listing programs differ based on length of store description, the number of search engine keywords that refer to the merchants' products, the order in which a merchant is listed within a product category and availability of certain promotional listings. For example, the entry level listing program allows a merchant to provide a brief description of its products and services, to select the product category under which it wants to be listed in our merchant database and to select a few search engine keywords that will cause the merchant's name to be listed when a shopper uses those keywords to search the database. Our most prominent listing program allows a merchant to provide a longer business description, display a logo, obtain a preferential ranking under a product category and enter more keywords in our merchant database.


    - MERCHANDISING ON THE SHOPNOW NETWORK. We offer a range of merchandising programs, including advertising, e-mail promotions and shopper delivery programs. Advertisements can be prominently displayed on ShopNow.com, MyShopNow.com or on the Web site networks of our marketing affiliate, 24/7 Media. From these advertisements, shoppers can hyperlink directly to an advertiser's Web site, thus enabling the advertiser to directly interact with an interested shopper. Alternatively, merchants can reach a more focused audience by sponsoring a specific product category. Our e-mail promotions allow merchants to alert shoppers to special product offers. We also offer a shopper delivery program that provides merchants with a specific number of visits by shoppers to the merchants' Web sites over a given period of time. If we fail to deliver the specified number of visits a merchant only pays for the number of shoppers that are delivered.


    - ONLINE DIRECT MAIL PROMOTIONS. We offer merchants access to our shoppers, who have voluntarily registered with ShopNow to receive product and service offers by e-mail, by providing the merchant the opportunity to have shoppers receive an e-mail that advertises a product or service offered by the merchant. We create and generate the e-mail promotions. Our promotions are specifically designed to allow advertisers to integrate various forms of online advertising and direct marketing to fully exploit the reach of our e-commerce services.

    - CREATIVE SERVICES. We offer merchants a full range of creative services, including design and advertisement copy services, image management and production and account management and maintenance. We also provide online creative services, including Web store design, as well as direct marketing services using traditional print and broadcast media.

    - TRANSACTION REPORTS. For merchants whose online stores we host, we provide detailed electronic and hard copy reports summarizing the visits to and the transactions made on their online stores.

    The prices for the ShopNow Network's merchant listing services vary based on the prominence of a merchant's listing on our Websites. Merchandising services are priced based on one of the following criteria: length of the merchandising period, cost-per-thousand views or cost per click-through. For example, our "Featured Store" buttons or textlinks on a specific product category page are sold in

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weekly increments, banner ads are sold on a cost-per-thousand views, and our shopper delivery program is priced based on the number of shoppers that we pass along from ShopNow.com to a merchant. The fee arrangements for our other direct marketing services, which typically include minimum monthly payments, are individually negotiated with merchants and are based on the range and extent of customization. For our e-mail promotions, depending on the nature of the promotion, we may derive a fee for each transaction generated by the promotion. We generally receive transaction fees when a MyShopNow store owner purchases products or services through his or her MyShopNow store. When e-mail promotions are sent to MyShopNow store owners and they subsequently purchase a product or service through their MyShopNow store, we are generally entitled to a transaction fee from the merchant that sponsored the promotion.


CUSTOMERS


    The following is a representative list of merchants that have purchased our services based on revenue for the six months ended June 30, 1999:



TRANSACTIONS AND MERCHANDISING                MERCHANT SERVICES
--------------------------------------------  --------------------------------------------
@backup.com                                   American Color
Accounting.Net                                American Luggage Dealers Association
Alloy Online                                  Birkenstock
Corel                                         Hallmark
Greatfood.com                                 Murad
JC Penny                                      Nature Company
Lens Express                                  Self Care
Macy's                                        Service Merchandise
sixdegrees.com                                Sony
Totally Wireless                              Southwestern Bell


KEY BUSINESS RELATIONSHIPS AND ACQUISITIONS


    We have entered into a number of key business relationships and acquisitions in order to expand the range of our products and services for shoppers and merchants, attract additional shoppers to the ShopNow Network, increase the number of our merchant customers, increase the number of MyShopNow personal stores, enhance our technology, establish additional sources of revenue and facilitate our international expansion. We intend to evaluate acquisition opportunities and to seek additional similar relationships with third-party providers of complementary products and services. Potential benefits to third parties with which we may enter into business relationships include increased shopper traffic, branding flexibility, incremental revenue, and integration of service offerings.


    KEY BUSINESS RELATIONSHIPS

    Our key business relationships include:


    CHASE MANHATTAN BANK. In July 1999, Chase Manhattan Bank, through one of its affiliates, completed an $18.9 million equity investment by purchasing 2.1 million shares of Series I convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, and entered into an agreement with ShopNow to launch an Internet shopping site on which ShopNow and Chase will be featured. Pursuant to this agreement, Chase will pay ShopNow a licensing fee to use the technology underlying the site. As part of the agreement, Chase will be a preferred provider of financial services for ShopNow.com and the exclusive marketer of credit cards featuring the ShopNow brand. The agreement provides that each party will share in the revenues of the other party based on the amount of business generated through this relationship. We believe that the key advantages that we will derive from our relationship with Chase include increased revenues from the licensing fee and the new Internet shopping site. As part of the agreement, we will participate equally with Chase in a cooperative marketing fund to promote the services being offered under this agreement. Our marketing obligations to Chase include placing an advertisement on the ShopNow.com home page, making direct mailings regarding Chase's merchant services to merchants on the ShopNow Network and mentioning Chase's merchants in our own advertising. Our obligation to the fund is to contribute at least $3.0 million annually. The agreement has an initial term of 27 months, with a three-year renewal period at Chase's option.



    ABOUT.COM. In July 1999, we entered into a five-year agreement with About.com, a leading Internet network of commerce communities. Pursuant to our agreement with About.com, we have a shopping section on About.com that will directly link shoppers to our ShopNow Network. In addition, we are obligated to spend at least $2 million annually in marketing our relationship with About.com. This shopping section gives us access to all visitors to the About.com network which we believe will attract additional visitors to the ShopNow Network. According to Media Metrix, a provider of Internet audience measurement products and services, there were approximately 8.0 million visitors to About.com in July 1999.



    24/7 MEDIA. In April 1999, 24/7 Media purchased 4.3 million shares of our Series G convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, for $30.1 million and entered into a three-year cross promotion agreement with us. Under the agreement, 24/7 Media promotes our e-commerce and direct marketing services to its networks of over 2,500 affiliated Web sites in exchange for our promotion of 24/7 Media's advertising, representation and e-mail management services to merchants. For example, if 24/7 Media has a client who would benefit from our e-commerce services, 24/7 Media will refer that client to us. If we have a merchant who would benefit from the advertising services offered by 24/7 Media, we will refer that merchant to 24/7 Media. 24/7 Media is primarily a point of distribution for advertising campaigns that are distributed through banner advertisements on Web sites or e-mail. Our direct marketing services are oriented towards strategic planning and creative implementation of online marketing or advertising campaigns distributed by companies such as 24/7 Media.



    Our agreement positions us as 24/7 Media's exclusive e-commerce service provider and entitles each party to share in the revenues of the other party based on the amount of business generated through this relationship. We do not include a link from our site to 24/7 Media's Web site nor do we advertise 24/7 Media on our site. We are the only e-commerce provider that 24/7 Media can use to provide e-commerce services to their clients, and 24/7 Media is the only third party authorized to sell advertising on our Web site. We believe that this relationship with 24/7 Media will allow us to expand our product and service offerings. We also jointly brand 24/7 Media's Click2Buy transactional banner service with the ShopNow name and receive fees for processing all Click2Buy transactions. Click2Buy is the process whereby a shopper can click on a banner advertisement from within a specific Web site and purchase the product or service in the banner advertisement without having to leave the Web site where the shopper originally saw the banner advertisement. We process the transactions through Click2Buy the same as we do the transactions through our Web site. We believe that this relationship with 24/7 Media will allow us to establish additional sources of revenues. Under our cross-promotion agreement, we are obligated to purchase at least $1.0 million annually in shopping traffic from 24/7 Media. Prior to this offering, 24/7 Media beneficially owned more than 19% of our voting stock, and following this offering, 24/7 Media will beneficially own more than 15% of our voting stock.



    QWEST COMMUNICATIONS. In April 1999, we entered into a three-year distribution and marketing agreement with Qwest Communications, a telecommunications provider. Our agreement with Qwest requires us to offer Qwest's communications services to shoppers on the ShopNow Network. Through the agreement we receive a fixed quarterly payment for 24 months and, in addition, we will also receive a percentage of the revenues earned by Qwest from Qwest services sold through our Web sites. We believe that this relationship with Qwest will allow us to reach a large number of households and attract additional visitors to the ShopNow Network. In connection with this agreement, we issued to Qwest warrants to purchase 100,000 shares of our common stock at an exercise price of $10.00 per share. Our agreement with Qwest contains a put right that allows Qwest to require us to purchase the shares at a price of $25.00 per share after June 2001 unless a dollar threshold of revenue transactions has occurred under the marketing and distribution agreement. Qwest must have exercised the warrants in order to exercise this right.



    HNC SOFTWARE. In May 1999, HNC Software purchased 333,334 shares of our Series H convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, for $3.0 million. In addition, pursuant to our three-year strategic alliance and consortium membership agreements with HNC, HNC will provide us with a number of e-commerce products at preferential prices, which merchants can use in connection with the other merchant services we offer and thus allow us to expand our product and service offerings. The HNC products include targeted marketing, fraud detection and customer support software. Integration of these products with our technology platform will allow us to provide merchants with better tools to manage their customer relationships. The tools will be integrated with the services we provide to merchants and will not be sold separately to merchants. In exchange for a license to use HNC's technology, we agreed to pay a set-up fee, a monthly fee for the use of HNC's software, a service fee equal to the greater of a minimum monthly fee or a transaction fee based upon the number of transactions processed by HNC's software.



    ZERON GROUP. In March 1999, the ZERON Group purchased 285,714 shares of our Series G convertible preferred stock, which will automatically convert into shares of common stock upon completion of this offering, for $3.0 million, and in April 1999 purchased an additional 428,572 shares of Series G convertible preferred stock for $2.0 million. Under our agreement, the ZERON Group is assisting us on a contractual, best-efforts basis in establishing alliances with major companies in Japan that are seeking to expand into e-commerce as we seek to develop an international presence in that market. We believe that these alliances will help us to facilitate our international expansion and will attract additional visitors to the ShopNow Network. The ZERON group is not currently referring merchants or customers to our network. We believe that Japan offers tremendous growth opportunities for us and allows us the opportunity to aggressively move into other markets in Asia and throughout the world.


    Although we view our key business relationships as a important factor in our overall business strategy, the other parties to these relationships may reassess their significance at any time. These relationships generally do not establish minimum performance requirements but instead rely on the contractual best efforts of the parties. In addition, several of our key business relationships may be terminated with little notice.

    ACQUISITIONS

    Key acquisitions include:

    WEB SOLUTIONS AND INTELLIGENT SOFTWARE SOLUTIONS. In January 1997, we acquired Web Solutions and Intelligent Software Solutions. Both Web Solutions and Intelligent Software were software development companies that had core transaction processing technologies that we have incorporated into our e-commerce products.


    THE INTERNET MALL. In August 1998, we acquired The Internet Mall, an Internet retailer of consumer products that was doing business as ShopNow, Inc. The Internet Mall's technology and Web development work served as the basis for our online shopping destination site, ShopNow.com. We also gained access to The Internet Mall's base of listed merchants.


    MEDIA ASSETS. In September 1998, we acquired Media Assets, a creative design and direct marketing firm. The acquisition has enabled us to offer our merchant affiliates direct marketing and creative services. We also gained access to Media Assets' existing direct marketing clients as potential customers for our e-commerce services.

    GO SOFTWARE. In June 1999, we acquired GO Software, a company primarily engaged in the business of developing and implementing transaction processing software for use in e-commerce. GO Software has existing relationships with more than 10,000 online merchants.

    CARDSECURE. In June 1999, we acquired CardSecure, which had been a subsidiary of 24/7 Media. CardSecure is a developer of e-commerce-enabled Web sites and will enhance the e-commerce technologies and services that we offer.

SALES AND MARKETING

    SALES

    Our sales and marketing strategy is designed to increase market awareness of the ShopNow brand, expand the ShopNow Network, increase transactions on the ShopNow Network and develop additional revenue opportunities by cross-selling and up-selling additional e-commerce and direct marketing services to our existing merchant customers.

    We sell our merchant services primarily through our direct sales force. Our sales and marketing organization mainly targets merchants seeking online direct marketing services and custom e-commerce services. As of June 30, 1999, our sales and marketing organization consisted of 42 employees. These employees currently are located at our headquarters in Seattle, Washington. Consistent with our strategy to expand internationally and develop local ShopNow Networks, we intend to increase our sales presence by opening field sales offices, which will depend on our ability to attract additional qualified sales personnel. In the second half of 1999, we plan to open a sales office in Japan.

    MARKETING


    We currently employ a variety of traditional and online marketing programs and business development and promotional activities as part of our marketing strategy. We place advertisements on high-profile third-party Web sites and our own Web sites. We also rely on relationship marketing, including word-of-mouth advertising by shoppers, indirect promotions by merchants with links to our Web sites and indirect advertising arising through shoppers' use of our services. Although we have reduced our reliance on traffic promotion agreements as awareness of the ShopNow brands has increased, we believe that relationship marketing will continue to generate a substantial amount of additional shopper traffic and new merchant affiliates. We intend to introduce a number of other brand awareness and shopper loyalty programs through our Web sites.


    To augment our online marketing efforts, we have initiated an aggressive brand promotion campaign using traditional media, including print, radio, billboard and television advertising. As part of this campaign, we recently conducted a nationwide advertising campaign by placing advertisements in USA TODAY and other newspapers. We also rely on public relations activities, attendance at industry trade shows and direct mail programs to increase merchant awareness of our products and services and to generate additional sales. We intend to continue to participate in joint promotions using online and traditional advertising media.

TECHNOLOGY AND INFRASTRUCTURE

    Our e-commerce and direct marketing services require the development and deployment of advanced e-commerce technologies and methodologies. Consequently, we have invested heavily in licensing advanced technologies and in developing a core set of proprietary technologies. We market these technologies collectively under our CommerceTrust brand. Our third-party vendors provide relational databases, such as Oracle and Microsoft SQL server, search technologies, ad servers, catalog engines and various back-end automation technologies. Our proprietary technologies include interfaces to customer order fulfillment systems, payment systems and fraud detection software.

    Our software runs on system hardware that is hosted in third-party data centers located in Seattle, Washington and Weehawken, New Jersey. These data centers are connected to our headquarters in Seattle, Washington, through high speed networks. These data centers, as well as the system hardware located at our headquarters, are connected to back-up generators to maintain uninterrupted electrical service and to the Internet through multiple Internet service providers to avoid connectivity problems. Our systems are redundant, and we maintain multiple clustered high speed routers, multiple clustered load balancing hardware, multiple Web servers and multiple application and database servers. Data for our networks is stored on dedicated, high speed and redundant disk appliances that provide continuous access to the data even if individual disk drives, computers and power supplies fail. Data is backed up regularly and is stored off site at the third-party data centers to provide for data recovery in the event of a disaster. We employ extensive automated and manual monitoring to maintain a high level of network uptime.

    We employ several relational databases for product SKUs, transaction data and tracking multiple resellers or affiliates. Our databases have been designed for high levels of performance and scalability. Shopper data is maintained in a profile database that is used for targeted shopper relationship management. The software architecture has been designed to accommodate our expected growth over the next 24 months.

    We believe that our future success will depend in part on our ability to license, develop and maintain advanced e-commerce technologies. Consequently, we expect to invest heavily in developing new technologies and to continue to make strategic acquisitions to increase our direct control and ownership of proprietary technology.

RESEARCH AND DEVELOPMENT

    Our research and development efforts are directed towards improving the design and functionality of our Web sites, improving our network systems and enhancing the technology underlying and the features of our e-commerce and online direct marketing services. Research and development expenses were $25,000 in 1996, $2.4 million in 1997, $4.4 million in 1998 and $2.9 million in the first six months of 1999. As of June 30, 1999, ShopNow employed 68 persons in research and development.

COMPETITION


    A large number of Internet companies compete with us for e-commerce merchants, shoppers, e-commerce transactions, advertisers, and other sources of online revenue. We also compete with Web development firms, systems integrators, Internet service providers and traditional media companies that may offer alternatives to one or more components of our e-commerce and direct marketing solutions. We expect competition to intensify in the future. Barriers to entry in the markets in which we compete are not significant, and current and new competitors may be able to launch competing products and services at a relatively low cost.



    We compete with various companies for e-commerce merchants, shoppers, e-commerce transactions, advertisers and other sources of online revenue. These competitors include:



    - online shopping destination Web sites, such as iMall and Shopping.com;



    - merchant and product Web site directories and search and information services, all of which offer online shopping, such as America Online, Microsoft, Yahoo!, Excite, Lycos and Infoseek; and



    - conventional merchants and retailers that offer goods and services directly over the Web.



The number of companies providing these types of services is large and increasing at a rapid rate. We expect that additional companies, including media companies and conventional retailers that to date have not had a substantial commercial presence on the Internet, will offer services that directly compete with us.



    We also compete with companies that may offer alternatives to one or more components of the e-commerce and direct marketing solutions that we offer to merchants. These competitors include:



    - companies offering e-commerce and online direct marketing services, such as Go2Net, Xoom and DoubleClick;



    - companies offering products that address specific aspects of e-commerce, such as payment and transaction processing and security, such as CyberSource;



    - Web development firms;



    - systems integrators;



    - Internet service providers;



    - other providers of e-commerce outsourcing services, such as Digital River and USWeb/CKS; and



    - traditional media companies.



We expect competition from these sources to intensify in the future.



    Many of the current and potential competitors to both our online marketplace and our merchant services are likely to enjoy substantial competitive advantages compared to us, including:



    - larger customer or user bases;



    - the ability to offer a wider array of e-commerce and direct marketing services;



    - greater name recognition and larger marketing budgets and resources;



    - substantially greater financial, technical and other resources;



    - the ability to offer additional content and other personalization features; and



    - larger production and technical staffs.


    In addition, as the use of the Internet and other online services increases, larger, well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of e-commerce and direct marketing solutions, and existing providers of e-commerce and direct marketing solutions may continue to consolidate. Providers of Internet browsers and other Internet products and services who are affiliated with providers of Web directories and information services that compete with our Web sites may more tightly integrate these affiliated offerings into their browsers or other products or services. Any of these trends would increase the competition we face.

PROPRIETARY TECHNOLOGY

    Intellectual property is critical to ShopNow's success, and we rely upon patent, trademark, copyright and trade secret laws in the United States and other jurisdictions to protect our proprietary rights and intellectual property. However, patent, trademark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available. Our proprietary software, documentation and other written materials are provided limited protection by international and United States copyright laws. In addition, we protect our proprietary rights through the use of confidentiality and/or license agreements with employees, consultants, and affiliates.

    ShopNow currently has four pending United States patent applications. We do not have any issued patents.

    ShopNow has registered the trademark "ShopNow." We have applied for United States trademark registrations for the marks "ShopNow.com," "MyShopNow.com" and "CommerceTrust." Certain of these marks are also protected in other jurisdictions.

    The transaction processing and advertisement serving technology we employ collects and uses data derived from user activity on our Web sites and those of our merchants customers that we host. This data is intended to be used for targeted direct marketing and for predicting advertisement performance. Although we believe that we have the right to use such data, trade secret, copyright or other protection may not be available for such information or others may claim rights to such information.

EMPLOYEES

    At June 30, 1999, we had 305 employees, including 125 in merchant services, 42 in sales and marketing, 68 in research and development, 34 in operations and 36 in general and administrative functions. We are not subject to any collective bargaining agreements and believe that our employee relations are good.

FACILITIES AND SYSTEMS

    Our principal executive offices are located in Seattle, Washington, where we lease approximately 57,000 square feet under a lease that expires in August 2001. We also lease space in various geographic locations for sales and direct marketing personnel and for our servers. We believe that our current facilities are adequate to meet our needs through the end of 2000, at which time we may need to lease additional space.

LEGAL PROCEEDINGS

    We presently are not subject to any material legal proceedings; however, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


    The following table sets forth certain information with respect to the executive officers and directors of ShopNow as of August 23, 1999.



NAME                                     AGE                                   POSITION
------------------------------------  ---------  --------------------------------------------------------------------
Dwayne M. Walker....................  38         Chairman, President, Chief Executive Officer and Director
Jeffrey B. Haggin...................  39         Executive Vice President
Alan D. Koslow......................  41         Executive Vice President, Chief Financial Officer, General Counsel
                                                   and Secretary
Ganapathy Krishnan, Ph.D............  39         Executive Vice President and Chief Technology Officer
Othniel D. Palomino.................  36         Executive Vice President, Corporate Development
William D. Pittman..................  38         Executive Vice President and Chief Technical Architect
Anne-Marie K. Savage................  35         Executive Vice President, E-Commerce Services
Joe E. Arciniega, Jr................  40         Chief Operating Officer
Pascal Stolz........................  37         Vice President of Marketing
Jacob I. Friesel....................  50         Director
David M. Lonsdale...................  46         Director
Bret R. Maxwell.....................  40         Director
Mark C. McClure.....................  48         Director
John R. Snedegar....................  50         Director
Mark H. Terbeek.....................  28         Director


    DWAYNE M. WALKER has been our Chairman since March 1996, our President and Chief Executive Officer since August 1996, and a director since August 1995. From April 1995 to April 1996, he was President and Chief Executive Officer of Integra Technologies, a wireless communications company. From September 1989 to March 1995, he was a Director for Microsoft Windows NT and Networking Products and a General Manager of Microsoft Corporation, a software company.

    JEFFREY B. HAGGIN has been our Executive Vice President since October 1998. From October 1993 to September 1998, he was the President of Media Assets, a direct marketing company. Mr. Haggin received a B.A. in Mass Communications from the University of California at Berkeley.

    ALAN D. KOSLOW has been our Executive Vice President, Chief Financial Officer, General Counsel and Secretary since June 1998. From May 1997 to June 1998, he was of counsel to Graham & James LLP/Riddell Williams P.S., a law firm. From February 1990 to April 1997, he was an attorney at Foster Pepper & Shefelman PLLC, a law firm. Mr. Koslow received a B.A. in Economics and Accounting from Rutgers University and a J.D. from Rutgers Law School. Mr. Koslow is a certified public accountant.

    GANAPATHY KRISHNAN, PH.D. has been our Executive Vice President and Chief Technology Officer since January 1997. From March 1996 to December 1996, he was Chief Executive Officer of Web Solutions, an e-commerce software company. From September 1991 to December 1996, he was Chief Executive Officer of Intelligent Software Solutions, an e-commerce software company. Dr. Krishnan received a B.S. in Technology, Chemical Engineering from IIT Madras in India, an M.S. in Chemical Engineering from the University of Louisville and an M.S. and Ph.D. in Computer Science from the State University of New York/Buffalo.

    OTHNIEL D. PALOMINO has been our Executive Vice President, Corporate Development since April 1997. From September 1991 to March 1997, he was a Group Manager for Microsoft. He received a B.S. in Engineering from Princeton University and an M.B.A. from Stanford University.

    WILLIAM D. PITTMAN has been our Executive Vice President and Chief Technical Architect since June 1999. From 1993 to June 1999, he was founder and Chief Technical Officer of GO Software, a developer of e-commerce payment processing technologies.

    ANNE-MARIE K. SAVAGE has been our Executive Vice President, E-Commerce Services since June 1999. From February 1998 to June 1999, she was our Senior Vice President, Marketing and Business Development, from March 1997 to February 1998, she was our Vice President of Online Stores, and from April 1996 to March 1997, she was our Director of Marketing. From April 1995 to April 1996, she was the Director of Marketing with Integra Technologies. From April 1994 to April 1995, she was an independent marketing consultant. Ms. Savage received a B.A. in Hotel and Restaurant Administration from Washington State University.

    JOE E. ARCINIEGA, JR. has been our Chief Operating Officer since November 1998. From July 1996 to November 1998, he was Vice President of Operations for GT Interactive Software, an entertainment software company. From November 1994 to June 1996, he was Vice President of Operations of Humongous Entertainment, a children's software company. From September 1994 to October 1994, he was the Operations Consultant for Humongous Entertainment. From October 1991 to July 1994, he served as Director at the Pritikin Longevity Center, a cardio-health facility.

    PASCAL STOLZ has been our Vice President of Marketing since June 1999. From January 1996 to February 1999, he was Vice President of Worldwide Marketing for Cobra Golf, a golf club manufacturer. From October 1994 to January 1996, he was Vice President of Sales and Marketing, Europe for Cobra Golf. From April 1987 to October 1994, he was Senior Product Marketing Manager for Taylor Made Golf, a golf products manufacturer.


    JACOB I. FRIESEL has served as a director since August 1999. Since February 1998, he has been the Executive Vice President--Sales and Marketing and a Director of 24/7 Media, an Internet advertising and direct marketing firm. From 1997 to 1998, he was President of Katz Millennium Marketing, the Internet media sales division of Katz Media Group, Inc. From 1994 to 1997, he was Vice President, Strategic Planning for the Katz Television Group. From 1993 to 1994, he was a Vice President and General Sales Manager of Katz American Television, an advertising representative of major market television stations. Mr. Friesel was elected as one of our directors pursuant to a provision of our cross promotion agreement with 24/7 Media.


    DAVID M. LONSDALE has served as a director since October 1998. Since December 1998, he has been President and Chief Executive Officer of Uppercase, a Xerox subsidiary and software development company. From October 1996 to November 1998, he was the Chief Executive Officer and President of Major Connections, a software distribution company. From March 1995 to September 1996, he was Vice President of Worldwide Sales at Integrated Micro Products, a computer manufacturer. From March 1990 to February 1995, he was President of A.C. Nielsen Software and Systems, a direct marketing software company delivering software and solutions for direct marketing. He also serves on the board of directors of Vizicom. Mr. Lonsdale received a B.S. in Physics and a B.S. in Mathematics from the University of Leeds in England and an M.B.A. from Cornell University.

    BRET R. MAXWELL has served as a director since February 1997. Since June 1982, he has been Vice Chairman of First Analysis, a venture capital firm. Mr. Maxwell received a B.S. in Engineering and an M.B.A. from Northwestern University. He serves on the board of directors and is a member of the compensation committee of Dynamic Healthcare Technologies.

    MARK C. MCCLURE has served as a director since August 1998. From January 1979 to December 1996, he was President and Chief Executive Officer of Cobra Golf, a golf club manufacturer.

    JOHN R. SNEDEGAR has served as a director since September 1998. Since April 1999, he has been President and Chief Executive Officer of Micro General, a telecommunications and commerce service provider. From September 1991 to March 1999, he was the President of United Digital Network, a long distance telephone company. He serves on the boards of directors of StarBase Corporation, Star Telecommunications and Micro General.

    MARK H. TERBEEK has served as a director since February 1997. Since August 1997, he has been an independent management consultant. From May 1995 to August 1997, he was an Associate for First Analysis Corporation, a venture capital firm. From September 1993 to May 1995, he was a business analyst at McKinsey & Co., a management consulting company. He received a B.A. from DePauw University and an M.B.A. from Stanford University.

BOARD OF DIRECTORS


    Our board of directors currently consists of seven authorized members. Upon the completion of this offering, the terms of office of the board of directors will be divided into three classes that will be as nearly equal in number as possible: Class I consists of Messrs. Friesel, McClure and Terbeek, whose terms will expire at the annual meeting of shareholders to be held in 2000; Class II consists of Messrs. Maxwell and Snedegar, whose terms will expire at the annual meeting of shareholders to be held in 2001; and Class III consists of Messrs. Lonsdale and Walker, whose terms will expire at the annual meeting of shareholders to be held in 2002. At each annual meeting of shareholders after the initial classification, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. This classification of the board of directors may have the effect of delaying or preventing a change of control or management of ShopNow. See "Risk Factors--Provisions of our charter documents and Washington law could discourage our acquisition by a third party." Pursuant to our cross promotion agreement with 24/7 Media, 24/7 Media has the right to designate one nominee to serve as a director. Each officer serves at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers.


BOARD COMMITTEES

    We currently have an audit committee and a compensation committee.

    The audit committee reviews our financial controls and our accounting, audit and reporting activities. The audit committee also makes recommendations to our board of directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by our independent auditors and reviews the accounting principles and auditing practices and procedures to be used for the financial statements of ShopNow. Messrs. Lonsdale, Maxwell and McClure constitute the audit committee.

    The compensation committee reviews and recommends to the board of directors the compensation and benefits for our officers, directors and employees. The compensation committee also administers our stock option plan and will administer our employee stock purchase plan upon completion of this offering. Messrs. Lonsdale, McClure and Snedegar constitute the compensation committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1998, Mr. Walker served both as our President and Chief Executive Officer and as a member of the compensation committee. Currently, no member of the compensation committee is an officer or employee of ShopNow. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

DIRECTOR COMPENSATION

    Directors currently do not receive any cash compensation from us for their services as directors or members of committees of our board of directors, but are reimbursed for their reasonable expenses incurred in attending board of directors meetings. We are, however, authorized to pay members for attendance at meetings or a salary in addition to reimbursement for expenses in connection with attendance at meetings. In the past, we have granted options to purchase common stock to non-employee members of the board of directors. See "Related Transactions with Executive Officers, Directors and 5% Shareholders."

EXECUTIVE COMPENSATION

    The following table sets forth the compensation awarded to, earned by or paid for services rendered to ShopNow in all capacities for fiscal 1998 by ShopNow's Chief Executive Officer and the other executive officers of ShopNow who earned more than $100,000 during fiscal 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                                                        -------------
                                                                                  ANNUAL COMPENSATION    SECURITIES
                                                                                 ---------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                             YEAR       SALARY      BONUS       OPTIONS
--------------------------------------------------------------------  ---------  ----------  ---------  -------------
Dwayne M. Walker ...................................................       1998  $  182,292  $  50,000       335,475
  Chairman, President and Chief Executive Officer
Ganapathy Krishnan, Ph.D. ..........................................       1998     112,083     13,000       110,475
  Executive Vice President and Chief Technology Officer

    OPTION GRANTS. During fiscal 1998, we granted options to purchase a total of 3,985,029 shares of common stock both outside of and under our stock option plan to our employees, directors and consultants, including the individuals listed in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 1998.

    The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in fiscal 1998. In accordance with SEC rules, potential realizable values for the following table are:

    - net of exercise price before taxes;

    - based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the term; and

    - based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

    These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                        ---------------------------------------------------------------------       POTENTIAL REALIZABLE
                                         % OF TOTAL                     FAIR                          VALUE AT ASSUMED
                          NUMBER OF        OPTIONS                     MARKET                          ANNUAL RATES OF
                         SECURITIES      GRANTED TO                   VALUE ON                       STOCK APPRECIATION
                         UNDERLYING       EMPLOYEES      EXERCISE     THE DATE                         FOR OPTION TERM
                           OPTIONS         IN LAST         PRICE      OF GRANT    EXPIRATION   -------------------------------
NAME                       GRANTED       FISCAL YEAR     ($/SHARE)    ($/SHARE)      DATE         0%         5%         10%
----------------------  -------------  ---------------  -----------  -----------  -----------  ---------  ---------  ---------
Dwayne M. Walker......       25,000               *%     $    2.00    $    2.00       1/1/07   $      --  $      --  $   8,949
                            310,000             7.8           4.00         3.30       8/1/08          --    426,359  1,413,399
                                375               *           2.50         3.30     11/30/08         300      1,506      2,953
                                100               *           4.00         4.00     12/11/08          --        252        637
Ganapathy Krishnan,
  Ph.D................       10,000               *           2.00         2.00      3/18/00          --         --         --
                            100,000             2.5           2.00         3.30       6/1/08          --    125,779    318,748
                                375               *           2.50         3.30     11/30/08         300      1,506      2,953
                                100               *           4.00         4.00     12/11/08          --        252        637

------------------------------

*   Less than 1.0% of total options granted to employees in last fiscal year.

    FISCAL YEAR-END OPTION VALUES. The individuals named in the Summary Compensation Table did not exercise any options during fiscal 1998. The following table presents information about options held by the individuals named in the Summary Compensation Table and the value of those options as of December 31, 1998. The value of in-the-money options is based on an assumed offering price of $11.00 per share, net of the option exercise price.

                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                                               DECEMBER 31, 1998          AT DECEMBER 31, 1998
                                                           --------------------------  ---------------------------
NAME                                                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------  -----------  -------------  ------------  -------------
Dwayne M. Walker.........................................     286,934        509,999   $  3,007,614   $ 4,319,989
Ganapathy Krishnan, Ph.D.................................      14,475        100,000        134,808       900,000

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    ShopNow has entered into a written employment agreement with Mr. Walker effective as of July 1, 1999. This Agreement may be terminated by either Mr. Walker or ShopNow at any time, upon written notice to the other. The agreement provides for an initial annual salary of $400,000 and a yearly bonus of up to $200,000 based upon the achievement of performance criteria specified by the compensation committee. Mr. Walker's salary is to be reviewed at the end of each calendar year by the compensation committee and adjusted at the board's sole discretion, provided, however, that Mr. Walker's salary may not be adjusted downward without his consent. Pursuant to the agreement, Mr. Walker will receive, as of the date of this offering, an option to purchase 500,000 shares of common stock at an exercise price equal to the initial per share offering price, which option will vest in four equal semi-annual installments subject to Mr. Walker's continued employment with ShopNow. After the first year of the agreement, ShopNow will grant Mr. Walker during each of the next eight quarters an option to purchase up to 125,000 shares of common stock at an exercise price equal to the closing price of ShopNow's common stock on the Nasdaq National Market on the date of grant, which option will vest in four equal semi-annual installments subject to Mr. Walker's continued employment with ShopNow. Mr. Walker receives a $400 monthly car allowance and life insurance of $1,000,000. If Mr. Walker is terminated by ShopNow at any time without cause, or if he terminates his employment for "good reason" or leaves within six months after a change of control of ShopNow, ShopNow shall pay him a lump-sum amount equal to his annual base salary, ShopNow will pay his salary for a period of 24 months following termination and all options granted to him under this agreement shall vest. For purposes of the agreement, "good reason" means and includes the occurrence without Mr. Walker's consent of a material reduction in his title, authority, status, or responsibilities or our material breach of the agreement. If Mr. Walker gives 30 days' notice to us of his desire to terminate his employment for good reason and we fail to cure, he may terminate his employment and we must pay his salary for a period of 24 months. ShopNow and Mr. Walker are currently negotiating an amendment to the agreement.

EMPLOYEE BENEFIT PLANS

    401(k) PLAN

    In November 1996, we established a discretionary 401(k) tax-qualified employee savings and retirement plan covering all employees who satisfy certain eligibility requirements relating to minimum age. Pursuant to our 401(k) plan, eligible employees may elect to reduce their current compensation by up to the lesser of 15% of their base compensation or the statutorily prescribed annual limit, currently $10,000, and have the amount of such reduction contributed to the 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, so that contributions, and income earned on the contributions, are not taxable until withdrawn. The 401(k) plan permits us to make discretionary contributions based on compensation. To date, we have not made any contributions to the 401(k) plan.

    STOCK OPTION PLAN

    In October 1996, we adopted our stock option plan. Our board of directors amended and restated our stock option plan in June 1999 and, in July 1999, the amended stock option plan was approved by our shareholders. The amended stock option plan will be effective upon completion of this offering. The amended stock option plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the grant to employees, directors and consultants of nonstatutory stock options and stock purchase rights. Unless sooner terminated, the amended stock option plan will automatically terminate in 2009. A total of 8,000,000 shares of common stock will be reserved for issuance pursuant to the amended stock option plan. In addition, the amended stock option plan provides for automatic annual increases equal to the lesser of 750,000 shares, 3% of the outstanding shares under the plan on such date, or an amount determined by the board of directors. As of June 30, 1999, options to purchase 23,549 shares of common stock had been exercised and options to purchase 5,162,108 shares of common stock were outstanding under the stock option plan with a weighted-average exercise price of $3.68.

    The amended stock option plan may be administered by the board of directors or a committee of the board of directors, which committee shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, consist of two or more "outside directors" within the meaning of Section 162(m). The board of directors or the committee has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to the option, and the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the board of directors has the authority to amend, suspend or terminate the amended stock option plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the amended stock option plan.

    Options and stock purchase rights granted under the amended stock option plan are not generally transferable by the optionee, and each option and stock purchase right is generally exercisable during the lifetime of the optionee only by such optionee. Options granted under the amended stock option plan must generally be exercised within three months following termination of an optionee's status as an employee, director or consultant of the company or within 12 months following termination of an optionee by death or disability, but in no event later than the expiration of the option's 10 year term. In the case of stock purchase rights, unless the administrator determines otherwise, a restricted stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason, including death or disability. The purchase price for shares repurchased pursuant to a restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the administrator. The exercise price of all incentive stock options granted under the amended stock option plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options granted under the amended stock option plan is determined by the board of directors or the committee, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m), the exercise price must be at least equal to the fair market value of the common stock on the date of grant. The term of all other options granted under the amended stock option plan may not exceed 10 years.

    The amended stock option plan provides that in the event of our merger with or into another corporation or a sale of all or substantially all of our assets, each option and stock purchase right will be assumed or substituted for by the successor corporation. In the event the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall have the right to exercise all of the optioned stock, including shares as to which it would not otherwise be exercisable, for a period of 15 days from the date of notice from the administrator, after which the option or stock purchase right will terminate.

    1999 EMPLOYEE STOCK PURCHASE PLAN

    Our employee stock purchase plan was adopted by the board of directors in June 1999, and approved by our shareholders in July 1999. The employee stock purchase plan will be effective upon the completion of this offering. Initially, a total of 2,000,000 shares of common stock will be reserved for issuance under the employee stock purchase plan. Additionally, the employee stock purchase plan provides for an automatic annual increase in the number of shares reserved for issuance beginning on the first day of our fiscal year 2002 equal to the lesser of:

    - 600,000 shares;

    - 2%; or

    - an amount determined by the board of directors.

    The employee stock purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986 will be administered by the board of directors or by a committee appointed by the board. Our employees, including officers and employee directors, are eligible to participate in the employee stock purchase plan if they are employed for at least 20 hours per week and for more than 5 months in any calendar year. The employee stock purchase plan will be implemented by consecutive offering periods generally six months in duration. However, the initial offering period under the employee stock purchase plan will begin on the effective date of this offering and terminate on or before April 30, 2000. The board of directors may change the timing or duration of the offering periods.

    The employee stock purchase plan permits eligible employees to purchase shares of common stock through payroll deductions at 85% of the lesser of the fair market value per share of the common stock on the first day of the offering period or on the purchase date. Participants generally may not purchase shares if, immediately after the grant, the participant would own stock or options to purchase shares of common stock totaling 5% or more of the total combined voting power of all of ShopNow's capital stock, or more than $25,000 of our capital stock in any calendar year. In addition, a participant may not purchase more than 5,000 shares during any offering period. In the event of a sale of all or substantially all of our assets or the merger of ShopNow with or into another corporation, the board of directors may accelerate the exercise date of the current purchase period to a date prior to the change of control.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY

    Upon the closing of this offering, our articles of incorporation will limit the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists or as it may be amended in the future. Consequently, subject to the Washington Business Corporation Act, no director shall be personally liable to us or our shareholders for monetary damages resulting from his or her conduct as a director of ShopNow, except liability for

    - acts or omissions involving intentional misconduct or knowing violations of law,

    - unlawful distributions, or

    - transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Any repeal of or modification to our articles of incorporation may not adversely affect any right or protection of a director of ShopNow who is or was a director at the time of such repeal or modification.

    In addition, upon the closing of this offering, our bylaws will provide that we will indemnify any individual who was, is or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding by reason of the fact that he or she is or was a director or officer of ShopNow. This right to indemnification will continue as to an individual who has ceased to be a director or officer. Our bylaws will provide that we may indemnify our other officers and employees and other agents. We have obtained and maintain directors' and officers' liability insurance, under which our directors and officers may be indemnified against liability they incur for serving in their capabilities as directors and officers.

    We understand that the current position of the SEC is that any indemnification of our directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is, therefore, unenforceable.

    We believe that the limitation of liability provision in our articles of incorporation, the indemnification provisions in our bylaws and our liability insurance will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

          RELATED TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND
                                5% SHAREHOLDERS

    In connection with our acquisition of Media Assets in September 1998, Jeff Haggin, the sole shareholder of Media Assets, joined ShopNow as an executive officer and he received 600,000 shares of our common stock based upon an agreed-upon value of $6.00 per share, $300,000 in cash, a convertible promissory note in the aggregate principal amount of $1,050,000 and options to purchase an aggregate of 1,120,000 shares of our common stock. These options included an option to purchase 220,000 shares at an exercise price of $1.00 per share and performance-based options to purchase 900,000 shares of common stock at an exercise price of $2.00 per share. The total value of the package Mr. Haggin received at the time of the acquisition equalled $4,941,500. In May 1999, Mr. Haggin exchanged his performance-based options for options to purchase 300,000 shares of common stock at an exercise price of $2.00 per share.


    In April 1999, we issued to 24/7 Media 4,300,000 shares of Series G convertible preferred stock at $7.00 per share in exchange for $30.1 million in consideration, consisting of cash, 466,683 shares of 24/7 Media common stock and 24/7 Media's majority interest in CardSecure. A portion of the shares of Series G convertible preferred stock and of the warrants were placed in escrow pending consummation of our acquisition of CardSecure, which occurred on June 15, 1999. 24/7 Media also received warrants to purchase 860,000 shares of common stock at $7.00 per share. Upon completion of this offering and assuming 33,254,706 shares of common stock are outstanding, 24/7 Media will beneficially own 15.2% of our shares of common stock. In connection with the acquisition of CardSecure, we acquired an additional 9,727 shares of 24/7 Media common stock. As of June 30, 1999, we owned 476,410 shares of 24/7 Media common stock.


    In connection with our acquisition of GO Software in June 1999, William Pittman joined ShopNow as an executive officer and he received, in exchange for his shares of capital stock in GO Software, 814,688 shares of our common stock, $2.0 million in cash, and options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $7.00 per share. The total value of the package Mr. Pittman received at the time of the acquisition equalled $8,517,504.

    In June 1999, we entered into a stock purchase agreement with CB Capital Investors pursuant to which we issued 2,100,000 shares of Series I convertible preferred stock at $9.00 per share in exchange for $18.9 million in cash. CB Capital Investors also received warrants to purchase 555,556 shares of common stock. Upon completion of this offering and assuming 33,254,706 shares of common stock are outstanding, CB Capital Investors will beneficially own 7.9% of our shares of common stock.

    On various occasions during 1999 and fiscal 1998, we granted the following options to purchase shares of our common stock to the following executive officers and directors:

    - On January 8, 1998, August 1, 1998, November 30, 1998 and December 11, 1998, we granted Mr. Walker options to purchase 25,000, 310,000, 375 and 100 shares of common stock, respectively, with exercise prices of $2.00, $4.00, $2.50 and $4.00, respectively;

    - On September 15, 1998, September 30, 1998 and December 11, 1998, we granted Mr. Haggin options to purchase 300,000, 220,000 and 100 shares of common stock, respectively, with exercise prices of $2.00, $1.00 and $4.00, respectively;

    - On June 8, 1998, November 30, 1998, December 11, 1998 and December 31, 1998, we granted Mr. Koslow options to purchase 150,000, 375, 100 and 40,000 shares of common stock, respectively, with exercise prices of $1.75, $2.50, $4.00 and $2.00, respectively;

    - On March 18, 1998, June 1, 1998, November 30, 1998 and December 11, 1998,
      we granted Dr. Krishnan options to purchase 10,000, 100,000, 375 and 100 shares of common stock, respectively, with exercise prices of $2.00, $2.00, $2.50 and $4.00, respectively;

    - On January 1, 1998, November 30, 1998, December 11, 1998 and December 31, 1998, we granted Mr. Palomino options to purchase 10,000, 375, 100 and 30,000 shares of common stock, respectively, with exercise prices of $2.00, $2.50, $4.00 and $2.00, respectively;

    - On January 1, 1998, November 30, 1998, December 11, 1998 and December 31, 1998, we granted Ms. Savage options to purchase 13,000, 375, 100 and 30,000 shares of common stock, respectively, with exercise prices of $2.00, $2.50, $4.00 and $2.00, respectively;

    - On November 16, 1998 and December 11, 1998, we granted Mr. Arciniega options to purchase 250,000 and 100 shares of common stock, respectively, with exercise prices of $4.00;

    - On both September 30, 1998 and May 3, 1999, we granted Mr. Lonsdale options to purchase 50,000 shares of common stock with exercise prices of $4.00 and $7.00, respectively;

    - On May 3, 1999, we granted Mr. Maxwell options to purchase 50,000 shares of common stock with exercise prices of $7.00;

    - On both September 30, 1998 and May 3, 1999, we granted Mr. McClure options to purchase 50,000 shares of common stock with exercise prices of $4.00 and $7.00, respectively;

    - On both September 30, 1998 and May 3, 1999, we granted Mr. Snedegar options to purchase 50,000 shares of common stock with exercise prices of $4.00 and $7.00, respectively;


    - On May 3, 1999, we granted Mr. Terbeek options to purchase 50,000 shares of common stock with exercise prices of $7.00; and



    - In June 1999, we granted Mr. Walker, Mr. Koslow, Dr. Krishnan, Mr. Palomino, Ms. Savage and Mr. Arciniega options to purchase 450,000, 110,000, 35,525, 50,000, 122,675 and 50,000 shares of common stock, respectively, at an exercise price equal to the low point of the filing range as indicated in our preliminary prospectus for this offering, or $10.00 per share. These options vest over a two-year period commencing after the closing of this offering.


    We believe that all of these transactions were made on terms as favorable to us as we would have received from unaffiliated third parties. Any future transactions between us and our officers, directors and greater than 5% shareholders and their affiliates will be approved by a majority of the board of directors, including a majority of our disinterested, non-employee directors.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information known to ShopNow with respect to the beneficial ownership of our common stock as of July 27, 1999 by (i) each shareholder known by ShopNow to own beneficially more than 5% of its common stock, (ii) each of the individuals listed on the Summary Compensation Table,
(iii) each director of ShopNow, and (iv) all directors and executive officers as a group.

    The percentage ownership in the table below is based on 26,254,706 shares outstanding as of July 27, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the proposed effective date of the offering are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned subject to community property laws where applicable.

    The number of shares includes 20,027,516 shares of common stock issuable upon the automatic conversion of our convertible preferred stock upon consummation of this offering and the exercise and conversion of all 167,047 warrants to purchase Series C convertible preferred stock. The convertible preferred stock converts at a ratio of 1 for 1. The percentage of shares outstanding after the offering assumes the underwriters' over-allotment is not exercised.


                                                                              PERCENTAGE OF SHARES
                                                              NUMBER OF        BENEFICIALLY OWNED
                                                                SHARES      ------------------------
                                                             BENEFICIALLY   BEFORE THE    AFTER THE
NAME OR GROUP OF BENEFICIAL OWNERS(1)                           OWNED        OFFERING     OFFERING
----------------------------------------------------------  --------------  -----------  -----------
24/7 Media, Inc.(2).......................................    5,168,500           19.1%        15.2%
Bret R. Maxwell(3)........................................    2,924,630.5         11.1          8.8
Mark H. Terbeek(4)........................................    2,924,630.5         11.1          8.8
CB Capital Investors, L.P.(5).............................    2,655,556            9.9          7.9
Dwayne M. Walker(6).......................................    2,411,020.5          9.0          7.2
Environmental Private Equity Fund II, L.P.(7).............    1,462,315.25         5.6          4.4
The Productivity Fund III, L.P.(8)........................    1,462,315.25         5.6          4.4
Ganapathy Krishnan, Ph.D.(9)..............................      879,648            3.3          2.7
Mark C. McClure...........................................      127,711              *            *
Jacob I. Friesel..........................................           --             --           --
David M. Lonsdale.........................................           --             --           --
John R. Snedegar..........................................           --             --           --
All directors and executive officers as a group (15
  persons)(10)............................................    8,778,429           32.0         26.4


------------------------

*   Less than 1% of the outstanding shares of common stock.


(1) The address of 24/7 Media, Inc. and Mr. Friesel is 1250 Broadway, 28th Floor, New York, NY 10001. The address of Environmental Private Equity Fund II, L.P., The Productivity Fund III, L.P. and Messrs. Maxwell and Terbeek is c/o First Analysis Corporation, The Sears Tower, Suite 950, 223 South Wacker Drive, Chicago, IL 60606. The address of CB Capital Investors, L.P. is 380 Madison Avenue, 12th Floor, New York, NY 10017. The address of Messrs. Walker, McClure, Lonsdale and Snedegar is c/o ShopNow.com, 411 First Avenue South, Suite 200 North, Seattle, Washington 98101.


(2) Includes 860,000 shares issuable pursuant to warrants held by 24/7 Media, Inc. that are currently exercisable.

(3) Includes 1,462,315.25 shares held by each of the Environmental Private Equity Fund II, L.P., and The Productivity Fund III, L.P. Mr. Maxwell is Vice Chairman of First Analysis Corporation, which is the manager of the funds. Mr. Maxwell disclaims beneficial ownership of all shares held by the Environmental Private Equity Fund II, L.P. and the Productivity Fund III, L.P. except to the extent of his pro rata pecuniary interest therein.

(4) Includes 1,462,315.25 shares held by each of the Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. Mr. Terbeek was formerly an Associate with First Analysis Corporation, which is the manager of the funds. Mr. Terbeek disclaims beneficial ownership of all shares held by the Environmental Private Equity Fund II, L.P. and the Productivity Fund III, L.P. except to the extent of his pro rata pecuniary interest therein.

(5) Includes 555,556 shares issuable pursuant to a warrant held by CB Capital Investors, L.P. that is currently exercisable.

(6) Includes 523,600 shares held by Mr. Walker that are currently exercisable or exercisable within 60 days of July 27, 1999.

(7) Includes 6,250 shares issuable pursuant to a warrant held by the Environmental Private Equity Fund II, L.P. that is currently exercisable.

(8) Includes 6,250 shares held by The Productivity Fund III, L.P. that is currently exercisable.

(9) Includes 64,475 shares issuable pursuant to options held by Dr. Krishnan that are currently exercisable within 60 days of July 27, 1999.

(10) Includes 1,218,143 shares issuable pursuant to options held by the directors and officers that are currently exercisable or exercisable within 60 days of July 27, 1999. Also includes the 1,462,315.25 shares held by each of the Environmental Private Equity Fund II, L.P. and The Productivity Fund III, L.P. referenced in footnotes (3) and (4) above.

                          DESCRIPTION OF CAPITAL STOCK

    Upon completion of this offering, ShopNow's authorized capital stock will consist of 200,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration Statement of which this prospectus forms a part, and by the provisions of applicable Washington law.

COMMON STOCK

    As of June 30, 1999, and including the automatic conversion of all outstanding shares of our preferred stock into common stock and the exercise and automatic conversion into common stock of all warrants to purchase our Series C convertible preferred stock upon the completion of this offering, there were outstanding 24,154,706 shares of common stock held of record by approximately 400 shareholders and options to purchase 8,206,657 shares of common stock.

    The holders of common stock are entitled to one vote on each matter submitted to a vote of the shareholders. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock shall be entitled to receive ratably dividends at such times and in such amounts as may be determined by the board of directors. In the event of any dissolution, liquidation or winding up, the holders of common stock are entitled to share ratably in all of the assets remaining after payment or provision for payment of the debts and other liabilities and the liquidation preference of any outstanding shares of preferred stock. The holders of common stock have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the common stock. The holders of common stock are not entitled to cumulative voting at any election of directors. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in the offering will be fully paid and non-assessable.

PREFERRED STOCK

    Upon the consummation of this offering, the outstanding shares of Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H and Series I convertible preferred stock will automatically convert into common stock. Upon completion of this offering, the board of directors will have authority, pursuant to our articles of incorporation and without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors may also determine or alter for each series such voting powers, designations, preferences, and special rights, qualifications, limitations or restrictions as permitted by law. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of ShopNow and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. There will be no shares of preferred stock outstanding upon the consummation of this offering, and we have no current plans to issue any shares of preferred stock.

COMMON STOCK WARRANTS

    Upon the closing of this offering, we will have warrants outstanding to purchase an aggregate of 4,234,618 shares of common stock at exercise prices ranging from $1.00 to $10.00 per share. These warrants contain anti-dilution provisions providing for adjustments to the exercise price and the number of shares of common stock underlying these warrants upon the occurrence of specified events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.

    Additionally, immediately prior to the closing of this initial public offering, there were warrants outstanding to purchase 167,047 shares of Series C preferred stock at an exercise price of $1.50 per share. The right to purchase shares of Series C preferred stock pursuant to such warrants expires with the closing of an underwritten public offering pursuant to an effective registration statement.

OTHER EQUITY-BASED AGREEMENTS

    From time to time in connection with the negotiation of material agreements, we may use equity-based arrangements, including warrants to purchase shares of common stock, as an incentive for a party with which ShopNow has a business relationship to enter into an agreement with ShopNow.

REGISTRATION RIGHTS

    Upon completion of the offering, the holders of an aggregate of 20,194,563 shares of common stock to be issued upon the automatic conversion of our preferred stock and the exercise and automatic conversion of the warrants to purchase our Series C convertible preferred stock, 4,234,618 shares issuable upon exercise of our outstanding warrants and 6,060,143 shares of outstanding common stock will be entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933. Under the terms of our registration rights agreement, the holders of more than 50% of the registrable securities issued and issuable may request, by written notice nine months after the effective date of the first registration statement filed by ShopNow covering a public offering of its securities, that ShopNow register any registrable securities specified in the notice in a public offering with a public offering price of at least $5.00 per share of common stock and the anticipated aggregate proceeds of which would exceed $4.0 million. Also under the terms of our registration rights agreement, the holders of more than 50% of the registrable securities issued and issuable may require that ShopNow register its shares for public resale on Form S-2, Form S-3 or similar short-form registration, provided that ShopNow is a registrant entitled to use such a form and that the value of the securities to be registered is at least $750,000. ShopNow is not obligated to effect any such short-form registration at any time more than three years after the initial public offering or if it has effected one such registration during the immediately preceding twelve-month period. These registration rights are subject to the right of the managing underwriter to reduce the number of shares proposed to be registered in view of market conditions. All expenses in connection with any registration will be borne by ShopNow. A holder's registration rights will terminate on the closing of the first company-initiated registered public offering of common stock, or on such date after such event, if the holder is entitled to immediately sell all of its shares under Rule 144 of the Securities Act during any 90-day period and the holders of the registrable stock own less than 1% of the outstanding common stock.

WASHINGTON ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

    Certain provisions of Washington law and our articles of incorporation and bylaws could make more difficult the acquisition of ShopNow by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of ShopNow to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure ShopNow outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

    ELECTION AND REMOVAL OF DIRECTORS. Effective upon the closing of this offering, our articles of incorporation will provide for the division of our board of directors into three classes, as nearly as equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders. The initial term of the Class I directors expires at our annual meeting of shareholders to be held in 2000; the initial term of the Class II directors expires at our annual meeting of shareholders to be held in 2001; and the initial term of the Class III directors expires at our annual meeting of shareholders to be held in 2002. Thereafter, the term of each class of directors shall be three years. This system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of the members of our board of directors and may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of ShopNow and may have the effect of maintaining the incumbency of our board of directors.

    SHAREHOLDER MEETING. Effective upon the completion of this offering, our bylaws will provide that, except as otherwise required by law or by our articles of incorporation, special meetings of the shareholders may only be called pursuant to a resolution adopted by our board of directors, the Chairman of our board of directors or our President. These provisions of our articles of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change of control. Our intent in using these provisions is to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they could inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions could have the effect of preventing changes in our management.

    REQUIREMENTS FOR ADVANCE NOTIFICATION OF SHAREHOLDER NOMINATIONS AND PROPOSALS. Effective upon the completion of this offering, our bylaws will contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee thereof.

    WASHINGTON ANTI-TAKEOVER LAW. Washington law imposes restrictions on some transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a "target corporation," with some exceptions, from engaging in certain significant business transactions with an "acquiring person," which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of such acquisition. Such prohibited transactions include, among others things:

    - a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;

    - termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares; or

    - allowing the acquiring person to receive any disproportionate benefit as a shareholder.

    After the five-year period, a "significant business transaction" may occur, as long as it complies with certain "fair price" provisions of the statute. A corporation may not opt out of this statute. This provision may have the effect of delaying, deterring or preventing a change of control of ShopNow.

    SHAREHOLDER ACTION BY WRITTEN CONSENT. Effective upon the closing of this Offering, our Amended and Restated Articles of Incorporation permit shareholders to act by written consent without a meeting only with the written consent of all shareholders entitled to vote on the subject matter.

    ELIMINATION OF CUMULATIVE VOTING. Effective upon the closing of this Offering, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.

    UNDESIGNATED PREFERRED STOCK. The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of ShopNow. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of ShopNow.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

NASDAQ NATIONAL MARKET LISTING

    We will apply for approval for quotation on the Nasdaq National Market under the symbol "SPNW" for the shares of common stock we are offering.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has not been any public market for our common stock, and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the common stock and could impair our future ability to raise capital through the sale of equity securities. See "Risk Factors--Future Sales of Our Common Stock May Depress Our Stock Price."


    Upon the closing of this offering, we will have an aggregate of 33,254,706 shares of common stock outstanding, based upon shares outstanding as of June 30, 1999 and assuming the automatic conversion of all of our outstanding preferred stock and the exercise and automatic conversion of all warrants to purchase our Series C convertible preferred stock into an aggregate of 20,194,563 shares of common stock upon the completion of this offering, no exercise of the underwriters' over-allotment option, and no exercise of outstanding options or warrants. Of the outstanding shares, the 7,000,000 shares sold in this offering will be freely tradable without restriction under the Securities Act of 1933, except for any shares purchased by "affiliates" of ShopNow as that term is defined in Rule 144 under the Securities Act of 1933. Of the remaining 26,254,706 shares of common stock held by existing shareholders, 26,159,231 shares will be deemed "restricted securities" as that term is defined in Rule
144. All of these restricted securities will be subject to lock-up agreements providing that, with certain limited exceptions, the shareholder will not offer, sell, contract to sell or otherwise dispose of any securities of ShopNow that are substantially similar to the common stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the lock-up agreement) for a period of 180 days after the date of this prospectus without the prior written consent of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated. As a result of these lock-up agreements, notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701, none of these shares may be sold until 180 days after the date of this prospectus. At various times after expiration of the lock-up agreements, these restricted securities will be eligible for sale in the public market, subject, in some cases, to volume limitations. In addition, as of June 30, 1999, there were outstanding options to purchase 6,901,578 shares of common stock and warrants to purchase 4,234,618 shares of common stock. All such options and warrants will be subject to lock-up agreements. Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements.


    In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock (approximately 332,000 shares immediately after this offering) or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to restrictions. In addition, a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

    Rule 701, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirement, of Rule 144. Any employee, officer or director of or consultant to ShopNow who purchased shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares are required to wait until 90 days after the date of this Prospectus before selling such shares. However, all Rule 701 shares will be subject to lock-up agreements and will only become eligible for sale at the earlier of the expiration of the 180-day lock-up agreements or upon the prior written consent of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated.

    We intend to file one or more registration statements on Form S-8 under the Securities Act of 1933 to register all shares of common stock issued or issuable under our stock plans. We expect to file the registration statement covering shares offered pursuant to our stock option plan and employee stock purchase plan within 180 days after the date of this prospectus, thus permitting the resale of such shares by nonaffiliates in the public market without restriction under the Securities Act.

    Also, beginning nine months after the date of this offering, holders of 24,350,756 shares of common stock and holders of warrants to purchase 4,234,618 shares of common stock will be entitled to certain rights with respect to registration of such shares for sale in the public market. See "Description of Capital Stock--Registration Rights." Registration of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act (except for shares purchased by affiliates) immediately upon the effectiveness of such registration to the extent such shares are not already freely tradeable.

                                  UNDERWRITING


    Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below, for whom Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, U.S. Bancorp Piper Jaffray Inc., SoundView Technology Group, Inc. and Wit Capital Corporation are acting as representatives, have severally but not jointly agreed to purchase from us the following numbers of shares of common stock listed opposite their names below. The underwriters purchase the shares directly from us for resale to the public in this offering. The representatives manage the solicitation of purchasers in the offering in exchange for a management fee. The underwriters may sell shares directly to the public, or may sell them to securities dealers for resale to the public.


                                                                                                       NUMBER OF
UNDERWRITERS                                                                                             SHARES
-----------------------------------------------------------------------------------------------------  ----------
Dain Rauscher Wessels................................................................................
U.S. Bancorp Piper Jaffray Inc.......................................................................
SoundView Technology Group, Inc......................................................................
Wit Capital Corporation..............................................................................
                                                                                                       ----------
  Total..............................................................................................
                                                                                                       ----------
                                                                                                       ----------


    The underwriting agreement provides that the obligations of the underwriters are subject to conditions, including the absence of any material adverse change in our business and the receipt of certificates, opinions and letters from us, our outside counsel, our general counsel and our independent public accountants making representations regarding our business and the information contained in this prospectus. Other than those shares covered by the over-allotment option described below, the underwriters will be obligated to purchase all the shares of common stock offered by this prospectus if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, the purchase commitments of nondefaulting underwriters may be increased or the underwriting agreement may be terminated.


    We have granted to the underwriters a 30-day option to purchase up to 1,050,000 shares of common stock at the initial public offering price less the underwriting discounts and commissions. Such option may be exercised only to cover over-allotments in the sale of shares of common stock.


    The underwriters have advised us that they propose to offer the shares to the public initially at the public offering price set forth on the cover page of this prospectus and to securities dealers at such price less a concession not in
excess of $   per share. These concessions may be reclaimed by the underwriters in certain circumstances if a dealer's client purchases and resells shares sold in the offering within 30 days of the date of this prospectus and the underwriters are purchasing shares in the open market. The underwriters and such
dealers may reallow a concession of $   per share on sales to certain other
dealers. After the initial public offering, the representatives may change the public offering price and concession and discount to dealers.



    The following table summarizes the per share and total public offering price, underwriting discount to be paid to the underwriters by us, the proceeds before expenses to us and the expenses of the offering payable by us. This information is presented assuming either no exercise or full exercise by the underwriters of their over allotment option. The underwriters' compensation was determined through arms-length negotiation between the representatives and ShopNow.



                                                                                         WITHOUT           WITH
                                                                          PER SHARE   OVER-ALLOTMENT  OVER-ALLOTMENT
                                                                         -----------  --------------  --------------
Public offering price..................................................   $             $               $
Underwriting discount paid by ShopNow..................................
Proceeds, before expenses, to ShopNow..................................
Expenses payable by ShopNow............................................



    The underwriting fee will be an amount equal to the initial public offering price per share of common stock, less the amount paid by the underwriters to us per share of common stock. The underwriting fee is currently expected to be approximately 7%.



    We, our officers and directors, and certain of our shareholders have agreed that they will not offer, sell, contract to sell, announce an intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to any additional shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock or securities convertible into or exchangeable or exercisable for any of our shares without the prior written consent of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, for a period of 180 days after the date of this prospectus, except in the case of issuances pursuant to the exercise of employee stock options outstanding on the date of this prospectus.



    The underwriters do not intend to confirm sales to any accounts over which they have discretionary authority.



    The underwriters intend to reserve for sale, at the initial public offering price, up to 350,000 shares of common stock for persons selected by us who have expressed an interest in purchasing shares of common stock in this offering. As a result, the number of shares of common stock available for sale to the general public will be reduced to the extent such persons purchase the reserved shares. The underwriters will offer to the general public any reserved shares that are not so purchased, on the same basis as the other shares to be sold in this offering.



    We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments which the underwriters may be required to make in connection with these liabilities.


    Prior to this offering, there has been no public market for the common stock. The initial public offering price will be determined by negotiation between the representatives and us. The principal factors to be considered in determining the public offering price include: the information set forth in this prospectus and otherwise available to the representatives, the history and the prospects for the industry in which we compete, the ability of our management, our prospects for future earnings, the present state of our development and our current financial condition, the general condition of the securities markets at the time of this offering, and the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies.

    The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

    A prospectus in electronic format is being made available on a Web site maintained by Wit Capital. In addition, pursuant to a dealer agreement, all dealers purchasing shares from Wit Capital in the offering similarly have agreed to make a prospectus in electronic format available on Web sites maintained by each of these dealers. Other than the prospectus in electronic format, the information on these Web sites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in such capacity and should not be relied on by prospective investors.

                                 LEGAL MATTERS

    The validity of the common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Kirkland, Washington and Palo Alto, California. Certain legal matters will be passed upon for the underwriters by Faegre & Benson LLP, Minneapolis, Minnesota.

                                    EXPERTS

    The audited financial statements for ShopNow.com Inc., Media Assets, Inc., and The Internet Mall, Inc. and schedule included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The audited financial statements for GO Software, Inc. included in this prospectus have been audited by Ernst & Young LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                    CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

    Our board of directors has selected Arthur Andersen LLP to serve as independent public accountants. Arthur Andersen LLP has served as our independent public accountants since August 1998. In August 1998, we dismissed Ernst & Young LLP as our independent accountants. Ernst & Young's report on the Company's consolidated financial statements for the two years ended December 31, 1997 does not cover the consolidated financial statements of the Company included in this prospectus. Ernst & Young's reports on the financial statements for the years ended December 31, 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change independent accountants was approved by the board of directors. During the years ended December 31, 1996 and 1997 and through August, 1998 there were no reportable events, as defined in regulations of the Securities and Exchange Commission, or disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Prior to retaining Arthur Andersen LLP, we had not consulted with Arthur Andersen LLP regarding accounting principles.

                      WHERE YOU CAN FIND MORE INFORMATION

    We filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, that registers the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. For more information about us and the common stock offered hereby, you should review the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, you should review the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected and copied at the following location of the Securities and Exchange Commission:

                                  PUBLIC REFERENCE ROOM
                                  450 FIFTH STREET, N.W.
                                  WASHINGTON, D.C. 20549.

    You may also obtain copies of all or any part of the registration statement from that office at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
Unaudited Pro Forma Combined Financial Information
  Unaudited Pro Forma Combined Statements of Operations....................................................        F-3
  Notes to Unaudited Pro Forma Combined Financial Statements...............................................        F-5

ShopNow.com Inc.
  Report of Independent Public Accountants.................................................................        F-7
  Consolidated Balance Sheets..............................................................................        F-8
  Consolidated Statements of Operations....................................................................        F-9
  Consolidated Statements of Comprehensive Loss............................................................       F-10
  Consolidated Statements of Shareholders' Equity (Deficit)................................................       F-11
  Consolidated Statements of Cash Flows....................................................................       F-12
  Notes to Consolidated Financial Statements...............................................................       F-14

Media Assets, Inc.
  Report of Independent Public Accountants.................................................................       F-33
  Balance Sheets...........................................................................................       F-34
  Statements of Operations.................................................................................       F-35
  Statements of Shareholder's Equity.......................................................................       F-36
  Statements of Cash Flows.................................................................................       F-37
  Notes to Financial Statements............................................................................       F-38

The Internet Mall, Inc.
  Report of Independent Public Accountants.................................................................       F-42
  Balance Sheets...........................................................................................       F-43
  Statements of Operations.................................................................................       F-44
  Statements of Shareholders' Equity.......................................................................       F-45
  Statements of Cash Flows.................................................................................       F-46
  Notes to Financial Statements............................................................................       F-47

GO Software, Inc.
  Report of Independent Auditors...........................................................................       F-53
  Balance Sheets...........................................................................................       F-54
  Statements of Operations.................................................................................       F-55
  Statements of Shareholders' Equity (Deficit).............................................................       F-56
  Statements of Cash Flows.................................................................................       F-57
  Notes to Financial Statements............................................................................       F-58

                                SHOPNOW.COM INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The unaudited pro forma combined statement of operations of ShopNow.com Inc. for the year ended December 31, 1998 and for the six months ended June 30, 1999 gives effect to the acquisitions of Media Assets, Inc., The Internet Mall Inc. and GO Software, Inc. and the disposition of BuySoftware.com as if they occurred on January 1, 1998.


    Separate historical financial information required under Rule 3-05 of Regulation S-X or pro forma financial information under Article 11 of Regulation S-X for the acquisition of e-Warehouse and CyberTrust, Inc. is not provided because we do not have access to the books and records due to disputes surrounding the acquisitions and the amounts are not considered meaningful since the Company has written off the majority of the purchase price due to the impairment of the acquired technology.


    The unaudited pro forma combined statements of operations are presented for informational purposes only and do not purport to represent what the Company's results of operations for the year ended December 31, 1998 or for the six months ended June 30, 1999 would actually have been had the acquisitions, in fact, occurred on January 1, 1998, or the Company's results of operations for any future period. The unaudited pro forma combined statements of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus and the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                SHOPNOW.COM INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                   (JANUARY 1, 1998     (JANUARY 1, 1998
                                                          TO                   TO
                                                   AUGUST 8, 1998)       SEPTEMBER 17,
                                  SHOPNOW.COM     THE INTERNET MALL,         1998)          GO SOFTWARE,    PRO FORMA
                                     INC.                INC.          MEDIA ASSETS, INC.       INC.       ADJUSTMENTS
                                ---------------   ------------------   ------------------   ------------   -----------
Revenues:
  Transactions and
    merchandising.............   $      4,211           $ 175                $   --            $1,346        $(3,931)(c)
  Merchant services...........          2,943              --                 4,833                --           (527)(c)
                                ---------------         -----                ------            ------      -----------
    Total revenues............          7,154             175                 4,833             1,346         (4,458)
                                ---------------         -----                ------            ------      -----------
Cost of revenues:
  Transactions and
    merchandising.............          4,493              24                    --                55         (4,351)(c)
  Merchant services...........          1,356              --                 2,808                --           (101)(c)
                                ---------------         -----                ------            ------      -----------
    Total cost of revenues....          5,849              24                 2,808                55         (4,452)
                                ---------------         -----                ------            ------      -----------
      Gross profit............          1,305             151                 2,025             1,291             (6)
                                ---------------         -----                ------            ------      -----------
Operating expenses:
  Sales and marketing.........         12,183              56                 1,365               143         (2,956)(c)
  General and
    administrative............          3,549             275                   318             1,006         (1,083)(c)
  Research and development....          4,370             114                    --               253         (1,061)(c)
  Amortization of intangible
    assets....................            730              --                     1                --          5,567(a)
  Stock-based compensation....            182              --                    --                --             --
  Unusual item--impairment of
    acquired technology.......          5,207              --                    --                --             --
                                ---------------         -----                ------            ------      -----------
    Total operating
      expenses................         26,221             445                 1,684             1,402            467
                                ---------------         -----                ------            ------      -----------
Income (loss) from
  operations..................        (24,916)           (294)                  341              (111)          (473)
Other income (expense), net...            171             (13)                   17                41           (125)(b)
                                ---------------         -----                ------            ------      -----------
Loss before provision for
  income taxes................        (24,745)           (307)                  358               (70)          (598)
Provision for income taxes....             --              --                    --                17            (17)(d)
                                ---------------         -----                ------            ------      -----------
      Net (loss) income.......   $    (24,745)          $(307)               $  358            $  (53)       $  (615)
                                ---------------         -----                ------            ------      -----------
                                ---------------         -----                ------            ------      -----------
Basic and diluted net loss per
  share.......................   $      (7.01)
                                ---------------
                                ---------------
Weighted average shares
  outstanding used to compute
  basic and diluted net loss
  per share...................      3,532,054
                                ---------------
                                ---------------
Basic and diluted pro forma
  net loss per share..........   $      (1.92)
                                ---------------
                                ---------------
Weighted average shares used
  to compute basic and diluted
  pro forma net loss per
  share.......................     12,857,745
                                ---------------
                                ---------------


                                  PRO FORMA
                                  COMBINED
                                    TOTAL
                                -------------
Revenues:
  Transactions and
    merchandising.............  $      1,801
  Merchant services...........         7,249
                                -------------
    Total revenues............         9,050
                                -------------
Cost of revenues:
  Transactions and
    merchandising.............           221
  Merchant services...........         4,063
                                -------------
    Total cost of revenues....         4,284
                                -------------
      Gross profit............         4,766
                                -------------
Operating expenses:
  Sales and marketing.........        10,791
  General and
    administrative............         4,065
  Research and development....         3,676
  Amortization of intangible
    assets....................         6,298
  Stock-based compensation....           182
  Unusual item--impairment of
    acquired technology.......         5,207
                                -------------
    Total operating
      expenses................        30,219
                                -------------
Income (loss) from
  operations..................       (25,453)
Other income (expense), net...            91
                                -------------
Loss before provision for
  income taxes................       (25,362)
Provision for income taxes....            --
                                -------------
      Net (loss) income.......  $    (25,362)
                                -------------
                                -------------
Basic and diluted net loss per
  share.......................  $      (4.61)
                                -------------
                                -------------
Weighted average shares
  outstanding used to compute
  basic and diluted net loss
  per share...................     5,505,881
                                -------------
                                -------------
Basic and diluted pro forma
  net loss per share..........  $      (1.71)
                                -------------
                                -------------
Weighted average shares used
  to compute basic and diluted
  pro forma net loss per
  share.......................    14,842,525
                                -------------
                                -------------

        See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1999

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   (JANUARY 1, 1999
                                                                   TO JUNE 15, 1999)   PRO FORMA     PRO FORMA
                                                SHOPNOW.COM INC.   GO SOFTWARE, INC.  ADJUSTMENTS  COMBINED TOTAL
                                                -----------------  -----------------  -----------  --------------
Revenues:
  Transactions and merchandising..............    $      11,630        $     728       $  (9,747)(c)  $      2,611
  Merchant services...........................            4,352               --            (176)(c)         4,176
                                                -----------------         ------      -----------  --------------
    Total revenues............................           15,982              728          (9,923)          6,787
                                                -----------------         ------      -----------  --------------
Cost of revenues:
  Transactions and merchandising..............           12,177               45         (11,153)(c)         1,069
  Merchant services...........................            2,506               --             (37)(c)         2,469
                                                -----------------         ------      -----------  --------------
    Total cost of revenues....................           14,683               45         (11,190)          3,538
                                                -----------------         ------      -----------  --------------
      Gross profit............................            1,299              683           1,267           3,249
                                                -----------------         ------      -----------  --------------
Operating expenses:
  Sales and marketing.........................           18,279              172          (2,886)(c)        15,565
  General and administrative..................            2,480              514            (436)(c)         2,558
  Research and development....................            2,934              182             (10)(c)         3,106
  Amortization of intangible assets...........            1,639               --           1,999(a)         3,638
  Stock-based compensation....................            1,956               --              --           1,956
  Unusual item--impairment of acquired
    technology................................               --               --              --              --
                                                -----------------         ------      -----------  --------------
    Total operating expenses..................           27,288              868          (1,333)         26,823
                                                -----------------         ------      -----------  --------------
  Income (loss) from operations                         (25,989)            (185)          2,600         (23,574)
  Other income (expense), net.................             (245)              12             (50)(b)          (283)
                                                -----------------         ------      -----------  --------------
  Loss before provision for income taxes......          (26,234)            (173)          2,550         (23,857)
  Provision for income taxes..................               --               12             (12)(d)            --
                                                -----------------         ------      -----------  --------------
      Net (loss) income.......................          (26,234)            (161)          2,538         (23,857)
                                                -----------------         ------      -----------  --------------
                                                -----------------         ------      -----------  --------------
Basic and diluted net loss per share..........    $       (5.50)                                    $      (4.11)
                                                -----------------                                  --------------
                                                -----------------                                  --------------
Weighted average shares outstanding used to
  compute basic and diluted net loss per
  share.......................................        4,768,405                                        5,799,028
                                                -----------------                                  --------------
                                                -----------------                                  --------------
Basic and diluted pro forma net loss per
  share.......................................    $       (1.32)                                    $      (1.14)
                                                -----------------                                  --------------
                                                -----------------                                  --------------
Weighted average shares used to compute basic
  and diluted pro forma net loss per share....       19,868,479                                       20,899,387
                                                -----------------                                  --------------
                                                -----------------                                  --------------

        See notes to unaudited pro forma combined financial statements.

                                SHOPNOW.COM INC.

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

                                 JUNE 30, 1999

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. BASIS OF PRESENTATION:

    The unaudited pro forma combined statement of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 gives effect to the acquisitions of Media Assets, Inc., The Internet Mall, Inc., and GO Software, Inc. and the disposition of BuySoftware.com as if these transactions had occurred January 1, 1998.

    The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by ShopNow for the fair value of the assets acquired and liabilities assumed.

2. PRO FORMA ADJUSTMENTS:

    (a) To record amortization of intangible assets based on the excess purchase price. As Media Assets, Inc. and The Internet Mall, Inc. were acquired during 1998 and GO Software was acquired on June 15, 1999, amortization is based on the actual purchase price allocation and computed for the period from January 1, 1998 to the respective date of acquisition:

Seven months of The Internet Mall, Inc..............................  $     422
Eight months of Media Assets, Inc...................................        347
Twelve months of GO Software, Inc...................................      4,798
                                                                      ---------
    Total 1998 pro forma amortization...............................  $   5,567
                                                                      ---------
                                                                      ---------
Five months of 1999--GO Software, Inc...............................  $   1,999
                                                                      ---------
                                                                      ---------

    All intangible assets are amortized over three years.

    (b) To record eight months of interest expense associated with the note issued as consideration for Media Assets, Inc., totaling $25, and to record twelve and six months of interest expense associated with the GO Software, Inc. convertible promissory note totaling $100 and $50, respectively.

    (c) To eliminate the results of operations of BuySoftware.com. Given the Company's continued involvement in certain retailing activities, the results of BuySoftware.com will be reflected in continuing operations through June 30, 1999. The Company ceased operations of BuySoftware.com in June 1999. However, the Company believes that it is meaningful to present the disposal as if it had occurred as of January 1, 1998. As BuySoftware.com was run as a separate business segment, the revenues, cost of revenues and operating expenses directly attributable to the business segment were removed.

    (d) To eliminate tax benefits recorded by GO Software, Inc., which may not be realized by the Company.

    (e) Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period assuming that shares issued for acquisitions were outstanding for the entire period. Pro forma basic and diluted net loss per share is

                                SHOPNOW.COM INC.

                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1999

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. PRO FORMA ADJUSTMENTS: (CONTINUED)
       computed based on the weighted average number of shares outstanding giving effect to shares issued in acquisitions as if they were outstanding for the entire period and to the conversion of convertible preferred stock on an as-if converted basis from the original issuance date.

3.RECONCILIATION OF HISTORICAL WEIGHTED AVERAGE SHARES TO PRO FORMA
  WEIGHTED AVERAGE SHARES:

                                                              DECEMBER 31, 1998  JUNE 30, 1999
                                                              -----------------  -------------
Historical..................................................       3,532,054        4,768,405
Internet Mall, January 1, 1998 - August 8, 1998.............         426,024               --
Media Assets, January 1, 1998 - September 17, 1998..........         424,052               --
Go Software, January 1, 1998 - December 31, 1998; January 1,
  1999 - June 15, 1999......................................       1,123,751        1,030,623
                                                              -----------------  -------------
Pro forma...................................................       5,505,881        5,799,028
                                                              -----------------  -------------
                                                              -----------------  -------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To ShopNow.com Inc.:

    We have audited the accompanying consolidated balance sheets of ShopNow.com Inc. (a Washington corporation) and subsidiaries as of December 31, 1997 and 1998 and June 30, 1999, and the related consolidated statements of operations, comprehensive loss, shareholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 1998 and for the six months ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShopNow.com Inc. and subsidiaries as of December 31, 1997 and 1998 and June 30, 1999, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998 and for the six months ended June 30, 1999, in conformity with generally accepted accounting principles.

    Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of consolidated financial statements is presented for purpose of complying with the Securities and Exchange Commission rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          /s/ Arthur Andersen LLP


Seattle, Washington,
August 24, 1999

                                SHOPNOW.COM INC.

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                             AS OF DECEMBER 31,   AS OF JUNE 30,        PRO FORMA
                                                            --------------------  ---------------     SHAREHOLDERS'
                                                              1997       1998          1999        EQUITY AT JUNE 30,
                                                            ---------  ---------  ---------------         1999
                                                                                                   -------------------
                                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents...............................  $     376  $   9,820     $   6,241
  Short-term investments..................................         --        179           233
  Accounts receivable, net................................        146      2,266         3,039
  Unbilled services.......................................         --      1,448           241
  Prepaid expenses and other..............................        192        709         1,474
                                                            ---------  ---------  ---------------
    Total current assets..................................        714     14,422        11,228
Property and equipment, net...............................        472      4,185         9,627
Goodwill, net.............................................         --        515         1,098
Other intangible assets, net..............................        582      3,944        20,407
Investment in marketable equity securities................         --         --        18,818
Other assets, net.........................................        562        717         3,072
                                                            ---------  ---------  ---------------
    Total assets..........................................  $   2,330  $  23,783     $  64,250
                                                            ---------  ---------  ---------------
                                                            ---------  ---------  ---------------

                         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable........................................  $   1,083  $   3,551     $   5,556
  Accrued liabilities.....................................        502      1,132         3,507
  Line of credit..........................................        200        238           999
  Current portion of notes and leases.....................      1,684      1,133         8,371
  Customer deposits.......................................         --      2,155         1,196
  Deferred revenue........................................         --        535           365
                                                            ---------  ---------  ---------------
    Total current liabilities.............................      3,469      8,744        19,994
Notes and leases payable, less current
  portion.................................................        884      1,837         6,170
Put warrant liability.....................................         --         --         1,350
                                                            ---------  ---------  ---------------
    Total liabilities.....................................      4,353     10,581        27,514
Commitments (Note 8)
Shareholders' equity (deficit):
  Convertible preferred stock, $0.01 par value--
    Authorized shares--20,000,000, issued shares--
    3,868,896 in 1997, 12,299,896 in 1998, and
    17,927,516 in 1999, preference in liquidation of
    $79,853 in 1999.......................................      3,403     35,070        72,510          $      --
  Common stock, $0.01 par value: Authorized
    shares--40,000,000, issued shares--2,763,055 in
    1997, 4,602,573 in 1998, and 6,060,143 in 1999........       (808)     6,559        21,839             94,349
  Common stock warrants...................................         --      1,866         5,705              5,705
  Deferred compensation...................................         --       (930)       (3,213)            (3,213)
  Unrealized loss on investments..........................         --         --        (4,508)            (4,508)
  Accumulated deficit.....................................     (4,618)   (29,363)      (55,597)           (55,597)
                                                            ---------  ---------  ---------------        --------
    Total shareholders' equity (deficit)..................     (2,023)    13,202        36,736          $  36,736
                                                            ---------  ---------  ---------------        --------
                                                                                                         --------
    Total liabilities and shareholders' equity
      (deficit)...........................................  $   2,330  $  23,783     $  64,250
                                                            ---------  ---------  ---------------
                                                            ---------  ---------  ---------------


   The accompanying notes are an integral part of these consolidated balance sheets.

                                SHOPNOW.COM INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                             FOR THE YEAR ENDED           FOR THE SIX MONTHS
                                                DECEMBER 31,                ENDED JUNE 30,
                                       -------------------------------  ----------------------
                                         1996       1997       1998        1998        1999
                                       ---------  ---------  ---------  -----------  ---------
                                                                        (UNAUDITED)
                                                                        -----------
Revenues:
  Transactions and merchandising.....  $      --  $      69  $   4,211   $     743   $  11,630
  Merchant services..................        993        535      2,943         396       4,352
                                       ---------  ---------  ---------  -----------  ---------
    Total revenues...................        993        604      7,154       1,139      15,982
                                       ---------  ---------  ---------  -----------  ---------
Cost of revenues:
  Transactions and merchandising.....         --        159      4,493       1,058      12,177
  Merchant services..................        430        356      1,356         127       2,506
                                       ---------  ---------  ---------  -----------  ---------
    Total cost of revenues...........        430        515      5,849       1,185      14,683
                                       ---------  ---------  ---------  -----------  ---------
      Gross margin...................        563         89      1,305         (46)      1,299
                                       ---------  ---------  ---------  -----------  ---------
Operating expenses:
  Sales and marketing................        610      1,201     12,183       4,477      18,279
  General and administrative.........        656        918      3,549       1,353       2,480
  Research and development...........         25      2,436      4,370       1,442       2,934
  Amortization of intangible
    assets...........................         32        136        730         118       1,639
  Stock-based compensation...........         --         --        182           2       1,956
  Unusual item--impairment of
    acquired technology..............         --         --      5,207          --          --
                                       ---------  ---------  ---------  -----------  ---------
    Total operating expenses.........      1,323      4,691     26,221       7,392      27,288
                                       ---------  ---------  ---------  -----------  ---------
      Loss from operations...........       (760)    (4,602)   (24,916)     (7,438)    (25,989)
Other income (expense), net..........        (50)      (164)       171         109        (245)
                                       ---------  ---------  ---------  -----------  ---------
      Net loss.......................  $    (810) $  (4,766) $ (24,745)  $  (7,329)  $ (26,234)
                                       ---------  ---------  ---------  -----------  ---------
                                       ---------  ---------  ---------  -----------  ---------
Basic and diluted net loss per
  share..............................  $   (0.40) $   (1.83) $   (7.01)  $   (2.54)  $   (5.50)
                                       ---------  ---------  ---------  -----------  ---------
                                       ---------  ---------  ---------  -----------  ---------
Weighted average shares outstanding
  used to compute basic and diluted
  net loss per share.................  2,012,285  2,608,398  3,532,054   2,883,883   4,768,405
                                       ---------  ---------  ---------  -----------  ---------
                                       ---------  ---------  ---------  -----------  ---------
Basic and diluted pro forma net loss
  per share..........................                        $   (1.92)              $   (1.32)
                                                             ---------               ---------
                                                             ---------               ---------
Weighted average shares outstanding
  used to compute basic and diluted
  pro forma net loss per share.......                        12,857,745              19,868,479
                                                             ---------               ---------
                                                             ---------               ---------

 The accompanying notes are an integral part of these consolidated statements.

                                SHOPNOW.COM INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                 (IN THOUSANDS)

                                                      FOR THE YEAR ENDED DECEMBER 31,     FOR THE SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                      --------------------------------  ----------------------------
                                                        1996       1997        1998                         1999
                                                      ---------  ---------  ----------       1998        -----------
                                                                                        ---------------
                                                                                          (UNAUDITED)
Net loss............................................  $    (810) $  (4,766) $  (24,745)    $  (7,329)     $ (26,234)

Unrealized loss on investments......................         --         --          --            --         (4,508)
                                                      ---------  ---------  ----------       -------     -----------

Comprehensive loss..................................  $    (810) $  (4,766) $  (24,745)    $  (7,329)     $ (30,742)
                                                      ---------  ---------  ----------       -------     -----------
                                                      ---------  ---------  ----------       -------     -----------

 The accompanying notes are an integral part of these consolidated statements.

                                SHOPNOW.COM INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                          CONVERTIBLE PREFERRED
                                                                  STOCK               COMMON STOCK
                                                          ----------------------  ---------------------    COMMON STOCK
                                                            SHARES      AMOUNT      SHARES     AMOUNT        WARRANTS
                                                          -----------  ---------  ----------  ---------  -----------------
Balances, December 31, 1995.............................           --  $      --   1,946,684  $     246      $      --
  Issuance of common stock..............................           --         --     391,429         80             --
  Repurchase of common stock............................           --         --    (342,391)       (51)            --
  Net loss..............................................           --         --          --         --             --
                                                          -----------  ---------  ----------  ---------         ------
Balances, December 31, 1996.............................           --         --   1,995,722        275             --
  Net loss January 1, 1997 through February 25, 1997....           --         --          --         --             --
  Conversion from S Corporation to C Corporation........           --         --          --     (1,252)            --
  Conversion of shareholder notes into Series A
    preferred stock.....................................      699,612        350          --         --             --
  Issuance of Series B preferred stock..................    2,334,079      1,800          --         --             --
  Issuance of common stock..............................           --         --     600,000         90             --
  Repurchase of common stock............................           --         --     (10,000)       (10)            --
  Conversion of shareholder notes into Series C
    preferred stock.....................................      835,205      1,253          --         --             --
  Conversion of shareholder notes into common stock.....           --         --     177,333         89             --
  Net loss, February 26, 1997 through December 31,
    1997................................................           --         --          --         --             --
                                                          -----------  ---------  ----------  ---------         ------
Balances, December 31, 1997.............................    3,868,896      3,403   2,763,055       (808)            --
  Issuance of Series D preferred stock..................    4,250,000     13,461          --         --            673
  Common stock, options and warrants issued for
    businesses acquired.................................           --         --   1,744,692      6,105             --
  Issuance of Series E preferred stock and warrants to
    acquire common stock................................    2,125,000      7,672          --         --            328
  Issuance of Series F preferred stock and warrants to
    acquire common stock................................    2,056,000     10,534          --         --            865
  Exercise of common stock options......................           --         --      32,499         25             --
  Issuance of common stock in consideration for
    professional services...............................           --         --      62,327        125             --
  Issuance of compensatory stock options................           --         --          --      1,112             --
  Compensation attributable to stock options............           --         --          --         --             --
  Net loss..............................................           --         --          --         --             --
                                                          -----------  ---------  ----------  ---------         ------
Balances, December 31, 1998.............................   12,299,896     35,070   4,602,573      6,559          1,866
  Issuance of Series F preferred stock and warrants to
    acquire common stock................................      280,000      1,400          --         --             --
  Issuance of Series G preferred stock and warrants to
    acquire common stock................................    5,014,286     33,200          --         --          1,900
  Issuance of Series H preferred stock and warrants to
    acquire common stock................................      333,334      2,840          --         --            160
  Common stock and options issued for businesses
    acquired............................................           --         --   1,366,787     11,496             --
  Issuance of warrants in connection with debt
    financings..........................................           --         --          --         --            569
  Issuance of warrants and options to business
    partners............................................           --         --          --         --          1,210
  Exercise of common stock options......................           --         --     209,011        123             --
  Issuance of common stock in consideration for customer
    lists and services..................................           --         --      11,000         68             --
  Repurchase of common stock............................           --         --    (129,228)       (46)            --
  Issuance of compensatory stock options................           --         --          --      3,639             --
  Compensation attributable to stock options............           --         --          --         --             --
  Unrealized loss on investments........................           --         --          --         --             --
  Net loss..............................................           --         --          --         --             --
                                                          -----------  ---------  ----------  ---------         ------
Balances, June 30, 1999.................................   17,927,516  $  72,510   6,060,143  $  21,839      $   5,705
                                                          -----------  ---------  ----------  ---------         ------
                                                          -----------  ---------  ----------  ---------         ------


                                                                          ACCUMULATED                       TOTAL
                                                                             OTHER                      SHAREHOLDERS'
                                                            DEFERRED     COMPREHENSIVE    ACCUMULATED       EQUITY
                                                          COMPENSATION       LOSS           DEFICIT       (DEFICIT)
                                                          ------------  ---------------  -------------  --------------
Balances, December 31, 1995.............................  $       --       $      --      $      (294)    $      (48)
  Issuance of common stock..............................          --              --               --             80
  Repurchase of common stock............................          --              --               --            (51)
  Net loss..............................................          --              --             (810)          (810)
                                                          ------------       -------     -------------  --------------
Balances, December 31, 1996.............................          --              --           (1,104)          (829)
  Net loss January 1, 1997 through February 25, 1997....          --              --             (148)          (148)
  Conversion from S Corporation to C Corporation........          --              --            1,252             --
  Conversion of shareholder notes into Series A
    preferred stock.....................................          --              --               --            350
  Issuance of Series B preferred stock..................          --              --               --          1,800
  Issuance of common stock..............................          --              --               --             90
  Repurchase of common stock............................          --              --               --            (10)
  Conversion of shareholder notes into Series C
    preferred stock.....................................          --              --               --          1,253
  Conversion of shareholder notes into common stock.....          --              --               --             89
  Net loss, February 26, 1997 through December 31,
    1997................................................          --              --           (4,618)        (4,618)
                                                          ------------       -------     -------------  --------------
Balances, December 31, 1997.............................          --              --           (4,618)        (2,023)
  Issuance of Series D preferred stock..................          --              --               --         14,134
  Common stock, options and warrants issued for
    businesses acquired.................................          --              --               --          6,105
  Issuance of Series E preferred stock and warrants to
    acquire common stock................................          --              --               --          8,000
  Issuance of Series F preferred stock and warrants to
    acquire common stock................................          --              --               --         11,399
  Exercise of common stock options......................          --              --               --             25
  Issuance of common stock in consideration for
    professional services...............................          --              --               --            125
  Issuance of compensatory stock options................      (1,112  )           --               --             --
  Compensation attributable to stock options............         182              --               --            182
  Net loss..............................................          --              --          (24,745)       (24,745)
                                                          ------------       -------     -------------  --------------
Balances, December 31, 1998.............................        (930  )           --          (29,363)        13,202
  Issuance of Series F preferred stock and warrants to
    acquire common stock................................          --              --               --          1,400
  Issuance of Series G preferred stock and warrants to
    acquire common stock................................          --              --               --         35,100
  Issuance of Series H preferred stock and warrants to
    acquire common stock................................          --              --               --          3,000
  Common stock and options issued for businesses
    acquired............................................          --              --               --         11,496
  Issuance of warrants in connection with debt
    financings..........................................          --              --               --            569
  Issuance of warrants and options to business
    partners............................................          --              --               --          1,210
  Exercise of common stock options......................          --              --               --            123
  Issuance of common stock in consideration for customer
    lists and services..................................          --              --               --             68
  Repurchase of common stock............................          --              --               --            (46)
  Issuance of compensatory stock options................      (3,639  )           --               --             --
  Compensation attributable to stock options............       1,356              --               --          1,356
  Unrealized loss on investments........................          --          (4,508)              --         (4,508)
  Net loss..............................................          --              --          (26,234)       (26,234)
                                                          ------------       -------     -------------  --------------
Balances, June 30, 1999.................................  $   (3,213  )    $  (4,508)     $   (55,597)    $   36,736
                                                          ------------       -------     -------------  --------------
                                                          ------------       -------     -------------  --------------

 The accompanying notes are an integral part of these consolidated statements.

                                SHOPNOW.COM INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                            FOR THE SIX MONTHS
                                                        FOR THE YEAR ENDED DECEMBER 31,       ENDED JUNE 30,
                                                        --------------------------------  -----------------------
                                                          1996       1997        1998        1998         1999
                                                        ---------  ---------  ----------  -----------  ----------
                                                                                          (UNAUDITED)
  Operating activities:
  Net loss............................................  $    (810) $  (4,766) $  (24,745)  $  (7,329)  $  (26,234)
  Adjustments to reconcile net loss to net cash used
    in operating activities--
    Unusual item--impairment of acquired
      technology......................................         --         --       5,207          --           --
    Depreciation and amortization.....................         35        277       1,602         237        2,707
    Write down of long-term investments...............         --         34          --          --           --
    Amortization of deferred compensation.............         --         --         182           2        1,356
    Operating expenses paid in stock and warrants.....         --         --         125         125        1,214
    Changes in operating assets and liabilities, net
      of effect of businesses acquired:
      Accounts receivable.............................        (15)       (51)      2,107        (578)        (756)
      Prepaid expenses and other current assets.......        (22)      (189)        (77)       (788)        (895)
      Other assets....................................         --         --          --          --         (325)
      Unbilled services and customer deposits, net....         --         --      (3,713)         --          249
      Accounts payable................................        218        831       2,303       1,530        1,869
      Accrued liabilities.............................         29        417         521         324        2,295
      Deferred revenue................................         --         --         535         152         (300)
                                                        ---------  ---------  ----------  -----------  ----------
        Net cash used in operating activities.........       (565)    (3,447)    (15,953)     (6,325)     (18,820)
                                                        ---------  ---------  ----------  -----------  ----------
  Investing activities:
  Purchases of property and equipment.................        (31)      (481)     (2,189)     (1,810)      (5,262)
  Purchase of short-term investments, net.............         --         --        (179)       (500)         (54)
  Purchase of domain names............................         --         --          --          --         (149)
  Investments in common stock and other assets........         --       (943)       (147)       (278)        (635)
  Acquisition of businesses, net of cash acquired of
    $2,850 in the year ended December 31, 1998 and
    $640 in the six-month period ended June 30,
    1999..............................................         --       (250)     (2,851)     (4,000)      (3,950)
                                                        ---------  ---------  ----------  -----------  ----------
        Net cash used in investing activities.........        (31)    (1,674)     (5,366)     (6,588)     (10,050)
                                                        ---------  ---------  ----------  -----------  ----------


 The accompanying notes are an integral part of these consolidated statements.

                                SHOPNOW.COM INC.

                                 (IN THOUSANDS)

                                                                FOR THE YEAR ENDED DECEMBER 31,    FOR THE SIX MONTHS
                                                                                                     ENDED JUNE 30,
                                                                -------------------------------  ----------------------
                                                                  1996       1997       1998        1998        1999
                                                                ---------  ---------  ---------  -----------  ---------
                                                                                                 (UNAUDITED)
  Financing activities:
  Borrowings under bank line of credit........................  $      --  $     200  $      38   $      38   $     999
  Principal payments under bank line of credit................         (1)       (78)        --          --        (238)
  Proceeds from sale of common stock..........................         80         --         25           8         123
  Common stock repurchased....................................        (51)       (10)        --          --         (46)
  Proceeds from sale of preferred stock and warrants, net of
    issuance costs............................................         --      1,800     33,034      21,957      14,400
  Proceeds from convertible subordinated notes................         --      1,253         --          --          --
  Proceeds from long-term debt................................        603      2,562      3,700          --      10,632
  Payments on long-term debt..................................        (61)      (242)    (6,034)     (1,834)       (579)
                                                                ---------  ---------  ---------  -----------  ---------
        Net cash provided by financing activities.............        570      5,485     30,763      20,169      25,291
                                                                ---------  ---------  ---------  -----------  ---------
        Net increase (decrease) in cash and cash
          equivalents.........................................        (26)       364      9,444       7,256      (3,579)
  Cash and cash equivalents at beginning of period............         38         12        376         376       9,820
                                                                ---------  ---------  ---------  -----------  ---------
  Cash and cash equivalents at end of period..................  $      12  $     376  $   9,820   $   7,632   $   6,241
                                                                ---------  ---------  ---------  -----------  ---------
                                                                ---------  ---------  ---------  -----------  ---------
  Supplementary disclosure of cash flow information:
    Cash paid during the period for interest..................  $      50  $      11  $     232   $      52   $     185
                                                                ---------  ---------  ---------  -----------  ---------
                                                                ---------  ---------  ---------  -----------  ---------
  Non-cash investing and financing activities:
    Common stock, options and warrants issued as part of
      business and technology acquisitions....................  $      --  $      90  $   6,105   $   1,485   $  11,560
                                                                ---------  ---------  ---------  -----------  ---------
                                                                ---------  ---------  ---------  -----------  ---------
    Conversion of note payable and convertible subordinated
      debt to preferred stock.................................  $      --  $   1,603  $     500   $     500   $      --
                                                                ---------  ---------  ---------  -----------  ---------
                                                                ---------  ---------  ---------  -----------  ---------
    Conversion of note payable to common stock................  $      --  $      89  $      --   $      --   $      --
                                                                ---------  ---------  ---------  -----------  ---------
                                                                ---------  ---------  ---------  -----------  ---------
    Assets acquired under capital leases......................  $      --  $     125  $   2,092   $   1,730   $   1,378
                                                                ---------  ---------  ---------  -----------  ---------
                                                                ---------  ---------  ---------  -----------  ---------

 The accompanying notes are an integral part of these consolidated statements.

                                SHOPNOW.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

    ShopNow.com Inc. (the Company), formerly TechWave, Inc., is an electronic commerce portal that provides a comprehensive shopping solution to both consumers and merchants. The Company's offerings include customized transaction and merchandising services through ShopNow.com, retail computer and accessory sales and electronic software distribution through BuySoftware.com, and a variety of merchant services, including technology consulting services and direct marketing and creative design services through Media Assets, Inc., which was acquired in September 1998.

    In June, 1999 the Company ceased operating the BuySoftware.com retailing business. Given the Company's continued involvement in certain retailing activities, the results of BuySoftware.com has been reflected in continuing operations until the date operations ceased, as the disposal did not meet the criteria for discontinued operations under Accounting Principles Board (APB) No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions".

    The Company is subject to the risks and challenges associated with other companies at a similar stage of development including dependence on key individuals, successful development and marketing of its products and services, the continued acceptance of the Internet as a medium for electronic commerce, competition from substitute products and services and larger companies with greater financial, technical management and marketing resources. Further, during the period required to develop commercially viable products, services and sources of revenues, the Company may require additional funds that may not be readily available.

UNAUDITED INTERIM FINANCIAL DATA

    The unaudited interim financial statements for the six month period ended June 30, 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   (CONTINUED)
NET LOSS PER SHARE

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Computation of Earnings Per Share," basic earnings per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net loss by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the shares of common stock issuable upon the conversion of the convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is antidilutive. The Company has not had any issuances or grants for nominal consideration as defined under Staff Accounting Bulletin 98. Diluted net loss per share for all periods shown does not include the effects of the convertible preferred stock and shares issuable upon the exercise of stock options and warrants as the effect of their inclusion is antidilutive during each period.

    Pro forma basic and diluted net loss per share is computed based on the weighted average number of shares of common stock outstanding giving effect to the conversion of convertible preferred stock outstanding that will automatically convert upon completion of the Company's initial public offering (using the if-converted method from the original issuance date). Pro forma diluted net loss per share excludes the impact of stock options and warrants as the effect of their inclusion would be antidilutive.

REVENUE RECOGNITION

    The Company generates revenues primarily from transactions, merchandising and merchant services. Revenues from transactions are generated from purchases of products and services. Merchandising revenues are generated from advertising and merchandising conducted by merchants on the Company's Web sites. Revenues are recognized when the product has been shipped or the service has been delivered to the customer. The Company bears the full credit risk with respect to these sales. Transactional fees paid by merchants are generally recognized at the time of sale of a product or service using the Company's transaction processing system. In these transactions, the merchant bears the full credit risk, and the Company recognizes a transaction fee upon consummation of the sale. Merchandising revenues are recognized ratably over the term of the applicable agreement. Merchandising agreements typically run for a period of one to four months, except for listing agreements which may run for up to twelve months.

    Merchant services revenues from fixed and unit price contracts are recognized on the percentage of completion method of accounting, based primarily on the ratio of contract costs incurred to date to total estimated contract costs. Anticipated losses on these contracts are recorded when identified. To date, losses have not been material. Contract costs include all direct labor, material, subcontract and other direct project costs and certain indirect costs, related to contract performance. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements that may result in revision to costs and income, are recognized in the period in which the revisions are determined.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   (CONTINUED)
    Fee revenue from ancillary services provided by the merchant services division is recognized upon completion of the related job by the applicable third party vendor.

    Unbilled services typically represents amounts earned under the Company's contracts, but not billed due to timing or contract terms, which usually consider passage of time, achievement of certain milestones or completion of the project. Where billings exceed revenues earned on contracts, the amounts are included in the accompanying consolidated balance sheets as customer deposits, as the amounts typically relate to ancillary services, whereby the Company is acting in an agency capacity.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


GOODWILL AND OTHER INTANGIBLE ASSETS



    Intangible assets consist primarily of customer lists, domain names, acquired technology and goodwill related to acquisitions accounted for under the purchase method of accounting. Amortization of these purchased intangibles is provided on the straight-line basis over the respective useful lives of the assets, primarily three years. The Company identifies and records impairment losses on intangible and other assets when events and circumstances indicate that such assets might be impaired. The company considers factors such as significant changes in the regulatory or business climate and projected future cash flows from the respective asset. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset (See Note 9). Other intangible assets consist of the following:



                                                                       DECEMBER 31,
                                                                   --------------------  JUNE 30,
                                                                     1997       1998       1999
                                                                   ---------  ---------  ---------
Customer lists...................................................  $      --  $   1,978  $   2,698
Domain names.....................................................         --      1,533      1,691
Acquired technology..............................................        379        840     18,128
Other............................................................        340        386        401
                                                                   ---------  ---------  ---------
                                                                         719      4,737     22,918
Less--Accumulated amortization...................................       (137)      (793)    (2,511)
                                                                   ---------  ---------  ---------
                                                                   $     582  $   3,944  $  20,407
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------


INCOME TAXES

    The shareholders of the Company elected to be treated as an S Corporation under the Internal Revenue Code until February 26, 1997. As a result, taxable income until that date was included in the taxable income of the individual shareholders, and no income tax provision was recorded. In addition, in accordance with Staff Accounting Bulletin Topic 4B, the Company has reclassified accumulated losses incurred prior to the date of conversion to C Corporation status from retained earnings to common stock.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   (CONTINUED)
    The Company terminated its S Corporation status on February 26, 1997 (Termination) and implemented SFAS No. 109, "Accounting for Income Taxes," upon becoming a taxable entity. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the tax rates that will be in effect when the differences are expected to reverse. Deferred taxes were not recorded at Termination as the temporary differences between recognition of income and expense for financial reporting and tax purposes were not significant.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Assets purchased under capital leases are recorded at cost (based on the present value of future minimum lease payments discounted at the contractual interest rates). Depreciation is computed using the straight-line method over the assets' estimated useful lives of three to seven years.

STOCK COMPENSATION

    The Company has adopted the disclosure only provisions of the SFAS No. 123, "Accounting for Stock-Based Compensation", whereby it applies APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's common stock at the date of grant over the stock option exercise price.

    Options and warrants issued to non-employees are accounted for using the fair value method of accounting as prescribed by SFAS No. 123, utilizing the Black-Scholes model and volatility factors for comparable public companies.

RESEARCH AND DEVELOPMENT

    Research and development costs are expensed as incurred and consist primarily of salaries, supplies and contract services.

    The Company's accounting policy is to capitalize eligible computer software development costs upon the establishment of technological feasibility, which the Company has defined as a completion of a working model. For the years ended December 31, 1996, 1997 and 1998 and the period ended June 30, 1999, the amount of eligible costs to be capitalized has not been significant and accordingly, the Company has charged all software development costs to research and development in the accompanying consolidated statements of operations.

ADVERTISING COSTS

    The cost of advertising is expensed as incurred. For the years ended December 31, 1996, 1997 and 1998 and the six month period ended June 30, 1999, the Company incurred advertising and direct marketing expenses of approximately $0, $470, $5.7 million and $9.0 million, respectively.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

1. DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   (CONTINUED)
UNAUDITED PRO FORMA SHAREHOLDERS' EQUITY

    If the offering contemplated by this prospectus is consummated, all of the preferred stock outstanding as of the closing date will automatically be converted into shares of common stock. Unaudited pro forma shareholders' equity at June 30, 1999, as adjusted for the conversion of preferred stock, is presented in the accompanying consolidated balance sheet.


STATEMENT OF COMPREHENSIVE LOSS



    There were no reclassification adjustments as defined in SFAS 130, "Reporting Comprehensive Income" or income tax provision related to the unrealized loss on investments during the six month period ended June 30, 1999.


RECLASSIFICATIONS

    Certain information reported in previous years has been reclassified to conform to the 1999 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The implementation of SOP 98-1 did not have a material impact on the company's financial position or results of operations.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities." SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurrred. The implementation of SOP 98-5 did not have a material impact on the company's financial position or results of operations.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

2. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following:

                                                         DECEMBER 31,
                                                     --------------------  JUNE 30,
                                                       1997       1998       1999
                                                     ---------  ---------  ---------
Computer equipment.................................  $     601  $   3,313  $   6,030
Furniture and fixtures.............................         14        568        947
Software...........................................         42        759      4,226
Leasehold improvements.............................          2        548        585
                                                     ---------  ---------  ---------
                                                           659      5,188     11,788
Less--Accumulated depreciation and amortization....       (187)    (1,003)    (2,161)
                                                     ---------  ---------  ---------
Property and equipment, net........................  $     472  $   4,185  $   9,627
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

    Property and equipment shown above include assets under capital leases of approximately $125, $2.2 million and $3.6 million at December 31, 1997 and 1998 and June 30, 1999, with corresponding accumulated amortization of $60 and $270 and 675 at December 31, 1997 and 1998 and June 30, 1999, respectively.

3. ACCOUNTS RECEIVABLE:

    Accounts receivable consists of the following:

                                                                        DECEMBER 31,
                                                                    --------------------   JUNE 30,
                                                                      1997       1998        1999
                                                                    ---------  ---------  -----------
Merchant services contracts.......................................  $      --  $   2,103   $   1,680
Transaction and merchandising services............................        169        393       2,136
                                                                    ---------  ---------  -----------
                                                                          169      2,496       3,816
Less--Allowance for doubtful accounts.............................        (23)      (230)       (777)
                                                                    ---------  ---------  -----------
                                                                    $     146  $   2,266   $   3,039
                                                                    ---------  ---------  -----------
                                                                    ---------  ---------  -----------

    To date, accounts receivable have been derived from revenues earned from customers located in the United States. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. The Company maintains reserves for potential credit losses. At June 30, 1999, one customer accounted for 21% of the accounts receivable balance.

4. INVESTMENT IN MARKETABLE EQUITY SECURITIES:

    As discussed in Note 11, the Company received 466,683 shares of common stock in 24/7 Media. As of June 30, 1999 the Company holds 476,410 shares. 24/7 Media is a public company subject to the reporting requirements of the US Securities and Exchange Commission. The Company classifies the investment as available for sale and are stated at fair value in accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities". The statement specifies that available for sale securities are reported at fair value with changes in unrealized gains and losses recorded directly to shareholders' equity. Fair value is based on quoted market prices.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

5. ACCRUED LIABILITIES:

    Accrued liabilities consists of the following:

                                                                        DECEMBER 31,
                                                                    --------------------   JUNE 30,
                                                                      1997       1998        1999
                                                                    ---------  ---------  -----------
Accrued compensation and benefits.................................  $     324  $     576   $     879
Accrued marketing expenses........................................         --         --       1,396
Other accrued liabilities.........................................        178        556       1,232
                                                                    ---------  ---------  -----------
                                                                    $     502  $   1,132   $   3,507
                                                                    ---------  ---------  -----------
                                                                    ---------  ---------  -----------

6. LINE OF CREDIT:

    The Company had a line of credit with a financial institution with a maximum balance of $300. The line of credit bore interest at prime plus 2% (9.75% at December 31, 1998), with interest payable monthly. The line of credit expired and principal balance was paid in February 1999. The line of credit was secured by substantially all assets of the Company.

    In March 1999, the Company entered into a loan and security agreement (agreement) with a financial institution for a term loan and line of credit. In May 1999, the agreement was amended allowing the Company to borrow up to $8.5 million at any one time, consisting of a $3.5 million term loan (term loan), a $4.0 million bridge loan (bridge loan) and a line of credit of up to $2.5 million ($1.0 million until the bridge loan is repaid). The line of credit bears interest at the financial institution's base rate plus 2%, is secured by substantially all assets of the Company and expires on March 31, 2000. The term loan bears interest at 12%, is secured by substantially all assets of the Company and matures in March 2002. The bridge loan bears interest at 12% and is due upon the earlier of December 1, 1999 or a debt or equity financing by the Company surpassing $10.0 million. In conjunction with the agreement, the Company issued warrants to acquire 72,000 shares of common stock at an exercise price of $6.25 per share. The warrants are exercisable immediately and expire in March 2006. In May 1999 in connection with the modification, the Company issued additional warrants to acquire 70,000 shares of common stock at an exercise price of $7.00 per share. The warrants are exercisable immediately and expire in June 2006.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

7. NOTES AND LEASES PAYABLE:


                                                                                           DECEMBER
                                                                                     --------------------   JUNE 30,
                                                                                       1997       1998        1999
                                                                                     ---------  ---------  -----------
Subordinated demand notes payable bearing interest at 9%; in January 1998, principal converted to preferred stock and interest was paid
  in cash..........................................................................  $     500  $      --   $      --
Notes payable bearing interest at 12%, increasing by 1% per year each 30 days, to a
  maximum of 18% per year; principal and interest was paid in January 1998.........      1,775         --          --
Convertible note payable to shareholder, interest at applicable short-term federal rate, quarterly principal and interest payments totaling $113; final payment due
  in October 2000. The note is convertible to common stock at $8.00 per share......         --        859         626
Convertible note payable to shareholder, interest at 10% with principal due the earlier of June 15, 2000 or upon effectiveness of an initial public offering, at which time the note is convertible into common stock at the option of the
  holder...........................................................................         --         --       1,000
Bridge note payable with interest at 12% due upon the earlier of December 1, 1999
  or the date of certain milestones................................................         --         --       3,794
Term note payable bearing interest at 12%, maturity date March, 2002...............         --         --       3,500
Capital lease obligations and other notes payable, interest, and principal payable monthly, interest at rates from 6% to 18% with maturity dates between 1999 and
  2003.............................................................................        293      2,111       5,621
                                                                                     ---------  ---------  -----------
                                                                                         2,568      2,970      14,541
Less--current portion..............................................................     (1,684)    (1,133)     (8,371)
                                                                                     ---------  ---------  -----------
                                                                                     $     884  $   1,837   $   6,170
                                                                                     ---------  ---------  -----------
                                                                                     ---------  ---------  -----------


    In September 1997, the Company issued 9% Subordinated Demand Notes totaling $500 to each of two shareholders. In January 1998, the principal amount of these Demand Notes was converted to 125,000 shares of Series D preferred stock and interest of approximately $13 was paid in cash.

    In November 1997, the Company completed a bridge financing with individual investors and executed Promissory Notes with principal totaling $1,775. The interest on this principal was 12% per annum, increasing by 1% per year each 30 days to a maximum of 18% per year. In connection with the closing of the Company's Series D equity placement in January 1998, the $1,775 plus interest of $61 was paid in full. The placement agent and the holders of the Promissory Notes also received warrants to purchase 177,500 and 62,125 shares of the Company's common stock, respectively, at $1.50 per share. The warrants are exercisable immediately and expire in October 2000.

    In October 1998, the Company completed a bridge financing with individual investors and executed Promissory notes with principal totaling $3.7 million. The interest on this principal was 13% per year. In connection with the Company's Series F equity placement in December 1998, the $3,700 plus interest of $12 was paid in full. The placement agent and the holders of the promissory notes also received 129,500 and 129,500 warrants, respectively, to purchase a total of 259,000 shares of the

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

7. NOTES AND LEASES PAYABLE: (CONTINUED)
Company's common stock at $4.00 per share. The warrants are exercisable immediately and expire in October 2001.

    Notes and leases payable mature as follows for the periods ending June 30:

2000............................................................................  $    8,371
2001............................................................................       4,104
2002............................................................................       1,862
2003............................................................................         204
                                                                                  ----------
                                                                                  $   14,541
                                                                                  ----------
                                                                                  ----------

    Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair market value of long-term debt approximates the carrying amount at December 31, 1998.

8. COMMITMENTS:

    The Company is obligated under capital and operating leases for its headquarters and various equipment leases. The leases expire through 2004. Future minimum lease payments under these leases are as follows for the periods ending June 30:

                                                                            CAPITAL    OPERATING
                                                                            LEASES      LEASES
                                                                           ---------  -----------
2000.....................................................................  $   2,105   $     702
2001.....................................................................      3,407         583
2002.....................................................................        842         233
2003.....................................................................        232          --
2004.....................................................................         16          --
                                                                           ---------  -----------
                                                                               6,602   $   1,518
                                                                                      -----------
                                                                                      -----------
Less--Amounts representing interest......................................     (1,154)
                                                                           ---------
Net present value of minimum lease payments..............................  $   5,448
                                                                           ---------
                                                                           ---------

    In 1999, the Company issued 62,400 warrants to purchase common stock at $6.25 per share to two financial institutions in conjunction with certain leases included above. The warrants are exercisable immediately and expire between June 2004 and April 2006.

    Rental expense for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999 was approximately $95, $127, $225 and $511, respectively.

    The Company has commitments under various business agreements to purchase advertising totalling approximately $5.5 million in 1999, $6.0 million in 2000 and $3.5 million in 2001.

9. ACQUISITIONS:

    In January 1997, the Company formed a wholly owned subsidiary, TechWave Acquisition, Inc. (TechWave Acquisition). In January 1997, Web Solutions, Inc. (Web Solutions) and Intelligent Software Solutions, Inc. (Intelligent Software) merged with and into TechWave Acquisition in exchange for

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

9. ACQUISITIONS: (CONTINUED)
600,000 shares of the Company's common stock valued at $90, a convertible note payable for $250 ($226 in principal and $24 in interest), and $25 in cash, aggregating a total purchase price of $341. The acquisition was accounted for in accordance with the purchase method of accounting. The excess purchase price was principally allocated to acquired technology, which is amortized over a five year life. In November 1997, the unpaid principal balance of $89 was converted into 177,333 shares of common stock.

    Both Web Solutions and Intelligent Software were software development companies that had core technologies that were incorporated into the Company's electronic software distribution products. Additionally, the sole shareholder of Web Solutions and Intelligent Software became an officer of the Company.


    In June 1998, the Company acquired e-Warehouse, Inc. and CyberTrust, Inc., wholly owned subsidiaries of a publicly traded Canadian company. The sellers had developed certain payment processing technologies that the Company had planned to utilize in their e-commerce offerings. Consideration for these acquisitions consisted of $4.0 million in cash and 422,710 shares of the Company's common stock (valued at $3.30 per share), with a total value of approximately $5.4 million. The acquisition was recorded using the purchase method of accounting. The Company is not utilizing the acquired technology and has determined that it has no alternative future use or value in the Company's transaction processing systems, as the Company's technology platform provides the enhanced functionality needed in the Company's business operations. Due to the impairment of the acquired technology, the Company has written off all of the excess purchase price, except for value assigned to domain names, in the accompanying 1998 consolidated statement of operations. As a result of the impairment, the Company commenced legal proceedings in December 1998 against two of the executives associated with the acquired companies. In January 1999, the two executives filed a counterclaim against the Company. On August 10, 1999, all legal proceedings were settled, resulting in an insignificant charge to the Company.


    In August 1998, the Company completed its acquisition of The Internet Mall which was doing business as ShopNow, Inc. (ShopNow). The Internet Mall, Inc. operated a shopping aggregation Web site and provided the Company with technology and merchant relationships to assist in the development of an online shopping destination. In connection with the Merger, the Company issued 719,915 shares of common stock (the Merger Shares), valued at $3.30 per share, and warrants to purchase common stock for a total purchase price of approximately $2.6 million. The acquisition was accounted for using the purchase method of accounting. Of the total excess purchase price of $2.6 million, approximately $1.5 million was allocated to customer lists and domain names which are amortized over a three-year life, with the remainder being allocated to acquired technology, workforce and goodwill, which are amortized over three-year lives.

    In September 1998, the Company entered into a purchase and merger agreement with Media Assets, Inc. (doing business as The Haggin Group). The Haggin Group is a creative design and direct marketing firm with an office in Mill Valley, California. The Company paid The Haggin Group consideration including $300 in cash, a promissory note for $1.0 million, 600,000 shares of the Company's common stock, valued at $3.30 per share, and options to acquire common stock for a total purchase price of approximately $3.3 million. The terms of the promissory note require payments, by the Company, of eight equal quarterly installments of $113 on the first day of each quarter

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

9. ACQUISITIONS: (CONTINUED)

commencing January 1, 1999 (with the exception of April 1, 1999, which shall be $254) until fully paid on October 1, 2000. The acquisition was accounted for using the purchase method of accounting. The excess purchase price of approximately $1.7 million was allocated to customer lists and domain names and is being amortized over a three-year life. In connection with this acquisition, three employees were granted a total of 1.2 million options at exercise prices between $2.00 and $3.00 per share to acquire the Company's common stock. The vesting of these options was dependent upon the achievement of certain performance measures related to business unit revenue and customer growth as defined in the stock option agreements. The performance measures initially established were well beyond the historical financial results achieved during prior periods. As such, during the period these options were outstanding, the thresholds established to trigger vesting were not considered achievable and were not achieved. Thus, no measurement date for the options occurred since the price of the options was fixed, the number of shares to be ultimately issued was not known. Since these thresholds were not considered achievable, these options were cancelled in May of 1999. The three employees were granted fixed-price options to purchase 405,000 shares of the Company's common stock with time vesting provisions not dependent upon performance. These options had the same strike prices and vesting terms as the original grants. As the grant of the new options created a new measurement date, the Company recorded $1.9 million of deferred compensation for the difference between the strike price and the underlying fair market value of the common stock at May 1999, which was determined to be $7.22 per share, and recognized a compensation charge of $831,000 for the immediately vested portion of these grants in the accompanying consolidated June 30, 1999 financial statements.



    In June 1999, the Company acquired GO Software, Inc. (GO). GO develops and markets transaction processing software for personal computers that can function on a stand-alone basis or can interface with core corporate accounting systems. The Company paid GO $4.7 million in cash, issued a $1 million promissory note bearing interest at 10%, and issued 1,123,751 shares of common stock, valued at $8.54 per share, for a total purchase price of $15.4 million. The acquisition was accounted for using the purchase method of accounting. Of the excess purchase price of approximately $14.4 million, $13.8 million was allocated to acquired technology and $556 was allocated to goodwill, which are both being amortized over a three-year life. The note bears interest at 10% and is due on the earlier of June 15, 2000 or upon the effective date of an initial public offering, at which time the note becomes convertible to common stock at the option of the holder at the initial public offering price per share.


    In addition, as discussed in Note 11, the Company acquired CardSecure, Inc. (CardSecure) in June 1999 for a purchase price of approximately $3.5 million. CardSecure is a developer of e-commerce enabled Web sites. The acquisition was accounted for using the purchase method of accounting. The excess purchase price of approximately $3.5 million was allocated to acquired technology and is being amortized over a three year life.

UNAUDITED PRO FORMA COMBINED RESULTS

    The following summarizes the unaudited pro forma results of the Company's operations for the years ended December 31, 1997 and 1998 and six months ended June 30, 1999, assuming the Media Assets, Inc., and The Internet Mall, Inc. transactions occurred as of January 1, 1997 and the GO and CardSecure transactions occurred as of January 1, 1998. Pro forma information for the e-Warehouse, Inc. and CyberTrust, Inc. transactions is not presented as it is not considered meaningful. The pro forma

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

9. ACQUISITIONS: (CONTINUED)
results are presented for the purposes of additional analysis only and do not purport to present the results of operations that would have occurred for the periods presented or that may occur in the future.

                                                                       (UNAUDITED)
                                                                YEAR ENDED
                                                               DECEMBER 31,        SIX MONTHS
                                                           ---------------------      ENDED
                                                             1997        1998     JUNE 30, 1999
                                                           ---------  ----------  -------------
Revenues.................................................  $   6,426  $   13,508        16,710
Net loss before taxes....................................  $  (4,917) $  (24,764)      (26,407)
Net loss per share.......................................  $   (0.98) $    (4.49)  $     (4.55)

10. INCOME TAXES:

    The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for any of the periods presented because it has experienced operating losses since inception, and has provided full valuation allowances on deferred tax assets because of uncertainty regarding their realizability. Deferred taxes consist primarily of net operating loss carryforwards, offset by deferred tax liabilities resulting from stock acquisitions.

    The difference between the statutory federal tax rate of 34% and the tax provision of zero recorded by the Company is primarily due to the Company's full valuation allowance against its deferred tax assets.

    At June 30, 1999, the Company had net operating loss carryforwards of approximately $47.0 million related to U.S. federal, foreign and state jurisdictions. Utilization of net operating loss carryforwards are subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended due to the Series D and E financing transactions. The Company is limited to approximately $3.0 million per year on net operating losses incurred prior to April 1998. These carryforwards will begin to expire at various times commencing in 2012.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes were as follows:

                                                                    DECEMBER 31,
                                                                --------------------  JUNE 30,
                                                                  1997       1998       1999
                                                                ---------  ---------  ---------
Net operating loss carryforwards..............................  $   1,300  $   7,500     16,000
Other.........................................................         --        200        200
                                                                ---------  ---------  ---------
Total deferred assets.........................................      1,300      7,700     16,200
Intangible assets.............................................         --     (1,300)    (7,311)
Valuation allowance for deferred tax assets...................     (1,300)    (6,400)    (8,889)
                                                                ---------  ---------  ---------
Net deferred taxes............................................  $      --  $      --         --
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

11. SHAREHOLDERS' EQUITY:

CONVERTIBLE PREFERRED STOCK

    The Company has authorized 20,000,000 shares of convertible preferred stock. Shares of convertible preferred stock may be issued from time to time in one or more series, with designations, preferences and limitations established by the Company's board of directors.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. SHAREHOLDERS' EQUITY: (CONTINUED)

    As of June 30, 1999, the Company had designated eight series of convertible preferred stock (Series A through H). Amounts are as follows:

                                                                                       DECEMBER 31,
                                                                                  -----------------------   JUNE 30,
                                                                                     1997        1998         1999
                                                                                  ----------  -----------  -----------
Series A preferred stock: Issued 699,612 shares in 1997, aggregate liquidation
  preference $350...............................................................  $      350  $       350  $       350
Series B preferred stock: Issued 2,334,079 shares in 1997, aggregate liquidation
  preference $1,800.............................................................       1,800        1,800        1,800
Series C preferred stock: Issued 835,205 shares in 1997, aggregate liquidation
  preference $1,253.............................................................       1,253        1,253        1,253
Series D preferred stock: Issued 4,250,000 shares in 1998, aggregate liquidation
  preference $17,000............................................................          --       13,461       13,461
Series E preferred stock: Issued 2,125,000 shares in 1998, aggregate liquidation
  preference $8,500.............................................................          --        7,672        7,672
Series F preferred stock: Issued 2,056,000 shares in 1998 and 2,336,000 in 1999,
  aggregate liquidation preference $12,850......................................          --       10,534       11,934
Series G preferred stock: Issued 5,014,286 shares in 1999, aggregate liquidation
  preference $35,100............................................................          --           --       33,200
Series H preferred stock: Issued 333,334 shares in 1999, aggregate liquidation
  preference $3,000.............................................................          --           --        2,840
                                                                                  ----------  -----------  -----------
                                                                                  $    3,403  $    35,070  $    72,510
                                                                                  ----------  -----------  -----------
                                                                                  ----------  -----------  -----------

    Series A through H preferred stock is convertible into common stock on a one-for-one basis, at the option of the holder, subject to antidilution provisions. In the event of an effective registration statement where the total proceeds exceed $15 million and the minimum price per share is achieved, the Series A through H preferred stock is automatically converted into common stock.

    The Series A through H shareholders have the right to one vote for each share of common stock into which the stock could be converted. In the event of liquidation, Series A through H shareholders are entitled to a per-share distribution in preference to common shareholders equal to the original issue price. In the event the funds are insufficient to make a complete distribution to the Series A through H shareholders, then all of the funds available shall be distributed ratably based on their respective liquidation preferences among the holders of Series A through H preferred stock.

    On February 26, 1997, the Company issued 699,612 shares of convertible Series A preferred stock (Series A stock) for the cancellation of approximately $350 of shareholder notes. In February and May of 1997, the Company issued 2,334,079 shares of convertible Series B preferred stock (Series B stock) for approximately $1.8 million.

    In May through July 1997, the Company issued $1.2 million of convertible subordinated notes. These notes bore interest at an annual rate of 8%. On October 31, 1997, the outstanding principal under these notes was converted into 835,205 shares of a new series of the Company's preferred stock (Series C stock). Upon conversion, the holders of the notes also received warrants that expire on their

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. SHAREHOLDERS' EQUITY: (CONTINUED)
sixth anniversary date or the closing of an initial public offering to purchase 167,047 shares of Series C stock exercisable at $1.50 per share.

    During the period from January 23 through April 15, 1998, the Company completed a $25.5 million private equity placement. The Company issued 4.25 million shares of Series D and 2.125 million shares of Series E preferred stock each at $4.00 per share, for a total of 6.375 million shares. In conjunction with this sale, the Company issued 637,500 warrants to purchase common stock at $5.00 per share. The warrants are currently exercisable and expire on their third anniversary. In addition, the Company issued to the placement agent 625,000 warrants to purchase common stock at $4.40 per share. The warrants are exercisable immediately and expire on their third anniversary.

    During the fourth quarter of 1998 and the first quarter of 1999, the Company completed a $14.6 million private equity placement. The Company issued 2,336,000 shares of Series F preferred stock at $6.25 per share. In conjunction with this sale, the Company issued 233,600 warrants to purchase common stock at $7.50 per share. The warrants are exercisable on the first anniversary of their issuance and expire on their third anniversary. In addition, the Company issued to the placement agent 233,600 warrants to purchase common stock at $6.25 per share. The warrants are exercisable immediately and expire on their third anniversary.

    As a condition to the commencement of the Series D private equity placement described above, the holders of the Series A, Series B, and Series C stock agreed to an amended and restated Articles of Incorporation that amended and deleted certain rights of the Series A, Series B, and Series C stock, including redemption and preferential dividend rights.

    In March and April 1999, the Company completed a $5 million private equity placement. The Company issued 714,286 shares of Series G preferred stock at $7.00 per share and 35,715 warrants to purchase common stock at $7.50 per share. The warrants are exercisable immediately and expire on their third anniversary.


    In April 1999, the Company entered into a cross promotion agreement and equity exchange agreement with 24/7 Media. As a part of the equity exchange agreement, 24/7 Media acquired 4.3 million shares of the Company's Series G preferred stock at $7.00 per share and 860,000 warrants to acquire common stock at $7.00 per share in exchange for consideration valued at $30.1 million. The warrants are exercisable immediately and expire on their third anniversary. The purchase price consists of three parts: $5.0 million in cash, 466,683 shares of 24/7 Media's common stock, and the right to acquire 24/7 Media's interest in CardSecure, Inc., a developer of e-commerce enabled Web sites. In June, 1999, the Company acquired 24/7 Media's interest in CardSecure, Inc. and also acquired the remaining minority interest from CardSecure's founders and received 9,727 additional shares of 24/7 Media's common stock by issuing 243,036 shares of the Company's common stock valued at $8.54 per share. The total purchase price for CardSecure, Inc. was $3.5 million.


    In May 1999, the Company completed a $3 million private equity placement. The Company issued 333,334 shares of Series H preferred stock at $9.00 per share and 50,000 warrants to purchase common stock at $9.00 per share. The warrants are exercisable immediately and expire on their third anniversary.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. SHAREHOLDERS' EQUITY: (CONTINUED)
    In July 1999 the Company closed a $18.9 million private equity placement with a financial institution pursuant to the terms of a stock purchase agreement which had been entered into on June 17, 1999. The closing of the private equity placement was subject only to shareholder approval of an amendment to the Company's Articles of Incorporation and the receipt of Hart-Scott-Rodino Act approval. The Company issued 2,100,000 shares of Series I preferred stock at $9.00 per share and 555,556 warrants to purchase common stock at $9.00 per share. The warrants are exercisable immediately and expire on their third anniversary. The Series I preferred stock contains substantially the same rights and preferences as the previous series of preferred stock.

    In conjunction with the Series I preferred stock, the Company entered into an agreement with the financial institution and received $6.1 million in cash, which represents prepaid licensing fees. This amount will be recognized as revenue on a straight-line basis over 27 months, which represents the term of the agreement, beginning in August 1999.

STOCK OPTION PLANS

    In October 1996, the Company adopted a combined incentive and nonqualified stock option plan (the Plan) to provide incentive to employees, directors, consultants and advisors. The Company reserved 5,000,000 shares of common stock for issuance under the Plan. During 1999, the Company amended the Plan and increased the shares reserved for issuance under the Plan to 8,000,000. The Company has granted rights to purchase 1,739,470 shares to Company executives outside the Plan.

    Options under the Plan, as well as outside the Plan, generally expire 10 years from the date of grant. The Board of Directors determines the terms and conditions of options granted under the Plan, and outside the Plan, including the exercise price. Options are generally granted at fair market value on the date of grant and vest immediately or ratably over three years from the date of grant.


    Under APB No. 25, the Company records compensation expense over the vesting period for the difference between the exercise price and the deemed fair market value for financial reporting purposes of stock options granted. The fair value of common stock has been determined by the Company based on factors including, but not limited to, preferred stock sales, milestones achieved in the development of the business, comparisons to competitive public companies and general market conditions. In conjunction with grants made in 1998 and 1999, the Company recorded approximately $183 and $1,356 as stock compensation expense in the accompanying 1998 and 1999 consolidated statement of operations.


    The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation expense been recognized on stock options issued based on the fair value of the options at the date of

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. SHAREHOLDERS' EQUITY: (CONTINUED)
grant and recognized over the vesting period, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                      DECEMBER 31,                JUNE 30,
                                          ------------------------------------  ------------
                                            1996        1997          1998          1999
                                          ---------  -----------  ------------  ------------
Net loss:
  As reported...........................  $    (810) $    (4,766) $    (24,745) $    (26,234)
  Pro forma.............................       (810)      (4,766)      (25,067)      (26,635)
Basic and diluted net loss per share:
  As reported...........................  $   (0.40) $     (1.83) $      (7.01) $      (5.50)
  Pro forma.............................      (0.40)       (1.83)        (7.10)        (5.58)

    The fair value of each option is estimated using the Black-Scholes option pricing model that takes into account: (1) the stock price at the grant date,
(2) the exercise price, (3) estimated lives ranging from two to three years, (4) no dividends, (5) risk-free interest rates ranging from 5.3% to 6.4% and (6) volatility ranging from 0% through June 18, 1999 to 72.0% subsequent to June 18, 1999. The initial impact on pro forma net loss may not be representative of compensation expense in future years when the effect of the amortization of multiple awards would be reflected in results from operations.

    A summary of activity related to the option grants inside and outside the Plan follows:

                                                               DECEMBER 31,
                                  ----------------------------------------------------------------------
                                                                                                                 JUNE 30,
                                           1996                    1997                    1998                    1999
                                  ----------------------  ----------------------  ----------------------  ----------------------
                                              WEIGHTED                WEIGHTED                WEIGHTED                WEIGHTED
                                               AVERAGE                 AVERAGE                 AVERAGE                 AVERAGE
                                              EXERCISE                EXERCISE                EXERCISE                EXERCISE
                                   OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE
                                  ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
Outstanding at beginning of
  period........................         --   $      --     145,500   $    0.47   1,793,515   $    0.54   4,333,566   $    1.91
  Granted.......................    155,500        0.47   1,813,482        0.55   3,087,379        2.60   2,945,835        4.86
  Exercised.....................         --          --          --          --     (27,499)       0.77     (83,383)       0.99
  Canceled......................    (10,000)       0.50    (165,467)       0.60    (519,829)       2.28    (294,440)       2.82
                                  ---------               ---------               ---------               ---------
Outstanding at end of period....    145,500        0.47   1,793,515        0.54   4,333,566        1.91   6,901,578        3.14
                                  ---------               ---------               ---------               ---------
                                  ---------               ---------               ---------               ---------
Exercisable at the end of the
  period........................     20,000        0.25     436,653        0.68   1,681,026        1.06   2,007,090        1.58
                                  ---------               ---------               ---------               ---------
                                  ---------               ---------               ---------               ---------

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. SHAREHOLDERS' EQUITY: (CONTINUED)
    The following information is provided for options outstanding and exercisable at June 30, 1999:

                                   OUTSTANDING
                --------------------------------------------------
                                                WEIGHTED AVERAGE             EXERCISABLE
                                                    REMAINING       -----------------------------
   EXERCISE       NUMBER    WEIGHTED AVERAGE    CONTRACTUAL LIFE      NUMBER    WEIGHTED AVERAGE
 PRICE RANGE    OF OPTIONS   EXERCISE PRICE          (YEARS)        OF OPTIONS   EXERCISE PRICE
--------------  ----------  -----------------  -------------------  ----------  -----------------
$ 0.25 to 0.90   1,474,949      $    0.48                 5.2        1,140,322      $    0.51
  0.91 to 1.80     600,777           1.23                 8.9          129,768           1.25
  1.81 to 2.70   1,137,448           2.01                 8.8          403,653           2.03
  2.71 to 3.60     573,948           3.00                 9.3           19,532           2.89
  3.61 to 4.50   1,778,859           4.00                 9.4          209,700           4.00
  4.51 to 6.30     123,615           5.01                 9.9            2,865           5.33
  6.31 to 7.20   1,211,982           7.00                 9.9          101,250           7.00
                ----------                                          ----------
                 6,901,578           3.14                 8.4        2,007,090           1.58
                ----------                                          ----------
                ----------                                          ----------

    In addition to the shares noted above, the Company has granted 310,000 options outside of the plan at an exercise price of $4.00 that are contingent on certain performance criteria being met. Achievement of the performance measures was not ascertainable at June 30, 1999. Accordingly, no amounts have been recorded in the accompanying consolidated statement of operations relating to this option grant. In June 1999, the Company granted 995,079 options to certain executives. The price and vesting of these options is dependent upon the Company completing an IPO of its common stock.

WARRANTS AND OPTIONS ISSUED TO MARKETING PARTNERS

    On April 29, 1999 pursuant to a distribution and marketing agreement with a telecommunications company, the Company issued warrants to purchase 100,000 shares of the Company's common stock at $10 per share. The warrants are exercisable immediately and expire in April 2002. Simultaneously, the Company entered into a put agreement, which allows the telecommunications company to put the shares back to the Company for $25 per share during the period from June 2001 to August 2001. The number of shares subject to the put warrant declines over time as the Company generates revenue under the marketing and distribution agreement. In accordance with EITF 96-13, the Company has recorded the fair value of the put warrant in the accompanying consolidated balance sheet as of June 30, 1999.

    On May 19, 1999, the Company entered into a distribution agreement with a software manufacturer. As part of this agreement, the Company issued warrants to purchase 100,000 shares of common stock at $9.00 per share, and options to purchase 300,000 shares of common stock at $4.80 and 200,000 shares of common stock at an exercise price of $9.00 per share, respectively.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. SHAREHOLDERS' EQUITY: (CONTINUED)
    The following shares of common stock were reserved at June 30, 1999:


Convertible preferred stock (Series
  A-H)..................................  17,927,516
Stock options...........................   7,889,118
Common stock warrants...................   4,234,618
Preferred stock warrants................     167,047
                                          ----------
                                          30,218,299
                                          ----------
                                          ----------


12. SEGMENT INFORMATION:

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," during the first quarter of fiscal 1998. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision makers, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision making group is comprised of the chief executive officer and various executive vice presidents of the Company. The Company has identified three distinct reportable segments: Merchant services, transactions and merchandising and retail product sales through the BuySoftware.com Web site. While the decision making group evaluates results in a number of different ways, the line of business management structure is the primary basis for which it assesses financial performance and allocates resources. The accounting policies of the line of business operating segments are the same as those described in the summary of significant accounting policies.

                                SHOPNOW.COM INC.

                                 JUNE 30, 1999

     (INFORMATION AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 IS
                                   UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12. SEGMENT INFORMATION: (CONTINUED)
    The following table represents the Company's segment information for the years ended December 31, 1996, 1997 and 1998, and the six months ended June 30, 1999:

                                                                                 DECEMBER 31,             JUNE 30,
                                                                       --------------------------------  ----------
                                                                         1996       1997        1998        1999
                                                                       ---------  ---------  ----------  ----------
Revenues from unaffiliated customers:
Transactions and merchandising (excluding BuySoftware.com)...........  $      --  $      35  $      280  $    1,883
Merchant services (excluding BuySoftware.com)........................        993        500       2,416       4,176
BuySoftware.com......................................................         --         69       4,458       9,923
                                                                       ---------  ---------  ----------  ----------
                                                                             993        604       7,154      15,982
                                                                       ---------  ---------  ----------  ----------

Cost of revenues:
Transactions and merchandising (excluding BuySoftware.com)...........         --         35         142       1,024
Merchant services (excluding BuySoftware.com)........................        430        356       1,255       2,469
BuySoftware.com......................................................         --        124       4,452      11,190
                                                                       ---------  ---------  ----------  ----------
                                                                             430        515       5,849      14,683
                                                                       ---------  ---------  ----------  ----------

Gross profit:
Transactions and merchandising (excluding BuySoftware.com)...........         --         --         138         859
Merchant services (excluding BuySoftware.com)........................        563        144       1,161       1,707
BuySoftware.com......................................................         --        (55)          6      (1,267)
                                                                       ---------  ---------  ----------  ----------
                                                                       $     563  $      89  $    1,305  $    1,299
                                                                       ---------  ---------  ----------  ----------
                                                                       ---------  ---------  ----------  ----------

Profit Reconciliation:

Gross margin for reportable segments.................................  $     563  $      89  $    1,305  $    1,299
Operating expenses...................................................     (1,323)    (4,691)    (26,221)    (27,288)
Other income and expenses............................................        (50)      (164)        171        (245)
                                                                       ---------  ---------  ----------  ----------
Loss before provision for income taxes...............................  $    (810) $  (4,766) $  (24,745) $  (26,234)
                                                                       ---------  ---------  ----------  ----------
                                                                       ---------  ---------  ----------  ----------

    The Company does not track assets by operating segments. Consequently is it not practicable to show assets by operating segments.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ShopNow.com Inc.:

    We have audited the accompanying balance sheets of Media Assets, Inc. as of June 30, 1997 and 1998, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Media Assets, Inc. as of June 30, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Seattle, Washington,
March 31, 1999

                               MEDIA ASSETS, INC.

                                 BALANCE SHEETS

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                       JUNE 30,        SEPTEMBER 17,
                                                                                 --------------------  -------------
                                                                                   1997       1998         1998
                                                                                 ---------  ---------  -------------
                                                                                                        (UNAUDITED)
                                               ASSETS

Current assets:
  Cash and cash equivalents....................................................  $       2  $     957    $   1,528
  Accounts receivable..........................................................        864      2,739        4,184
  Receivable from shareholder..................................................         38        123          142
  Unbilled services............................................................        400        456          413
  Prepaid expenses and other current assets....................................         11          8          152
                                                                                 ---------  ---------       ------
    Total current assets.......................................................      1,315      4,283        6,419
Property and equipment, net....................................................        204        287          271
Other assets...................................................................         21         24           24
                                                                                 ---------  ---------       ------
    Total assets...............................................................  $   1,540  $   4,594    $   6,714
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------

                                LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Notes payable, current portion...............................................  $      16  $      29    $      35
  Accounts payable.............................................................        386        378          121
  Accrued wages and related expenses...........................................        132        134           54
  Other accrued expenses.......................................................         43        115          494
  Customer deposits............................................................        788      3,219        4,833
  Income taxes.................................................................         38        166           --
                                                                                 ---------  ---------       ------
    Total current liabilities..................................................      1,403      4,041        5,537
                                                                                 ---------  ---------       ------
Long-term debt, net of current portion.........................................         34         94           78
                                                                                 ---------  ---------       ------
Commitments (Note 6)
Shareholder's equity:
  Common stock, $.01 par value--authorized; 10,000 shares, issued and
    outstanding; 2,000 shares at December 31, 1997 and September 17, 1998......          1          1            1
  Retained earnings............................................................        102        458        1,098
                                                                                 ---------  ---------       ------
    Total shareholder's equity.................................................        103        459        1,099
                                                                                 ---------  ---------       ------
    Total liabilities and shareholder's equity.................................  $   1,540  $   4,594    $   6,714
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------

      The accompanying notes are an integral part of these balance sheets.

                               MEDIA ASSETS, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                             YEAR ENDED JUNE 30,
                                                                                                     JANUARY 1, 1998
                                                                             --------------------        THROUGH
                                                                               1997       1998     SEPTEMBER 17, 1998
                                                                             ---------  ---------  -------------------
                                                                                                       (UNAUDITED)
Revenues...................................................................  $   4,086  $   5,597       $   4,833
Costs and expenses:
  Costs of revenues........................................................      2,415      3,112           2,808
  Selling, general and administrative......................................      1,497      1,925           1,684
                                                                             ---------  ---------          ------
    Total operating expenses...............................................      3,912      5,037           4,492
                                                                             ---------  ---------          ------
      Operating income.....................................................        174        560             341
Other income, net..........................................................         --         38              17
                                                                             ---------  ---------          ------
Income before provision for income taxes...................................        174        598             358
Provision for income taxes.................................................        (72)      (242)             --
                                                                             ---------  ---------          ------
      Net income...........................................................  $     102  $     356       $     358
                                                                             ---------  ---------          ------
                                                                             ---------  ---------          ------

        The accompanying notes are an integral part of these statements.

                               MEDIA ASSETS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                              COMMON STOCK                         TOTAL
                                                                        ------------------------   RETAINED    SHAREHOLDER'S
                                                                          SHARES       AMOUNT      EARNINGS       EQUITY
                                                                        -----------  -----------  -----------  -------------
Balances, June 30, 1996...............................................       2,000    $       1    $      --     $       1
  Net income..........................................................          --           --          102           102
                                                                             -----          ---   -----------       ------
Balances, June 30, 1997...............................................       2,000            1          102           103
  Net income..........................................................          --           --          356           356
                                                                             -----          ---   -----------       ------
Balances, June 30, 1998...............................................       2,000            1          458           459
  Net income..........................................................          --           --          640           640
                                                                             -----          ---   -----------       ------
Balance September 17, 1998 (Unaudited)................................       2,000    $       1    $   1,098     $   1,099
                                                                             -----          ---   -----------       ------
                                                                             -----          ---   -----------       ------

        The accompanying notes are an integral part of these statements.

                               MEDIA ASSETS, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                       JANUARY 1,
                                                                                YEAR ENDED JUNE 30,   1998 THROUGH
                                                                                --------------------  SEPTEMBER 17,
                                                                                  1997       1998         1998
                                                                                ---------  ---------  -------------
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income..................................................................  $     102  $     356    $     358
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation..............................................................         73        101          120
    Changes in assets and liabilities:
      Accounts receivable.....................................................       (324)    (1,960)      (2,217)
      Unbilled services.......................................................       (326)       (56)         428
      Prepaid expenses and other assets.......................................        (12)        --           29
      Income taxes............................................................         38        128          (10)
      Accounts payable and accrued expenses...................................        303         66          161
      Deposits................................................................        290      2,431        1,369
                                                                                ---------  ---------  -------------
      Net cash provided by operating activities...............................        144      1,066          238
                                                                                ---------  ---------  -------------
Cash flows from investing activities:
  Additions to property and equipment.........................................       (102)      (184)         (16)
                                                                                ---------  ---------  -------------
Cash flows from financing activities:
  Proceeds on long-term debt..................................................         --         81           --
  Principal repayments of long-term debt......................................        (44)        (8)         (48)
                                                                                ---------  ---------  -------------
      Net cash (used in) provided by financing activities.....................        (44)        73          (48)
                                                                                ---------  ---------  -------------
      Net increase (decrease) in cash and cash equivalents....................         (2)       955          174
Cash and cash equivalents, beginning of year..................................          4          2        1,354
                                                                                ---------  ---------  -------------
Cash and cash equivalents, end of year........................................  $       2  $     957    $   1,528
                                                                                ---------  ---------  -------------
                                                                                ---------  ---------  -------------
Cash paid during the year for:
Interest......................................................................  $       5  $      14    $      11
                                                                                ---------  ---------  -------------
                                                                                ---------  ---------  -------------
Income taxes..................................................................  $      38  $     212    $     212
                                                                                ---------  ---------  -------------
                                                                                ---------  ---------  -------------

        The accompanying notes are an integral part of these statements.

                               MEDIA ASSETS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1998

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. ORGANIZATION OF THE COMPANY AND NATURE OF OPERATIONS:

    Media Assets, Inc., a California corporation doing business as The Haggin Group (the Company) provides creative design and direct marketing services to corporate customers throughout the United States. Additionally, the Company provides certain ancillary services including color film separations and printing which are outsourced to vendors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

UNAUDITED INTERIM FINANCIAL DATA

    The unaudited interim financial statements as of September 17, 1998 and for the period from January 1, 1998 through September 17, 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The Company believes that the results of operations for the period from January 1, 1998 through September 17, 1998 are not necessarily indicative of the results to be expected for any future period.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes revenue from its fixed and unit price contracts in process on the percentage of completion method of accounting, based primarily on the ratio of contract costs incurred to date to total estimated contract costs. Anticipated losses on these contracts are recorded when identified. Contract costs include all direct labor, material, subcontract, other direct project costs and indirect costs, including depreciation, vehicles, and labor related to contract performance. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements that may result in revision to costs and income, are recognized in the period in which the revisions are determined.

    Unbilled services typically represent amounts earned under the Company's contracts, but not billed due to timing or contract terms, which usually consider passage of time, achievement of certain milestones or completion of the project. Where billings exceed revenues earned on contracts, the amounts are included in the accompanying balance sheets as customer deposits, as the amounts typically relate to ancillary services, whereby the Company is acting in an agency capacity.

                               MEDIA ASSETS, INC.

                                 JUNE 30, 1998

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers any highly liquid short term investments purchased with an original maturity date of three months or less to be cash equivalents.

    The Company maintains its cash in high credit quality financial institutions which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable.

    To date, accounts receivable have been derived from revenues earned from customers located in the United States. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. Historically, credit losses have been minor and within management's expectations. At June 30, 1998, one customer accounted for 60% of the accounts receivable balance. This amount was collected subsequent to June 30.

    During the year ended June 30, 1998, 1 customer accounted for 12% of the Company's net revenues.

PROPERTY AND EQUIPMENT

    Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

    Maintenance, repairs and minor renewals are expensed as incurred. Major renewals and betterments which substantially extend the life of the property are capitalized. When an asset is sold or retired, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is included in the results of operations.

INCOME TAXES

    The Company recognized deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any future benefits which, more likely than not based on current circumstances, are not expected to be realized.

3. RECEIVABLE FROM SHAREHOLDER:

    During 1997 and 1998, the Company made non-interest bearing loans to the sole shareholder. Subsequent to June 30, 1998, all outstanding amounts were paid in full.

                               MEDIA ASSETS, INC.

                                 JUNE 30, 1998

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

4. PROPERTY AND EQUIPMENT:

    The accompanying balance sheets include the following property and equipment as of June 30:

                                                                                  1997       1998
                                                                                ---------  ---------
Computers and office equipment................................................  $     271  $     458
Vehicles......................................................................         65         65
Leasehold improvements........................................................         67         64
                                                                                ---------  ---------
                                                                                      403        587
Less: Accumulated depreciation and amortization...............................       (199)      (300)
                                                                                ---------  ---------
Property and equipment--net...................................................  $     204  $     287
                                                                                ---------  ---------
                                                                                ---------  ---------

5. DEBT:

    Long-term debt is summarized as follows as of June 30:

                                                                                  1997       1998
                                                                                ---------  ---------
Equipment loan, interest at index rate + 1.5% due October 2002................  $       8  $      90
Notes payable, equipment financing, due in equal monthly installments of
  principal and interest, interest at 9% to 10%, to maturity in July 2002.....         42         33
                                                                                ---------  ---------
                                                                                       50        123
Less--current portion.........................................................        (16)       (29)
                                                                                ---------  ---------
Long-term debt--net...........................................................  $      34  $      94
                                                                                ---------  ---------
                                                                                ---------  ---------

    The aggregate maturities of long-term debt for the years subsequent to June 30, 1998, are as follows:

YEARS ENDED JUNE 30,                                                                     AMOUNT
-------------------------------------------------------------------------------------  -----------
1999.................................................................................   $      29
2000.................................................................................          29
2001.................................................................................          29
2002.................................................................................          26
2003.................................................................................          10
                                                                                            -----
                                                                                        $     123
                                                                                            -----
                                                                                            -----

    Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities,

6. COMMITMENTS:

    The Company leases its facilities under various operating leases expiring in October 1999.

                               MEDIA ASSETS, INC.

                                 JUNE 30, 1998

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

6. COMMITMENTS: (CONTINUED)
    At June 30, 1998, future minimum lease payments under operating leases were as follows:

YEARS ENDED JUNE 30,                                                                     AMOUNT
-------------------------------------------------------------------------------------  -----------
1999.................................................................................   $     181
2000.................................................................................          60
                                                                                            -----
                                                                                        $     241
                                                                                            -----
                                                                                            -----

7. INCOME TAXES:

    The provision for income taxes consisted of the following components:

                                                                                  1997       1998
                                                                                ---------  ---------
Current:
  Federal.....................................................................  $      64  $     133
  State.......................................................................         19         39
                                                                                ---------  ---------
                                                                                       83        172
                                                                                ---------  ---------
Deferred:
  Federal.....................................................................         (9)        59
  State.......................................................................         (2)        11
                                                                                ---------  ---------
                                                                                      (11)        70
                                                                                ---------  ---------
Total tax provision...........................................................  $      72  $     242
                                                                                ---------  ---------
                                                                                ---------  ---------

    The provision for income taxes differs from the amount estimated by applying the statutory federal income tax rate to income before income taxes as follows:

                                                                            1997       1998
                                                                          ---------  ---------
Provision computed at federal statutory rate:                                  34.0%      34.0%
  State taxes, net of federal tax benefit...............................        6.1        6.1
  Other items--net......................................................        1.3        0.4
                                                                          ---------  ---------
Effective tax rate......................................................       41.4%      40.5%
                                                                          ---------  ---------
                                                                          ---------  ---------

    Deferred tax liabilities at December 31, 1997 and 1998 consist primarily of cash to accural adjustments as the Company filed its tax returns on a cash basis.

8. ACQUISITION:

    On September 17, 1998, the Company was acquired by ShopNow.com Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ShopNow.com Inc.:

    We have audited the accompanying balance sheets of The Internet Mall, Inc. (a Delaware corporation) as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from inception (November 13, 1996) to December 31, 1996 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Internet Mall, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from inception (November 13, 1996) to December 31, 1996 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Seattle, Washington,
May 27, 1999

                            THE INTERNET MALL, INC.

                                 BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                           DECEMBER 31,
                                                                                       --------------------   AUGUST 8,
                                                                                         1996       1997        1998
                                                                                       ---------  ---------  -----------
                                                                                                             (UNAUDITED)
                                                  ASSETS

Current assets:
  Cash and cash equivalents..........................................................  $     155  $     240   $      68
  Accounts receivable................................................................         --         57          33
                                                                                       ---------  ---------  -----------
      Total current assets...........................................................        155        297         101
Property and equipment, net of accumulated depreciation of $1 and $8 and $18.........         10         34          39
Intangible assets, net of accumulated amortization of $10, $78 and $117..............        190        122          83
                                                                                       ---------  ---------  -----------
      Total assets...................................................................  $     355  $     453   $     223
                                                                                       ---------  ---------  -----------
                                                                                       ---------  ---------  -----------

                              LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued liabilities...........................................  $      --  $      90   $     112
  Deferred revenue...................................................................         --         48         123
  Convertible subordinated promissory note...........................................         --        300         300
                                                                                       ---------  ---------  -----------
      Total current liabilities......................................................         --        438         535
Commitments
Shareholders' equity:
  Convertible preferred stock, 6,000,000 shares authorized--
    Series B convertible preferred stock, $0.0001 par value, 2,000,000 shares designated; none, 1,724,867 and 1,724,867 issued and outstanding at 1996, 1997
      and 1998, preference in liquidation of $500....................................         --        490         490
    Series A convertible preferred stock, $0.0001 par value, 4,000,000 shares designated; 4,000,000 issued and outstanding at 1996 and 1997, 1,951,563 in
      1998 preference in liquidation of $1,952.......................................        383        383         363
  Common stock, $0.0001 par value; 17,000,000 shares authorized; 7,000,000 issued and
    outstanding at 1996, 1997 and 1998, net of subscriptions receivable of $57.......         13         13          13
  Accumulated deficit................................................................        (41)      (871)     (1,178)
                                                                                       ---------  ---------  -----------
      Total shareholders' equity (deficit)...........................................        355         15        (312)
                                                                                       ---------  ---------  -----------
      Total liabilities and shareholders' equity (deficit)...........................  $     355  $     453   $     223
                                                                                       ---------  ---------  -----------
                                                                                       ---------  ---------  -----------

      The accompanying notes are an integral part of these balance sheets.

                            THE INTERNET MALL, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                            PERIOD FROM INCEPTION    YEAR ENDED      JANUARY 1, 1998
                                                           (NOVEMBER 13, 1996) TO   DECEMBER 31,           TO
                                                              DECEMBER 31, 1996         1997         AUGUST 8, 1998
                                                           -----------------------  -------------  -------------------
                                                                                                       (UNAUDITED)
Revenues.................................................         $      --           $     188         $     175
                                                                      -----              ------             -----
Operating expenses:
  Cost of revenue........................................                --                  30                24
  Product development....................................                --                  71               114
  Sales and marketing....................................                --                 273                56
  General and administrative.............................                41                 639               275
                                                                      -----              ------             -----
      Total operating expenses...........................                41               1,013               469
                                                                      -----              ------             -----
        Operating loss...................................               (41)               (825)             (294)
                                                                      -----              ------             -----
Interest expense.........................................                --                   5                13
                                                                      -----              ------             -----
        Net loss.........................................         $     (41)          $    (830)        $    (307)
                                                                      -----              ------             -----
                                                                      -----              ------             -----

        The accompanying notes are an integral part of these statements.

                            THE INTERNET MALL, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

     FOR THE PERIOD FROM INCEPTION (NOVEMBER 13, 1996) TO DECEMBER 31, 1996
                    AND FOR THE YEAR ENDED DECEMBER 31, 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                               SERIES B             SERIES A
                                              CONVERTIBLE          CONVERTIBLE
                                            PREFERRED STOCK      PREFERRED STOCK       COMMON STOCK                       TOTAL
                                          -------------------  -------------------  ------------------  ACCUMULATED   SHAREHOLDERS'
                                           SHARES     AMOUNT    SHARES     AMOUNT    SHARES    AMOUNT     DEFICIT        EQUITY
                                          ---------  --------  ---------  --------  ---------  -------  -----------   -------------
Balances, November 13, 1996.............         --  $    --          --  $    --          --  $   --    $      --      $      --
  Sale of common stock to founders at
    $0.01 per share in November 1996,
    net of subscriptions receivable of
    $57.................................         --       --          --       --   5,750,000       1           --              1
  Sale of common and preferred stock at
    $0.01 and $0.10 per share,
    respectively, in exchange for assets
    and cash in November 1996, net of
    issuance costs of $5................         --       --   4,000,000      383   1,250,000      12           --            395
  Net loss..............................         --       --          --       --          --      --          (41)           (41)
                                          ---------  --------  ---------  --------  ---------  -------  -----------         -----
Balances, December 31, 1996.............         --       --   4,000,000      383   7,000,000      13          (41)           355
  Sale of preferred stock at $0.27 and
    $0.35 per share in May and August
    1997, respectively, net of issuance
    costs of $10........................  1,724,867      490          --       --          --      --           --            490
  Net loss..............................         --       --          --       --          --      --         (830)          (830)
                                          ---------  --------  ---------  --------  ---------  -------  -----------         -----
Balances, December 31, 1997.............  1,724,867      490   4,000,000      383   7,000,000      13         (871)            15
Repurchase of preferred stock at $0.01
  per share in January and April 1998...         --       --   (2,048,437)     (20 )        --     --           --            (20)
Net loss................................         --       --          --       --          --      --         (307)          (307)
                                          ---------  --------  ---------  --------  ---------  -------  -----------         -----
Balances, August 8, 1998 (Unaudited)....  1,724,867  $   490   1,951,563  $   363   7,000,000  $   13    $  (1,178)     $    (312)
                                          ---------  --------  ---------  --------  ---------  -------  -----------         -----
                                          ---------  --------  ---------  --------  ---------  -------  -----------         -----

        The accompanying notes are an integral part of these statements.

                            THE INTERNET MALL, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                   JANUARY 1, 1998 TO
                                                            PERIOD FROM INCEPTION    YEAR ENDED      AUGUST 8, 1998
                                                           (NOVEMBER 13, 1996) TO   DECEMBER 31,   -------------------
                                                              DECEMBER 31, 1996         1997
                                                           -----------------------  -------------      (UNAUDITED)
Cash flows from operating activities:
  Net loss...............................................         $     (41)          $    (830)        $    (307)
  Adjustments to reconcile net loss to net cash used in
    operating activities--
    Depreciation and amortization........................                11                  76                49
    Changes in operating assets and liabilities:
      Accounts receivable................................                --                 (57)               24
      Accounts payable and accrued expenses..............                --                  90                22
      Deferred revenue...................................                --                  48                75
                                                                      -----               -----             -----
        Net cash used in operating activities............               (30)               (673)             (137)
                                                                      -----               -----             -----
Cash flows used in investing activities:
  Purchase of property and equipment.....................               (11)                (32)              (15)
                                                                      -----               -----             -----
Cash flows from financing activities:
  Net proceeds from preferred and common stock
    issuances............................................               196                 490                --
  Repurchase of preferred stock..........................                --                  --               (20)
  Proceeds from convertible subordinated promissory
    note.................................................                --                 300                --
                                                                      -----               -----             -----
        Net cash (used in) provided by financing
          activities.....................................               196                 790               (20)
                                                                      -----               -----             -----
(Decrease) increase in cash and cash equivalents.........               155                  85              (172)
Cash and cash equivalents, beginning of period...........                --                 155               240
                                                                      -----               -----             -----
Cash and cash equivalents, end of period.................         $     155           $     240         $      68
                                                                      -----               -----             -----
                                                                      -----               -----             -----
Supplemental disclosures of cash flow information:
    Common stock issued to founders in exchange for
      promissory notes...................................         $      57           $      --         $      --
                                                                      -----               -----             -----
                                                                      -----               -----             -----

        The accompanying notes are an integral part of these statements.

                            THE INTERNET MALL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

1. ORGANIZATION AND NATURE OF OPERATIONS:

    The Internet Mall, Inc. (the Company), a Delaware corporation, was incorporated on November 13, 1996. The Company operated an internet shopping aggregation Website and provided links to on-line retailers that offer products and services.

2. SIGNIFICANT ACCOUNTING POLICIES:

UNAUDITED INTERIM FINANCIAL DATA

    The unaudited interim financial statements as of August 8, 1998 and for the period from January 1, 1998 through August 8, 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The Company believes that the results of operations for the period from January 1, 1998 through August 8, 1998 are not necessarily indicative of the results to be expected for any future period.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company's revenue to date has been primarily derived from banner advertising. Advertising revenue is recognized in the period the advertising impressions are delivered.

    The Company sells one-year mall listings on its site and recognizes revenue over the term of the listing. Deferred revenue represents residual amounts from these listings. In addition, the Company earns transaction fees for sales made through the site which are recorded in the period of the sale.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with a purchased maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment consists primarily of computer equipment and furniture and is stated at cost. Depreciation is computed using an accelerated method over estimated useful lives, which range from five to seven years.

                            THE INTERNET MALL, INC.

                               DECEMBER 31, 1997

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PRODUCT DEVELOPMENT

    Product development costs are expensed as incurred and consist primarily of salaries, travel, materials, supplies and contract services.

INCOME TAXES

    The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any future benefits which, more likely than not based on current circumstances, are not expected to be realized.

INTANGIBLE ASSETS

    Intangible assets consist primarily of technology acquired through the issuance of Series A preferred stock. Intangible assets are being amortized over a three year life. Amortization expense totaled $11 and $68 in 1996 and 1997.

STOCK COMPENSATION

    The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock benefit plans.

3. INCOME TAXES:

    At December 31, 1996 and 1997, a valuation allowance was recognized to offset the related deferred tax assets due to the uncertainty of realizing the benefit of the Company's net operating loss carryforward. The need for this valuation allowance is subject to periodic review. If it is determined in a future period that it is more likely than not that the tax benefits of the carryforwards will be realized, the reduction of the valuation allowance will be recorded as a reduction of the Company's income tax expense.

    At 1997, the Company had net operating loss carryforwards of approximately $780, which expire commencing in 2011. Under current tax law, net operating loss carryforwards available in any given year may be limited upon the occurrence of certain events, including significant changes in ownership interests.

    The deferred tax assets of approximately $10 and $260 at December 31, 1996 and 1997, respectively, are composed primarily of net operating loss carryforwards. Because the Company's utilization of these deferred tax assets is dependent upon future profits that are not assured, a valuation allowance equal to deferred tax assets has been provided.

                            THE INTERNET MALL, INC.

                               DECEMBER 31, 1997

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

4. CONVERTIBLE SUBORDINATED PROMISSORY NOTE:

    In October 1997 the Company issued a convertible subordinated promissory note in the amount of $300. The note bears interest at 7% and was originally due in April 1998. Subsequent to December 31, 1997, the note due date was extended to August 1998 and satisfied in connection with the acquisition discussed in
Note 6.

5. SHAREHOLDERS' EQUITY:

COMMON STOCK

    In November 1996, common stock was issued to founders for cash of $1 and promissory notes of $57. The notes accrued interest at 5.87% per year.

CONVERTIBLE PREFERRED STOCK

    The Company has authorized 6,000,000 shares of convertible preferred stock (preferred stock). The board of directors has the authority to establish and define, in one or more series, the price, rights, preferences and dividends of authorized but unissued shares of preferred stock.

    The shares outstanding at December 31, 1997 are summarized as follows:

    SERIES B--The Company designated 2,000,000 shares as Series B Convertible Stock (Series B), and issued 1,724,867 shares in May and August 1997, at prices of $0.27 and $0.35 per share.

    SERIES A--The Company designated 4,000,000 shares as Series A Convertible Preferred Stock (Series A). In November 1996, 4,000,000 shares were issued in conjunction with 1,250,000 shares of common stock in exchange for cash and technology rights, at a price of $0.10 per share.

    The rights and preferences of the preferred stock are as follows:

    DIVIDENDS--Holders of preferred stock are entitled to receive annual dividends of $0.02 per share for Series B and $0.005 per share for Series A, when and if declared by the board of directors. Such dividends are not cumulative. As of December 31, 1997, none has been declared.

    CONVERSION--Each share of preferred stock is convertible at the option of the holder into common stock at the conversion price in effect in such date. Shares also convert upon a vote of the majority of the shareholders of the respective series. Each share of the preferred stock automatically converts into common stock upon the closing of an initial public offering that meets certain conditions.

    LIQUIDATION PREFERENCE--The Series B and Series A shares have liquidation preferences of $0.29 and $0.10 per share, respectively, plus all declared but unpaid dividends.

    If the value of the Company on liquidation is insufficient to pay the entire preferential amount, distribution should be made as follows: the first $100 of assets shall be distributed to the holders of Series B and any remaining amount shall be distributed pro rata to preferred shareholders in proportion to remaining preferential amount the preferred shareholder is entitled to receive.

                            THE INTERNET MALL, INC.

                               DECEMBER 31, 1997

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

5. SHAREHOLDERS' EQUITY: (CONTINUED)
    Any assets remaining after the preferential distribution will be paid to holders of common stock in proportion to shares held by each.

    VOTING RIGHTS--Each holder of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares could be converted, and have voting rights equal to holders of common stock.

REPURCHASE RIGHT

    Certain shares of common stock outstanding at December 31, 1997 were subject to a repurchase right by the Company at the original sale price of $0.01 per share. The number of shares the Company may repurchase was established on the date of sale and is reduced ratably over the 36-month period ending in November 1999. At December 31, 1997, 2,731,249 shares were subject to repurchase rights.

    The Company repurchased 1,545,312 and 503,125 shares of common stock at $0.01 per share in January 1998 and April 1998, pursuant to the repurchase right discussed above.

STOCK OPTIONS

    On November 13, 1996, the Company adopted the 1996 Stock Option Plan (the
Plan). Under the terms of the Plan, stock options may be granted to employees, directors, officers and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally four years.

    The Plan is accounted for under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for this program been determined consistent with SFAS No. 123, the Company's net loss would have changed to the pro-forma amounts indicated below:

                                                                                  1996       1997
                                                                                ---------  ---------
Net loss--as reported.........................................................  $     (41) $    (830)
Net loss--pro-forma...........................................................  $     (41) $    (831)

    To determine compensation expense under SFAS No. 123 in 1997 and 1996, the fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

    - Risk-free interest rates of 6.0%

    - Expected lives of 4 years

    - Expected dividend yields of 0%

    - Expected volatility of 0%

                            THE INTERNET MALL, INC.

                               DECEMBER 31, 1997

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

5. SHAREHOLDERS' EQUITY: (CONTINUED)
    Option activity under the Plan was as follows:

                                                                                            WEIGHTED      WEIGHTED
                                                                  AVAILABLE                  AVERAGE       AVERAGE
                                                                  FOR FUTURE  OUTSTANDING   EXERCISE     GRANT DATE
                                                                    GRANT       SHARES        PRICE      FAIR VALUE
                                                                  ----------  -----------  -----------  -------------
Balances, November 13, 1996.....................................          --          --    $      --     $      --
  Authorized....................................................   1,650,000          --           --            --
  Granted.......................................................          --          --           --            --
  Exercised.....................................................          --          --           --            --
  Cancelled.....................................................          --          --           --            --
                                                                  ----------  -----------       -----           ---
Balances, December 31, 1996.....................................   1,650,000          --
  Granted.......................................................    (332,557)    332,557         0.05          0.01
  Exercised.....................................................          --          --           --            --
  Cancelled.....................................................      37,500     (37,500)        0.05            --
                                                                  ----------  -----------       -----           ---
Balances, December 31, 1997.....................................   1,354,943     295,057    $    0.05
                                                                  ----------  -----------       -----
                                                                  ----------  -----------       -----

    The options outstanding at December 31, 1997 have an exercise price of $0.05, and a weighted average remaining contractual life of nine years. 117,929 options were vested at December 31, 1997 with a weighted average exercise price of $0.05.

SHARES RESERVED FOR FUTURE ISSUANCE

    As of December 31, 1997, the Company had reserved shares of its common stock for the following purposes:

Conversion of outstanding preferred stock:
  Series A.......................................................  4,000,000
  Series B.......................................................  1,725,867
1996 Stock Option Plan...........................................  1,650,000
                                                                   ---------
                                                                   7,375,867
                                                                   ---------
                                                                   ---------

6. COMMITMENTS:

OPERATING LEASES

    The Company leases office and computer equipment under operating leases with expiration dates through May 1999.

                            THE INTERNET MALL, INC.

                               DECEMBER 31, 1997

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

6. COMMITMENTS: (CONTINUED)
    Minimum lease commitments under noncancellable leases are as follows:

1998..................................................................  $      19
1999..................................................................          5
                                                                              ---
                                                                        $      24
                                                                              ---
                                                                              ---

    Rent expense under operating leases totaled $6 and $52 for the period from inception (November 13, 1996) to December 31, 1996 and the year ended December 31, 1997, respectively.

7. ACQUISITION:

    On August 6, 1998, the Company was acquired by ShopNow.com Inc.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
GO Software, Inc.

    We have audited the accompanying balance sheets of GO Software, Inc. (the Company) as of December 31, 1998 and 1997, the related statements of operations, shareholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GO Software, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Jacksonville, Florida
June 11, 1999

                               GO SOFTWARE, INC.

                                 BALANCE SHEETS

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                       DECEMBER 31,       JUNE 15,
                                                                                   --------------------  -----------
                                                                                     1998       1997        1999
                                                                                   ---------  ---------  -----------
                                                                                                         (UNAUDITED)
                                                ASSETS
Current assets:
  Cash and cash equivalents......................................................  $     766  $   1,047   $     640
  Accounts receivable, net of allowance of $62 in 1999 (unaudited), $49 in 1998
    and $55 in 1997..............................................................        137         56         236
  Refundable income taxes........................................................         33         --          33
  Inventory......................................................................         11          5           9
  Prepaid expenses and other current assets......................................         36         13          19
                                                                                   ---------  ---------  -----------
Total current assets.............................................................        983      1,121         937
Property and equipment, at cost:
  Computer equipment.............................................................        106         47         123
  Office equipment...............................................................         32         22          35
                                                                                   ---------  ---------  -----------
                                                                                         138         69         158
  Accumulated depreciation.......................................................        (50)       (20)        (68)
                                                                                   ---------  ---------  -----------
Net property and equipment.......................................................         88         49          90
Capitalized software development costs...........................................         28         --          28
Deferred income tax asset........................................................          7          2          20
                                                                                   ---------  ---------  -----------
Total assets.....................................................................  $   1,106  $   1,172   $   1,075
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------

                            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Trade accounts payable and accrued expenses....................................  $      66  $      26   $      88
  Income taxes payable...........................................................         --         20           3
  Other taxes payable............................................................          2          5          --
  Deferred revenue...............................................................         21          9         128
                                                                                   ---------  ---------  -----------
Total current liabilities........................................................         89         60         219
Deferred income tax liability....................................................         24         17          24
  Series A redeemable preferred stock, $1.39167 par value per share, 664,671 and
    700,597 shares authorized and outstanding (liquidation value)................      1,194      1,043       1,293
Shareholders' equity (deficit):
  Common stock, no par value, 10,000,000 shares authorized and 1,000,000 shares
    outstanding..................................................................         10         10          10
  Paid-in capital................................................................        211        211         211
  Retained earnings (deficit)....................................................       (422)      (169)       (682)
                                                                                   ---------  ---------  -----------
Total shareholders' equity (deficit).............................................       (201)        52        (461)
                                                                                   ---------  ---------  -----------
Total liabilities and shareholders' equity.......................................  $   1,106  $   1,172   $   1,075
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------

                            See accompanying notes.

                               GO SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                  YEARS ENDED DECEMBER
                                                                                          31,           JANUARY 1, 1999
                                                                                  --------------------        TO
                                                                                    1998       1997      JUNE 15, 1999
                                                                                  ---------  ---------  ---------------
                                                                                                          (UNAUDITED)
Net revenues....................................................................  $   1,346  $     793     $     728
Cost of goods sold..............................................................         55         21            45
                                                                                  ---------  ---------         -----
Gross profit....................................................................      1,291        772           683
Selling, general and administrative expenses....................................      1,149        410           686
Research and development........................................................        253        130           182
                                                                                  ---------  ---------         -----
Operating (loss) income.........................................................       (111)       232          (185)
Interest income.................................................................         41         17            12
                                                                                  ---------  ---------         -----
(Loss) income before income taxes...............................................        (70)       249          (173)
Benefit (provision) for income taxes............................................         17        (34)           12
                                                                                  ---------  ---------         -----
Net (loss) income...............................................................  $     (53) $     215     $    (161)
                                                                                  ---------  ---------         -----
                                                                                  ---------  ---------         -----

                            See accompanying notes.

                               GO SOFTWARE, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                                 (IN THOUSANDS)

                                                                                                       RETAINED
                                                                              COMMON      PAID- IN     EARNINGS
                                                                               STOCK       CAPITAL     (DEFICIT)     TOTAL
                                                                            -----------  -----------  -----------  ---------
Balance at December 31, 1996..............................................   $      10    $      --    $      62   $      72
Net income prior to conversion to C Corporation...........................          --           --          141         141
Conversion from S Corporation to C Corporation............................          --          203         (203)         --
Accretion of Series A redeemable preferred stock dividends................          --           --          (68)        (68)
Distributions to shareholders.............................................          --           --         (175)       (175)
Issuance of options.......................................................          --            8           --           8
Net income................................................................          --           --           74          74
                                                                                 -----        -----        -----   ---------
Balance at December 31, 1997..............................................          10          211         (169)         52
Net loss..................................................................          --           --          (53)        (53)
Accretion of Series A redeemable preferred stock dividends................          --           --         (200)       (200)
                                                                                 -----        -----        -----   ---------
Balance at December 31, 1998..............................................          10          211         (422)       (201)
Net loss (unaudited)......................................................          --           --         (161)       (161)
Accretion of Series A redeemable preferred stock dividends (unaudited)....          --           --          (99)        (99)
                                                                                 -----        -----        -----   ---------
Balance at June 15, 1999 (unaudited)......................................   $      10    $     211    $    (682)  $    (461)
                                                                                 -----        -----        -----   ---------
                                                                                 -----        -----        -----   ---------

                            See accompanying notes.

                               GO SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   YEARS ENDED DECEMBER
                                                                                            31            JANUARY 1,
                                                                                   --------------------  1999 TO JUNE
                                                                                     1998       1997       15, 1999
                                                                                   ---------  ---------  -------------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income................................................................  $     (53) $     215    $    (161)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
  Depreciation and amortization..................................................         29         14           18
  Issuance of options............................................................         --          8           --
  Changes in operating assets and liabilities:
    Increase in accounts receivable, net.........................................        (81)       (38)         (99)
    Increase in refundable income taxes..........................................        (33)        --           --
    Increase (decrease) in inventory.............................................         (6)        (5)           2
    Increase (decrease) in prepaid expenses and other current assets.............        (23)       (13)          17
    Increase (decrease) in deferred income tax liabilities, net..................          2         15          (13)
    Increase in deferred revenue.................................................         12          6          107
    Increase in accounts payable and accrued expenses............................         17         23           22
    Increase in income and other taxes payable...................................         --         25            1
                                                                                   ---------  ---------        -----
Net cash (used in) provided by operating activities..............................       (136)       250         (106)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment..............................................        (67)       (40)         (20)
Capitalized software development costs...........................................        (28)        --           --
                                                                                   ---------  ---------        -----
Net cash used in investing activities............................................        (95)       (40)         (20)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to shareholders....................................................         --       (175)          --
Proceeds from issuance of Series A redeemable preferred stock....................         --      1,000           --
Repurchase of preferred stock....................................................        (50)       (25)          --
                                                                                   ---------  ---------        -----
Net cash (used in) provided by financing activities..............................        (50)       800           --
                                                                                   ---------  ---------        -----
Net (decrease) increase in cash and cash equivalents.............................       (281)     1,010         (126)
Cash and cash equivalents, beginning of year.....................................      1,047         37          766
                                                                                   ---------  ---------        -----
Cash and cash equivalents, end of year...........................................  $     766  $   1,047    $     640
                                                                                   ---------  ---------        -----
                                                                                   ---------  ---------        -----
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during period for taxes..............................................  $      33  $      --    $      --
                                                                                   ---------  ---------        -----
                                                                                   ---------  ---------        -----
NONCASH FINANCING ACTIVITIES:
  Accretion of Series A redeemable preferred stock...............................  $     200  $      68    $      99
                                                                                   ---------  ---------        -----
                                                                                   ---------  ---------        -----

                            See accompanying notes.

                               GO SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

1. ORGANIZATION AND NATURE OF BUSINESS

    GO Software, Inc. (the Company) was incorporated in Georgia in 1994. Initially, the sole shareholder, in exchange for his knowledge in the fields of software development and credit card processing, along with the rights to certain software products, received 1,000,000 shares of common stock of the Company after adjustment for the stock dividend (Note 3). The Company develops and markets transaction processing software for personal computers that can function on a stand-alone basis or can interface with core corporate accounting systems. The Company currently sells its products to businesses in the United States and Canada.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company licenses software under license agreements that include multiple elements including software and maintenance and support services. In accordance with SOP 97-2, license agreement revenues are allocated to the various elements based on "vendor-specific objective evidence of fair value." Revenues for the software element are recognized when a license agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Revenues from maintenance agreements are recognized ratably over the maintenance period.

    The Company may bill resellers under which no shipment is made until sales are made by the reseller to a third-party end user. Revenues from these arrangements are deferred and recognized upon shipment to the third-party end user.

INVENTORY

    Inventory, consisting of software media, manuals, and related packaging materials, is stated at the lower of cost, determined on the first-in, first-out basis, or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three years.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid short-term investments with maturities of three months or less when purchased to be cash equivalents.

                               GO SOFTWARE, INC.

                               DECEMBER 31, 1998

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SOFTWARE DEVELOPMENT COSTS

    The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86. Costs incurred prior to establishment of technological feasibility are expensed as incurred. Software development costs of $28 and $0 were capitalized as of December 31, 1998 and 1997, respectively.

    Amortization of capitalized software costs commences when the software is available for general release to customers. Amortization is based on the straight-line method over the estimated economic life of the product, which may range from three to five years. No amortization was recorded in 1998 as none of the products for which costs were capitalized were available for general release by the end of the year.

DEFERRED REVENUE

    Deferred revenue represents license fees and maintenance and support which have been sold and payment received but not earned at year end.

    During August 1997, the Company changed its income tax status from a Subchapter S Corporation, which generally does not provide for income taxes at the corporate level, to a C Corporation, which does provide for income taxes at the corporate level. Accordingly, as of 1997, the accompanying financial statements include a provision for income taxes.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires income taxes to be recognized using the liability method. Specifically, deferred tax assets and liabilities are determined based on estimated future tax effects attributable to temporary differences between the amount of assets and liabilities recognized for financial reporting and income tax purposes.

CREDIT RISK

    The Company extends credit to certain customers, generally resellers. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

ADVERTISING AND PROMOTION

    All costs associated with advertising and promoting products are expensed when incurred. Advertising expense was $143 in 1998 and $69 in 1997.

3. SHAREHOLDER'S EQUITY

    Effective January 2, 1997, the Company amended its Articles of Incorporation to increase the number of authorized shares of no par common stock from 10,000 to 10,000,000. In connection with

                               GO SOFTWARE, INC.

                               DECEMBER 31, 1998

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

3. SHAREHOLDER'S EQUITY (CONTINUED)
the recapitalization, the Company issued a stock dividend of 999 shares of common stock for every 1 share of common stock outstanding.

4. SERIES A REDEEMABLE PREFERRED STOCK

    On August 22, 1997 (the Closing Date), the Company executed an agreement with certain private investors (the Investors) to issue 718,563 shares of convertible preferred stock (the Preferred Stock) to the Investors for cash consideration of $1,000. During 1998 and 1997, the Company acquired and retired $50 and $25, respectively, of the outstanding preferred stock at the initial purchase price (par value) plus a 4% return. The Preferred Stock is convertible initially on a one-to-one basis into shares of common stock. The Preferred Stock is automatically convertible into common stock upon an initial public offering of the Company's common stock meeting certain conditions. The Preferred Stock has certain anti-dilution features, has voting rights for the number of common shares into which it is convertible, and has certain demand registration rights. The Investors may put the Preferred Stock back to the Company at the initial purchase price plus a 20% rate of return, compounded annually and cumulatively from the Closing Date, beginning one-third on June 30, 2001, one-third on June 30, 2002, and one-third on June 30, 2003. The Preferred Stock has a liquidation preference equal to the face value of the Preferred Stock plus a return compounded annually and cumulatively at 20% per year for the first two years and 40% per year thereafter to the earlier of June 30, 2003 or the date the Company liquidates, dissolves, or winds up its affairs. As of December 31, 1998 and 1997, returns related to the defined redemption price, which are included in preferred stock on the accompanying balance sheets were $269 and $68, respectively.

5. EMPLOYEE STOCK OPTION PLAN

    Effective January 2, 1997, the Company adopted the 1997 Stock Incentive Plan (the Plan). Under the terms of the Plan, the Company may grant incentive stock options, nonqualified stock options, and restricted stock grants to employees and other key persons, as defined. The total number of shares of common stock reserved under the Plan is 277,445. Options are exercisable for a maximum of 10 years from the date of grant and must be granted at an exercise price at least equal to fair value. Options generally vest on a pro rata basis over four years from the date of grant.

    In accordance with APB 25, the Company records no compensation expense for its stock options when the exercise price equals or exceeds the fair value of common sock on the date of grant. Pro forma information regarding net income is required by FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for the options were estimated at the date of grant using the minimum value method with the following weighted-average assumptions for 1998 and 1997: risk-free interest rate of 5.60%; dividend yield of 0%; and a weighted-average expected life of the options of 10 years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The per share weighted average fair value of options granted

                               GO SOFTWARE, INC.

                               DECEMBER 31, 1998

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

5. EMPLOYEE STOCK OPTION PLAN (CONTINUED) during the year ended December 31, 1998 and 1997 was $.61 and $.00, respectively. The Company's 1998 and 1997 pro forma information follows:

                                                                                   1998       1997
                                                                                 ---------  ---------
(Loss) income before pro forma effect of stock options.........................  $     (53) $     215
Pro forma compensation expense from stock options:
  1997 grant...................................................................         --         --
  1998 grants..................................................................         19         --
                                                                                       ---  ---------
Pro forma net (loss) income....................................................  $     (72) $     215
                                                                                       ---  ---------
                                                                                       ---  ---------

    Because options vest over several years and additional option grants are expected, the effects of these pro forma calculations are not likely to be representative of similar future calculations.

    The following table summarizes option activity for the Company's stock option plan for the years ended December 31, 1998 and 1997. During 1997, an employee holding 199,601 options under the Plan resigned from the Company and forfeited all options held, including vested and unvested options.

                                                                                    WEIGHTED
                                                               EXERCISE PRICE        AVERAGE
                                                    SHARES        PER SHARE      EXERCISE PRICE
                                                   ---------  -----------------  ---------------
Granted..........................................    208,801  $ .26 to $3.00        $     .38
Exercised........................................         --         --                    --
Canceled.........................................    199,601  $      .26            $     .26
                                                   ---------
Balance, December 31, 1997.......................      9,200  $     3.00            $    3.00
Granted..........................................    215,581  $ 1.39 to $2.00       $    1.41
Exercised........................................         --         --                    --
Canceled.........................................         --         --                    --
                                                   ---------
Balance, December 31, 1998.......................    224,781  $ 1.39 to $3.00       $    1.49
                                                   ---------
                                                   ---------

    No options are exercisable at December 31, 1998. Subsequent to December 31, 1998, 39,920 options granted in 1988 were canceled. The pro forma compensation expense from these options is not included in the pro forma information above.

6. COMMITMENT

LEASE

    The Company leases office space under a lease which expired in March 1999 and is continuing on a month-to-month basis. The lease requires 60 days notice prior to vacating the space. Future lease payments under this lease at December 31, 1998 are approximately $7. Lease expense for 1998 and 1997 was $22 and $12, respectively.

                               GO SOFTWARE, INC.

                               DECEMBER 31, 1998

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

7. INCOME TAXES

    The provision for income tax (expense) benefit consists of the following:

                                                                           1998        1997
                                                                         ---------  ----------
Current:
  Federal..............................................................  $      15  $      (15)
  State................................................................          5          (5)
                                                                         ---------  ----------
                                                                                20         (20)
Deferred:
  Federal..............................................................         (2)        (12)
  State................................................................         (1)         (2)
                                                                         ---------  ----------
                                                                                (3)        (14)
                                                                         ---------  ----------
                                                                         $      17  $      (34)
                                                                         ---------  ----------
                                                                         ---------  ----------

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Deferred tax assets:
  Accrued expenses......................................................  $       3  $       2
  NOL carryforward......................................................          4         --
                                                                          ---------  ---------
Total deferred tax assets...............................................          7          2
Deferred tax liabilities:
  Capitalized software development costs................................          7         --
  Accelerated depreciation..............................................         17         17
                                                                          ---------  ---------
Total deferred tax liabilities..........................................         24         17
                                                                          ---------  ---------
Net deferred tax liabilities............................................  $      17  $      15
                                                                          ---------  ---------
                                                                          ---------  ---------

    As of December 31, 1998, the Company has net operating loss carryforwards of approximately $16, which expire in 2013, if not utilized.

    Utilization of the net operating loss may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating loss before utilization.

                               GO SOFTWARE, INC.

                               DECEMBER 31, 1998

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

8. SALE OF BUSINESS

    During May 1999, the Company signed a letter of intent to sell all outstanding stock to a third party for total consideration of approximately $15 million. The transaction is expected to be consummated in June 1999.

9. YEAR 2000 (UNAUDITED)

    The Year 2000 issue is the result of computer programs and other business systems being written using two digits rather than four digits to represent the year. An assessment of the Year 2000 exposure has been made by the Company and the plans to resolve the related issues are being implemented. Most major systems have already been updated or replaced with applications that are Year 2000 compliant in the normal course of business. The Company believes it will be able to achieve Year 2000 compliance by the end of 1999 without incurring significant additional costs.

    The Company has also developed a plan of communication with significant business partners to ensure that the Company's operations are not disrupted through these relationships and that the Year 2000 issues are resolved timely.

                              [INSIDE BACK COVER]

CUSTOMER FRIENDLY

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[PICTURE OF A MYSHOPNOW.COM WEB PAGE]


[PICTURE OF A BOY HOLDING A PRODUCT SOLD ON MYSHOPNOW.COM]


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
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                7,000,000 SHARES

                                 [SHOPNOW LOGO]

                                  COMMON STOCK

                            -----------------------

                               PRICE $  PER SHARE

                            -----------------------

DAIN RAUSCHER WESSELS
   a division of Dain Rauscher Incorporated

          U.S. BANCORP PIPER JAFFRAY

                     SOUNDVIEW TECHNOLOGY GROUP

                               WIT CAPITAL CORPORATION

                            ------------------------
                                        , 1999
                            ------------------------


Until            , 1999 (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by ShopNow.com in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.


SEC registration fee..............................................  $  26,855
NASD filing fee...................................................     10,160
Nasdaq National Market listing fee................................     90,000
Printing and engraving costs......................................    165,000
Legal fees and expenses...........................................    450,000
Accounting fees and expenses......................................    200,000
Transfer Agent and Registrar fees.................................      8,000
                                                                    ---------
    Total.........................................................  $ 950,015
                                                                    ---------
                                                                    ---------


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 5 of the registrant's Amended and Restated Bylaws (Exhibit 3.2 hereto) provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

    Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 10 of the registrant's Amended and Restated Articles of Incorporation (Exhibit 3.1 hereto), contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the Registrant has issued and sold unregistered securities as set forth below.

1. On September 30, 1996, the Registrant issued 300,000 shares of common stock to Othniel Palomino at $0.15 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

2.  On January 2, 1997, the Registrant issued to Ganapathy Krishnan a promissory note in the principal amount of $250,000, which is convertible into 500,000 shares of common stock. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

3. On January 2, 1997, pursuant to an Acquisition Agreement among the Registrant, Web Solutions, Inc. and Intelligent Software Solutions, Inc., the Registrant issued to the shareholders of Web Solutions, Inc. and Intelligent Software Solutions, Inc. 600,000 shares of common stock, valued at $0.15 per share, and a convertible promissory note in the principal amount of $225,738. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
    Section 4(2) of the Securities Act of 1933.

4. On February 26, 1997, the Registrant issued 699,612 shares of Series A convertible preferred stock at $0.50 per share, which are currently convertible into 699,612 shares of common stock, to Dwayne Walker in exchange for the cancellation of certain promissory notes issued by the Registrant to Mr. Walker. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
    Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

5. On February 26, 1997 and April 30, 1997, the Registrant issued 2,334,079 shares of Series B convertible preferred stock, which are currently convertible into 2,334,079 shares of common stock, to four accredited investors at $0.77 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

6. During the period from May 15, 1997 through July 15, 1997, the Registrant issued promissory notes in the aggregate principal amount of $1,220,000, each of which accrued interest at an annual rate of 8% (the "1997 Notes"). These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

7. During the period from October 21, 1997 through November 12, 1997, the Registrant issued promissory notes in the aggregate principal amount of $1,775,000. In connection with this transaction, the Registrant issued to the investors warrants to purchase an aggregate of 62,125 shares of common stock at an exercise price of $1.50 per share. Additionally, the Registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 177,500 shares of common stock at an exercise price of $1.50 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

8. On October 31, 1997, the Registrant issued 835,205 shares of Series C convertible preferred stock, which are currently convertible into 835,205 shares of common stock, to 14 investors at $1.50 per share in exchange for the cancellation of the 1997 Notes. In connection with this transaction, the Registrant issued to the investors warrants to purchase an aggregate of 167,047 shares of Series C convertible preferred stock at an exercise price of $1.50 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

9. On November 11, 1997, the Registrant issued 177,333 shares of common stock to Ganapathy and Kalyani Krishnan at $0.50 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

10. During the period from January 23, 1998 through April 15, 1998, in a private placement the Registrant issued, to 163 investors, an aggregate of 4,250,000 shares of Series D convertible preferred stock and warrants to purchase an aggregate of 425,000 shares of common stock at an exercise price of $5.00 per share and issued, to 111 investors, an aggregate of 2,125,000 shares of

    Series E convertible preferred stock and warrants to purchase an aggregate of 212,500 shares of common stock at a exercise price of $5.00 per share. In connection with this transaction, the Registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 625,000 shares of common stock at an exercise price of $4.40 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

11. On January 29, 1998, the Registrant entered into a Stock Purchase Agreement with Trucost, Inc., pursuant to which the Registrant issued to Trucost, Inc. a warrant to purchase 10,000 shares of common stock at an exercise price of $5.00. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

12. On March 23, 1998, pursuant to a development and license agreement between the Registrant and InstallShield Software Corporation, the Registrant issued 62,327 shares of common stock to InstalledShield Software. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

13. On June 8, 1998, pursuant to an Acquisition Agreement among the Registrant and Saturn Solutions, Inc., the Registrant issued 422,710 shares of common stock to Saturn Solutions, Inc. and 649 shares of common stock to Robert Gagnon, in each case, valued at $3.30 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

14. On July 8, 1998, in connection with the purchase of services, the Registrant issued to The Culligan Group a warrant to purchase 5,000 shares of common stock at an exercise price of $1.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

15. On August 6, 1998, pursuant to a Merger Agreement among the Registrant and The Internet Mall, the Registrant issued to the shareholders of the Internet Mall 666,667 shares of common stock, valued at $6.00 per share. In connection with this agreement, the Registrant assumed an outstanding promissory note in the principal amount of $300,000 issued to the NVCC Fund, and following such transaction the NVCC Fund converted the note plus accrued interest into 52,915 shares of common stock and warrants to purchase 10,583 shares of common stock at an exercise price of $4.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

16. On September 17, 1998, pursuant to an Agreement and Plan of Merger between the Registrant and Media Assets, Inc., the Registrant issued to the sole shareholder of Media Assets, Inc., Jeff Haggin, 600,000 shares of common stock, a convertible promissory note in the principal amount of $1,050,000 and options to purchase an aggregate of 1,120,000 shares of common stock at an exercise price of $2.00 per share. In May 1999, Mr Haggin exchanged performance-based options to purchase 900,000 shares of common stock for an option to purchase 300,000 shares of common stock. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

17. In October 1998, the Registrant completed a Bridge Financing whereby it issued promissory notes in the aggregate principal amount of $3,700,000 and warrants to purchase 129,500 shares of common stock at $4.00 per share. In connection therewith, the Registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 129,500 shares of common stock at $4.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

18. On October 21, 1998, in connection with the financing of a fixed asset acquisition, the Registrant issued to Cornerstone Equipment Finance a warrant to purchase 6,795 shares of common stock at an exercise price of $6.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

19. During the period from November 24, 1998 through January 19, 1999, the Registrant issued an aggregate of 2,336,000 shares of Series F convertible preferred stock to 130 investors at $6.25 per share. In connection with this transaction, the Registrant issued to the investors warrants to purchase 233,600 shares of common stock at an exercise price of $7.50 per share. In connection with this transaction, the Registrant issued to the placement agent, Madison Securities, Inc., warrants to purchase 233,600 shares of common stock, at an exercise price of $6.25 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

20. On November 30, 1998, the Registrant issued 10,000 shares of common stock to Jim Tweeten at $5.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

21. On December 15, 1998, the Registrant issued 5,000 shares of common stock to Steve McClure at $.50 per share pursuant an option exercise. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

22. On January 10, 1999, in connection with the purchase of services, the Registrant issued to the Culligan Group a warrant to purchase 3,400 shares of common stock at an exercise price of $1.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

23. On February 3, 1999, pursuant to a licensing agreement between the Registrant and Interworld Corporation, the Registrant issued to Interworld Corporation a warrant to purchase 16,000 shares of common stock at an exercise price of $6.25 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

24. On February 17, 1999, in connection with the purchase of services, the Registrant issued to Star Telecommunications, Inc. a warrant to purchase 20,000 shares of common stock at an exercise price of $4.68 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

25. On March 1, 1999, in connection with the purchase of services, the Registrant issued to Jim Tweeten a warrant to purchase 15,000 shares of common stock at an exercise price of $6.25 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

26. On March 4, 1999, pursuant to a Loan and Security Agreement between the Registrant and Transamerica Business Credit Corporation, the Registrant issued to Transamerica Business Credit Corporation warrants to purchase 72,000 shares of common stock at $6.25 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

27. On March 10, 1999, the Registrant issued 1,000 shares of common stock to Howard Barokas and Andrew Cullen as a bonus for consulting services previously rendered to the Registrant. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in because no sale occurred for purposes of the Securities Act of 1933.


28. During March and April 1999, the Registrant issued to the Zeron Group in exchange for $5,000,000 in cash 714,286 shares of Series G convertible preferred stock and warrants to purchase 35,715 shares of common stock at an exercise price of $7.50 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.


29. In April 1999, we issued to 24/7 Media 4,300,000 shares of Series G convertible preferred stock at $7.00 per share in exchange for $30.1 million in consideration, consisting of cash, shares of 24/7 Media common stock and 24/7 Media's majority interest in CardSecure. A portion of the shares of Series G convertible preferred stock and of the warrants were placed in escrow pending consummation of our acquisition of CardSecure, which occurred on June 15, 1999. 24/7 Media also received warrants to purchase 860,000 shares of common stock at $7.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

30. On April 15, 1999, pursuant to an Asset Purchase Agreement between the Registrant and Discountjewelry.com, the Registrant issued 8,000 shares of common stock, valued at $6.25 per share, to Mike Kmet, Discountjewelry.com's sole proprietor. In connection with the Asset Purchase Agreement, the Registrant also agreed to issue an aggregate of 8,000 additional shares of common stock over the next eight months. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

31. On April 16, 1999, pursuant to a Master Lease Agreement between the Registrant and Silicon Valley Bank, the Registrant issued to Silicon Valley Bank warrants to purchase 40,000 shares of common stock at $6.25 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.


32. On April 29, 1999, pursuant to a Distributor/Marketing Agreement between the Registrant and Qwest Communications Corporation, the Registrant issued to Qwest Communications Corporation warrants to purchase 100,000 shares of common stock at $10.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.


33. On May 18, 1999, the Registrant issued 333,334 shares of Series H preferred stock to HNC Software Inc. at $9.00 per share. In connection with this transaction, the Registrant issued to HNC warrants to purchase 50,000 shares of common stock at an exercise price of $9.00 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

34. On May 19, 1999, pursuant to a Distribution Agreement between the Registrant and Corel Corporation, the Registrant issued to Corel Corporation warrants to purchase 100,000 shares of common stock at an exercise price of $9.00 and options to purchase 300,000 and 200,000 shares of common stock at $4.80 and $9.00, respectively. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
    Section 4(2) of the Securities Act of 1933.

35. In May 1999, pursuant to the First Amendment to Loan and Security Agreement between the Registrant and Transamerica Business Credit Corporation, the Registrant issued to each of Transamerica Business Credit Corporation and Sand Hill Capital LLC a warrant to purchase 35,000 shares of common stock at an exercise price of $7.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

36. On June 8, 1999, in connection with the acquisition of CardSecure, Inc., the Registrant issued, to 3 shareholders of the acquired company, an aggregate of 243,036 shares of common stock valued at $7.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

37. On June 15, 1999, pursuant to a Acquisition Agreement between the Registrant and GO Software, Inc., the Registrant issued to the shareholders of GO Software, Inc., 1,123,751 shares of common stock and to one of these shareholders a promissory note in the principal amount of $1,000,000, convertible at the shareholder's option for common stock at a conversion price equal to the initial public offering price. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

38. On June 17, 1999, the Registrant entered into the Stock Purchase Agreement among the Registrant and CB Capital Investors, L.P., to sell 2,100,000 shares of Series I convertible preferred stock and a warrant to purchase 555,556 shares of common stock at an exercise price of $9.00 per share to CB Capital Investors, L.P. The transaction closed on July 17, 1999. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

39. On April 12, 1999, Merrimac Capital Company, LLC and Leasing Technologies Inc., made a loan commitment to the Registrant pursuant to which the Registrant agreed to issue to Merrimac Capital Company, LLC a warrant to purchase 6,400 shares of common stock at an exercise price of $6.25 per share and to Leasing Technologies Inc. a warrant to purchase 22,400 shares of common stock at an exercise price of $6.25 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

40. On April 20, 1999, in exchange for the cancellation of the Registrant's obligation to pay a lease brokerage fee to Matt Christian and Tim O'Keefe, the Registrant agreed to issue to Matt Christian a warrant to purchase 13,182 shares of common stock at an exercise price of $9.00 per share and to Tim O'Keefe a warrant to purchase 3,600 shares of common stock at an exercise price of $9.00 per share. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

41. Through June 30, 1999, the Registrant granted, pursuant to its stock option plan and outside of its stock option plan, options to purchase an aggregate of 9,307,275. The options granted under the stock option plan were issued to the Registrant's officers, employees and consultants at exercise prices ranging from $0.25 to $7.00. The options granted outside of the stock option plan were granted to its employees and officers at prices ranging from $0.25 to $4.00. A significant portion of these options were issued pursuant to the Registrant's stock option plan. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Rule 701 promulgated under the Securities Act of 1933. Where Rule 701 has not been available, the securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS


 EXHIBIT
 NUMBER
---------
    1.1     Form of Underwriting Agreement.
    3.1*    Amended and Restated Articles of Incorporation of the Registrant.
    3.2**   Bylaws of the Registrant.
    4.1**   Second Amended and Restated Registration Rights Agreement dated as of November
              30, 1998.
    4.2     Amendment No. 1 to Second Amended and Restated Registration Rights Agreement
              dated as of June 15, 1999.
    4.3     Amendment No. 2 to Second Amended and Restated Registration Rights Agreement
              dated as of June 16, 1999.
    5.1***  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
   10.1**   1999 Employee Stock Purchase Plan and forms of agreement thereunder.
   10.2**   Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan
              and form of agreements thereunder.
   10.3+    Electronic Distributor Agreement dated as of May 19, 1999, between Corel
              Corporation and the Registrant.
   10.4+    Addendum No. 1 Project Agreement to Strategic Alliance Agreement between HNC
              Software and the Registrant, dated May 4, 1999.
   10.5+    Distributor/Marketing Agreement dated as of April 29, 1999, between Qwest
              Communications Corporation and the Registrant.
   10.6**   Strategic Alliance Agreement dated as of May 4, 1999, between HNC Software Inc.
              and the Registrant.
   10.7**   Consortium Membership Agreement dated as of May 4, 1999, between HNC Software
              Inc. and the Registrant.
   10.8**   Cross Promotion Agreement dated April 5, 1999, between 24/7 Media, Inc. and the
              Registrant.
   10.9**   Loan and Security Agreement dated as of March 4, 1999, between Transamerica
              Business Credit Corporation and the Registrant.
   10.10**  Letter of Intent agreement dated March 24, 1999, between The ZERON Group and
              Registrant.
   10.11    Employment Agreement effective as of July 1, 1999, between Dwayne M. Walker and the Registrant.
   10.12**  Corporate Master Agreement effective as of February 10, 1999, between Vignette
              Corporation and the Registrant.
   10.13+   Agreement dated July 7, 1999, between About.com, Inc. and the Registrant.
   10.14+   Agreement effective as of July 12, 1999, between Chase Manhattan Capital, L.P.
              and the Registrant.
   21.1     List of Subsidiaries.
   23.1     Consent of Ernst & Young, LLP, Independent Accountants.
   23.2     Consent of Arthur Andersen LLP, Independent Accountants.
   23.3***  Consent of Counsel (see Exhibit 5.1).
   24.1**   Power of Attorney.
   24.2     Power of Attorney (see page II-10).

 EXHIBIT
 NUMBER
---------
   27.1**   Financial Data Schedules.


------------------------


* Incorporated by reference to Exhibit 3.1 to Registrant's Form 8-A filed with the Securities and Exchange Commission on July 14, 1999 (file number 000-26707)


**  Previously filed

*** To be filed by amendment.

+ Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended. The omitted portions of this agreement have been separately filed with the Commission. The omitted portions have been separately filed with the Commission.

    (b) FINANCIAL STATEMENT SCHEDULES

    SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS.

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 25, 1999.


                                SHOPNOW.COM INC.

                                By              /s/ DWAYNE M. WALKER
                                     -----------------------------------------
                                     Dwayne M. Walker, Chairman, President and
                                              Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on August 25, 1999:



          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Chairman, Director,
     /s/ DWAYNE M. WALKER         President and Chief
------------------------------    Executive Officer
      (Dwayne M. Walker)          (Principal Executive
                                  Officer)

                                Executive Vice President,
      /s/ ALAN D. KOSLOW          Chief Financial Officer,
------------------------------    and General Counsel
       (Alan D. Koslow)           (Principal Financial and
                                  Accounting Officer)

              *
------------------------------           Director
     (David M. Lonsdale)

              *
------------------------------           Director
      (Bret R. Maxwell)

              *
------------------------------           Director
      (Mark C. McClure)

              *
------------------------------           Director
      (John R. Snedegar)

              *
------------------------------           Director
      (Mark H. Terbeek)


*By:     /s/ ALAN D. KOSLOW
      -------------------------
          (Alan D. Koslow)
          ATTORNEY-IN-FACT

                               POWER OF ATTORNEY



    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dwayne M. Walker and Alan D. Koslow and each of them, his attorney-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on August 25, 1999:



          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ JACOB I. FRIESEL
------------------------------           Director
      (Jacob I. Friesel)

                                SHOPNOW.COM INC.

                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS
              ACCOUNTS RECEIVABLE ALLOWANCE FOR DOUBTFUL ACCOUNTS
                                 (IN THOUSANDS)

                                                    BALANCE AT        CHARGED TO                     BALANCE AT
                                                   BEGINNING OF        COSTS AND                       END OF
                 DESCRIPTION                          PERIOD           EXPENSES      DEDUCTIONS(1)     PERIOD
----------------------------------------------  ------------------  ---------------  -------------  ------------
Year ended December 31, 1998..................      $       23         $     591       $    (384)    $      230
                                                       -------           -------     -------------  ------------
                                                       -------           -------     -------------  ------------
Year ended December 31, 1997..................      $        3         $      20       $      --     $       23
                                                       -------           -------     -------------  ------------
                                                       -------           -------     -------------  ------------
Year ended December 31, 1996..................      $        2         $       3       $      (2)    $        3
                                                       -------           -------     -------------  ------------
                                                       -------           -------     -------------  ------------

------------------------

(1) Write-offs, net of bad debt recovery.

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER
---------
    1.1     Form of Underwriting Agreement.
    3.1*    Amended and Restated Articles of Incorporation of the Registrant.
    3.2**   Bylaws of the Registrant.
    4.1**   Second Amended and Restated Registration Rights Agreement dated as of November
              30, 1998.
    4.2     Amendment No. 1 to Second Amended and Restated Registration Rights Agreement
              dated as of June 15, 1999.
    4.3     Amendment No. 2 to Second Amended and Restated Registration Rights Agreement
              dated as of June 16, 1999.
    5.1***  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
   10.1**   1999 Employee Stock Purchase Plan and forms of agreement thereunder.
   10.2**   Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan
              and form of agreements thereunder.
   10.3+    Electronic Distributor Agreement dated as of May 19, 1999, between Corel
              Corporation and the Registrant.
   10.4+    Addendum No. 1 Project Agreement to Strategic Alliance Agreement between HNC
              Software and the Registrant, dated May 4, 1999.
   10.5+    Distributor/Marketing Agreement dated as of April 29, 1999, between Qwest
              Communications Corporation and the Registrant.
   10.6**   Strategic Alliance Agreement dated as of May 4, 1999, between HNC Software Inc.
              and the Registrant.
   10.7**   Consortium Membership Agreement dated as of May 4, 1999, between HNC Software
              Inc. and the Registrant.
   10.8**   Cross Promotion Agreement dated April 5, 1999, between 24/7 Media, Inc. and the
              Registrant.
   10.9**   Loan and Security Agreement dated as of March 4, 1999, between Transamerica
              Business Credit Corporation and the Registrant.
   10.10**  Letter of Intent agreement dated March 24, 1999, between The ZERON Group and
              Registrant.
   10.11    Employment Agreement effective as of July 1, 1999, between Dwayne M. Walker and the Registrant.
   10.12**  Corporate Master Agreement effective as of February 10, 1999, between Vignette
              Corporation and the Registrant.
   10.13+   Agreement dated July 7, 1999, between About.com, Inc. and the Registrant.
   10.14+   Agreement effective as of July 12, 1999, between Chase Manhattan Capital, L.P.
              and the Registrant.
   21.1     List of Subsidiaries.
   23.1     Consent of Ernst & Young, LLP, Independent Accountants.
   23.2     Consent of Arthur Andersen LLP, Independent Accountants.
   23.3***  Consent of Counsel (see Exhibit 5.1).
   24.1**   Power of Attorney.
   24.2     Power of Attorney (see page II-10).
   27.1**   Financial Data Schedules.


------------------------


* Incorporated by reference to Exhibit 3.1 to Registrant's Form 8-A filed with the Securities and Exchange Commission on July 14, 1999 (file number 000-26707)


**  Previously filed

*** To be filed by amendment.

+ Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended. The omitted portions of this agreement have been separately filed with the Commission. The omitted portions have been separately filed with the Commission.